PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 17, 1998
                                                              FILED PURSUANT TO
                                                                 RULE 424(b)(2)
                                              FILE NOS: 333-48739, 333-48739-01

                      PROFFITT'S CREDIT CARD MASTER TRUST

      $200,000,000 CLASS A 6.00% ASSET BACKED CERTIFICATES, SERIES 1998-2 $21,500,000 CLASS B 6.15% ASSET BACKED CERTIFICATES, SERIES 1998-2

PROFFITT'S CREDIT CORPORATION                                  PROFFITT'S, INC.
TRANSFEROR                                                          SERVICER
                                 -------------

  Each Class A 6.00% Asset Backed Certificate (collectively, the "Class A Certificates") and each Class B 6.15% Asset Backed Certificate (collectively, the "Class B Certificates" and together with the Class A Certificates, the "Offered Certificates") will represent an undivided interest in the Proffitt's Credit Card Master Trust (the "Trust") created pursuant to a Master Pooling and Servicing Agreement dated as of August 21, 1997 as amended and supplemented (the "Pooling and Servicing Agreement"), among Proffitt's Credit Corporation, as transferor (in such capacity, the "Transferor" or "PCC"), Proffitt's, Inc., as servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").
                                              (Continued on the following page)

SEE "RISK FACTORS" BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 17 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE OFFERED CERTIFICATES. THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP.

                                 -------------

THE OFFERED CERTIFICATES  WILL REPRESENT INTERESTS IN THE TRUST  ONLY AND WILL
 NOT REPRESENT  INTERESTS IN, OR  RECOURSE OBLIGATIONS OF,  PROFFITT'S, INC.,
  PROFFITT'S CREDIT CORPORATION, NATIONAL BANK OF THE GREAT LAKES OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THE
   CERTIFICATES NOR THE  UNDERLYING ACCOUNTS OR RECEIVABLES  ARE INSURED OR
    GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF  THE PROSPECTUS  OR  THIS
     PROSPECTUS  SUPPLEMENT.  ANY REPRESENTATION  TO  THE CONTRARY  IS  A
      CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                        PRICE TO   UNDERWRITING PROCEEDS TO
                                       PUBLIC(1)     DISCOUNT   TRANSFEROR(1)(2)
--------------------------------------------------------------------------------
Per Class A Certificate.............    99.89000%      0.30%      99.59000%
--------------------------------------------------------------------------------
Per Class B Certificate.............    99.87000%      0.35%      99.52000%
--------------------------------------------------------------------------------
Total...............................  $221,252,050   $675,250   $220,576,800

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1)Plus accrued interest, if any, from May 21, 1998.
(2)Before deduction of expenses estimated to be $500,000.

                                 -------------

  The Offered Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about May 21, 1998, through the facilities of The Depository Trust Company, Cedel Bank societe anonyme and the Euroclear System, against payment therefor in immediately available funds.
                                 -------------

                   UNDERWRITERS OF THE CLASS A CERTIFICATES

NATIONSBANC MONTGOMERY SECURITIES LLC
                             BANCAMERICA ROBERTSON STEPHENS
                                                              J.P. MORGAN & CO.

                    UNDERWRITER OF THE CLASS B CERTIFICATES

                     NATIONSBANC MONTGOMERY SECURITIES LLC

                                 -------------

            The date of this Prospectus Supplement is May 14, 1998

(Continued from cover)

The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of revolving consumer credit card accounts (the "Accounts") from National Bank of the Great Lakes, Elmhurst, Illinois (the "Bank") a wholly-owned subsidiary of Proffitt's, Inc. (the "Company") and its affiliates, all monies due or to become due in payment of the Receivables, and certain other property, as more fully described herein. Beneficial interests in the Offered Certificates will be offered for purchase in denominations of $1000 and integral multiples thereof (the "Offering"). The Offered Certificates will be subject to optional early repurchase in the discretion of the Transferor upon the satisfaction of certain conditions described herein. In addition, a Collateral Indebtedness Interest (as defined herein) having an initial principal amount of $24,000,000 will be issued to a third party purchaser in a separate private offering concurrently with the Offering and Class D Certificates (as defined herein) having an initial principal amount of $16,000,000 will be retained by the Transferor as part of Series 1998-2. The Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the Offered Certificates as described herein and are not offered hereby. The Trust has previously issued three Series of Investor Certificates which evidence undivided interests in certain assets of the Trust which remain outstanding. In addition, from time to time additional Series may be offered and sold in private or public offerings. Each such future Series will evidence undivided interests in certain assets of the Trust and may have terms significantly different from the Offered Certificates. See "Description of the Certificates and the Pooling and Servicing Agreement -- Optional Repurchase; Final Payment of Principal; Termination" in the Prospectus.

  Interest will accrue on the Class A Certificates at a rate of 6.00% per annum. Interest will accrue on the Class B Certificates at a rate of 6.15% per annum. Interest with respect to the Offered Certificates will be distributed on the 15th day of each month (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"), commencing with the June 1998 Distribution Date. Principal on the Class A Certificates is scheduled to be paid in full on the May 2001 Distribution Date, but may be paid earlier or later under certain circumstances described herein. Principal on the Class B Certificates is scheduled to be paid in full on the June 2001 Distribution Date, but may be paid earlier or later under certain circumstances described herein. Principal on the Class B Certificates will not be paid until the Class A Certificates have been paid in full. See "Maturity Assumptions."

  The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the Class A Certificates and the Class B Certificates, as described herein. The Offered Certificates, the Collateral Indebtedness Interest and the Class D Certificates will also be entitled to the benefits of the funds, if any, held in a Cash Collateral Account, as described herein. See "Series Provisions -- Cash Collateral Account."

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THERE ARE RESTRICTIONS ON THE OFFER AND SALE OF SECURITIES IN THE UNITED KINGDOM. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT 1986 AND OTHER APPLICABLE LAWS AND REGULATIONS WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN RELATION TO SECURITIES IN FORM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE COMPLIED WITH. SEE "UNDERWRITING."

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                             PROSPECTUS SUPPLEMENT
                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
SUMMARY OF SERIES TERMS............................................................................................   S-5
RISK FACTORS ......................................................................................................  S-10
     Limited Credit Enhancement ...................................................................................  S-10
     Effect of Payment Rate on Certificate ........................................................................  S-10
     Dependence on Department Stores ..............................................................................  S-10
     Limited Nature of Certificate Rating .........................................................................  S-10
     Effect of Limited Subordination on Class B Certificates.......................................................  S-11
     Geographic Concentrations ....................................................................................  S-11
CREDIT CARD PROGRAM................................................................................................  S-12
     General ......................................................................................................  S-12
     Legal Compliance .............................................................................................  S-14
     Portfolio Information ........................................................................................  S-14
     Credit Origination and Underwriting ..........................................................................  S-16
     Billing and Payments .........................................................................................  S-17
     Delinquency, Collections and Losses ..........................................................................  S-18
COMPOSITION OF THE TRUST PORTFOLIO.................................................................................  S-21
THE ACCOUNTS ......................................................................................................  S-25
USE OF PROCEEDS ...................................................................................................  S-25
MATURITY ASSUMPTIONS...............................................................................................  S-25
RECEIVABLES YIELD CONSIDERATIONS...................................................................................  S-27
POOL FACTORS ......................................................................................................  S-28
SERIES PROVISIONS .................................................................................................  S-29
     General ......................................................................................................  S-29
     Interest Payments ............................................................................................  S-30
     Principal Payments ...........................................................................................  S-30
     Postponement of Accumulation Period ..........................................................................  S-31
     Cash Collateral Account ......................................................................................  S-31
     Reserve Account ..............................................................................................  S-32
     Subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates..  S-32
     Investor Percentages and Transferor Percentage................................................................  S-33
     Reallocation of Cash Flows ...................................................................................  S-35
     Applications of Collections ..................................................................................  S-36
     Example of Distributions .....................................................................................  S-45
     Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs...............................  S-45
     Allocation of Adjustment Amounts .............................................................................  S-48
     Pay Out Events ...............................................................................................  S-49
     Servicing Compensation and Payment of Expenses................................................................  S-50
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OFFERED CERTIFICATES................................................  S-51
     General ......................................................................................................  S-51
     Characterization of the Offered Certificates as Indebtedness..................................................  S-51
     Treatment of the Trust .......................................................................................  S-52
     Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation.....  S-52
     Taxation of Interest Income of U.S. Certificate Owners........................................................  S-53
STATE AND LOCAL TAX CONSEQUENCES...................................................................................  S-53
UNDERWRITING ......................................................................................................  S-54
LEGAL MATTERS .....................................................................................................  S-56
INDEX OF KEY TERMS.................................................................................................  S-57
ANNEX I -- OTHER SERIES............................................................................................   A-1

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

          Certain of the matters discussed in this Prospectus Supplement and the Prospectus may constitute forward-looking statements. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the Company, the Trust, the Accounts and the Receivables to be materially different from future results or performance expressed or implied by such statements. Cautionary statements regarding the risks associated with such forward-looking statements include, without limitation, those statements included under "Risk Factors" and elsewhere herein or incorporated by reference herein or contained in the Prospectus or incorporated by reference therein. Among others, factors that could adversely affect actual results and performance include the following: local and regional economic conditions in the areas served by the Company; the level of consumer spending for apparel and other consumer goods; levels of consumer debt and bankruptcies; changes in interest rates; changes in buying, charging and payment behavior among the Company's customers; the effects of weather conditions on seasonal sales in the Company's trade areas; competition among department and specialty stores and other retailers, including general merchandise stores, mail order retailers and off-price and discount stores; changes in merchandise mixes, site selection and related traffic and demographic patterns; the Company's identification and implementation of best practices; the Company's ability to determine and implement appropriate merchandising strategies, merchandise flow, and inventory turnover levels; realization of planned synergies and cost savings in the Company's existing operations and in recent and future acquisitions; the Company's ability to integrate recent and future acquisitions; and any adverse effects of the Year 2000 problem on the Company, especially as a result of such problems at third parties with which the Company does business. See "Risk Factors" herein and "Risk Factors -- Forward-Looking Statements" in the Prospectus.

                            SUMMARY OF SERIES TERMS

          The following summary sets forth and defines specific terms of the Class A Certificates and the Class B Certificates offered hereby, but is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Reference is made to the Glossary in this Prospectus Supplement and the Index of Terms in the Prospectus for the location herein and therein of certain capitalized terms. Certain capitalized terms used but not defined herein have the meaning assigned thereto in the Prospectus.

Title of Securities ..................  $200,000,000 aggregate principal amount of Class A 6.00% Asset Backed
                                        Certificates, Series 1998-2 and
                                        $21,500,000 aggregate principal amount
                                        of Class B 6.15% Asset Backed
                                        Certificates, Series 1998-2.

Class A Initial Investor Amount ......  $200,000,000

Class B Initial Investor Amount ......  $21,500,000

Class A Certificate Rate .............  6.00% per annum, calculated on the basis of a 360- day year consisting of twelve, 30-day months.

Class B Certificate Rate .............  6.15% per annum, calculated on the basis of a 360- day year consisting of twelve, 30-day months.

Series 1998-2 ........................  The Offered Certificates will be issued pursuant to the Pooling and Servicing
                                        Agreement as amended, and as
                                        supplemented by the Series 1998-2
                                        Supplement (the "Series 1998-2
                                        Supplement") (hereinafter, the term
                                        "Pooling and Servicing Agreement" unless the context requires otherwise, refers to the Pooling and Servicing Agreement as amended, and as supplemented by the Series 1998-2 Supplement). An interest referred to as the "Collateral Indebtedness Interest" and deemed to be a class of investor certificates and a class of investor certificates referred to as the "Class D Certificates" will also be issued as part of Series 1998-2 (the Offered Certificates, the Collateral Indebtedness Interest and the Class D Certificates are collectively referred to as the "Series 1998-2 Certificates" or the "Certificates"). The Class D Certificates will be held by the Transferor and will not be transferable without the delivery of a tax opinion to the effect that such transfer would not adversely affect the tax characterization of the Trust. The Transferor may, at its option during the Revolving Period, and subject to the satisfaction of certain conditions set forth in the Series 1998-2 Supplement, cause the issuance of additional Class D Certificates. There can be no assurance as to whether the Transferor will elect to issue any such additional Class D Certificates.

                                        As used in this Prospectus Supplement,
                                        the term "Certificateholders" refers to
                                        registered holders of the Offered
                                        Certificates, the term "Class A
                                        Certificateholders" refers to registered holders of the Class A Certificates, the term "Class B Certificateholders" refers to registered holders of the Class B Certificates, the term "Collateral Indebtedness Holder" refers to the holder of the Collateral Indebtedness Interest and the term "Class D Certificateholders" refers to holders of the Class D Certificates.

Distribution Dates ...................  The 15th day of each month (or, if any such 15th day is not a business day, the next succeeding business day), commencing June 15, 1998.

Class A Expected Payment Date ........  The May 2001 Distribution Date.

Class B Expected Payment Date ........  The June 2001 Distribution Date.

Collateral Initial Investor Amount ...  $24,000,000

Class D Initial Investor Amount ......  $16,000,000

Series Cut-Off Date ..................  May 1, 1998.

Series Closing Date ..................  May 21, 1998.

Stated Series Termination Date .......  The September 2004 Distribution Date.

Registration, Clearance and
Settlement ...........................  The Offered Certificates initially will be represented by global Series 1998-2
                                        Certificates registered in the name of
                                        Cede, as the nominee of DTC (in the
                                        United States), or the Cedel Bank
                                        societe anonyme ("Cedel") or Euroclear
                                        (in Europe). Certificate Owners may
                                        elect to hold their Certificates through any of DTC (in the United States), or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system as described in the Prospectus.

Servicing Fee ........................  An amount equal to one-twelfth (1/12th)
                                        of the product of 2% per annum and the
                                        Adjusted Investor Amount (the "Investor
                                        Monthly Servicing Fee"). The Servicer
                                        will pay the Subservicers for their
                                        respective servicing activities from the
                                        Investor Monthly Servicing Fee See
                                        "Series Provisions -- Applications of
                                        Collections" and "-- Servicing
                                        Compensation and Payment of Expenses."

Receivables ..........................  The aggregate amount of Receivables in the Accounts as of May 1, 1998 was
                                        $718,338,715, of which $691,491,406 were
                                        Principal Receivables and $26,847,309
                                        were Finance Charge Receivables.

Revolving Period and Accumulation
Periods ..............................  Unless a Pay Out Event occurs, the revolving period with respect to the
                                        Offered Certificates (the "Revolving
                                        Period") is scheduled to end, and the
                                        accumulation period with respect to the
                                        Offered Certificates (the "Accumulation
                                        Period") is scheduled to commence, at
                                        the close of business on the last day of the April 2000 Monthly Period. Subject to the conditions set forth under "Series Provisions -- Postponement of Accumulation Period," the day on which the Revolving Period is scheduled to end and the Accumulation Period commences may be delayed to no later than the close of business on the last day of the March 2001 Monthly Period. Unless a Pay Out Event has occurred, (i) the "Class A Accumulation Period" will commence at the close of business on the last day of the Revolving Period and end on the earliest of (a) the commencement of the Rapid Amortization Period, (b) the payment in full to the Class A Certificateholders of the Class A Investor Amount or (c) the Stated Series Termination Date, and (ii) the "Class B Accumulation Period" will commence on the Distribution Date on which the Class A Investor Amount is paid in full or, if the Class A Investor Amount is paid in full on the Class A Expected Payment Date, at the close of business on the Class A Expected

                                        Payment Date, and end on the earliest of
                                        (a) the commencement of the Rapid
                                        Amortization Period, (b) the payment in
                                        full to the Class B Certificateholders
                                        of the Class B Investor Amount or (c)
                                        the Stated Series Termination Date.

Principal Payments ...................  No principal will be payable to the
                                        Class A Certificateholders until the
                                        Class A Expected Payment Date or, upon
                                        the occurrence of a Pay Out Event, the
                                        first Distribution Date with respect to
                                        the Rapid Amortization Period. No
                                        principal will be payable to the Class B
                                        Certificateholders until the Class B
                                        Expected Payment Date or, upon the
                                        occurrence of a Pay Out Event, until the Class A Investor Amount is paid in full (the "Class B Principal Commencement Date"). No principal will be payable to the Class B Certificateholders until the Class A Certificates have been paid in full. For the period beginning on the Series Closing Date and ending with the commencement of the Accumulation Period or the Rapid Amortization Period, Collections of Principal Receivables otherwise allocable to the
                                        Certificateholders (other than any
                                        portion of such Collections applied as
                                        Reallocated Principal Collections) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of certificateholders of other Series, if so specified in the Series Supplement for such other Series, be deposited in the Excess Funding Account, be paid to the Transferor as holder of the Exchangeable Transferor Certificate, or, in certain limited circumstances, be paid to the Collateral Indebtedness Holder or the Class D
                                        Certificateholders. See "Description of
                                        the Certificates and the Pooling and
                                        Servicing Agreement -- Pay Out Events"
                                        herein and in the Prospectus for a
                                        discussion of the events which might
                                        lead to the termination of the Revolving
                                        Period prior to the scheduled
                                        commencement of the Accumulation Period.


Subordination of the Class B
Certificates, the Collateral
Indebtedness Interest and the
Class D Certificates .................  The Class B Certificates, the Collateral
                                        Indebtedness Interest and the Class D
                                        Certificates will be subordinated as
                                        described herein, to the extent
                                        necessary to fund certain payments with
                                        respect to the Class A Certificates. In
                                        addition, the Collateral Indebtedness
                                        Interest and the Class D Certificates
                                        will be subordinated as described
                                        herein, to the extent necessary to fund
                                        certain payments with respect to the
                                        Class B Certificates. If the amount held in the Cash Collateral Account is zero and the Collateral Indebtedness Amount and the Class D Investor Amount are reduced to zero, the Class B
                                        Certificateholders will bear directly
                                        the credit and other risks associated
                                        with their undivided interest in the
                                        Trust, including losses that would
                                        otherwise be borne by the Class A
                                        Certificateholders. In addition, if the
                                        Class B Investor Amount is reduced to
                                        zero, the Class A Certificateholders
                                        will bear directly the credit and other
                                        risks associated with their undivided
                                        interest in the Trust. To the extent the Class B Investor Amount or the Class A Investor Amount is reduced, the percentage of Collections of Finance Charge Receivables allocable to the Class B Certificateholders and the Class A Certificateholders, respectively, with respect to subsequent Monthly Periods, will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Amount or the Class A Investor Amount is not reimbursed, the amount of principal distributable to the Class B
                                        Certificateholders and the Class A
                                        Certificateholders, respectively, will
                                        be reduced. See "Risk Factors;" "Series
                                        Provisions -- Investor Percentages and
                                        Transferor Percentage" and "--
                                        Subordination of the Class B
                                        Certificates, the Collateral
                                        Indebtedness Interest and the Class D
                                        Certificates."

Amounts Available as Enhancement .....  On each Distribution Date, the amount of enhancement available to the
                                        Certificateholders will equal the lesser of (i) the sum of the Collateral Indebtedness Amount, the Class D Investor Amount and the amount, if any, held in the Cash Collateral Account (collectively, the "Available
                                        Enhancement Amount") and (ii) the
                                        Required Enhancement Amount. The
                                        "Required Enhancement Amount" means,
                                        with respect to any Distribution Date,
                                        subject to certain limitations more
                                        fully described herein, the product of
                                        the Adjusted Investor Amount and 15%,
                                        but not less than $7,845,000; provided,
                                        however, that if a Pay Out Event occurs, then the Required Enhancement Amount shall equal the Required Enhancement Amount on the Distribution Date immediately preceding the occurrence of such Pay Out Event. If on any
                                        Distribution Date, the Available
                                        Enhancement Amount (after giving effect
                                        to any issuance of additional Class D
                                        Certificates on such Distribution Date,
                                        which issuance will be at the sole
                                        option of the Transferor and subject to
                                        the satisfaction of certain conditions)
                                        is less than the Required Enhancement
                                        Amount, certain Excess Spread and Shared
                                        Excess Finance Charge Collections
                                        allocable to Series 1998-2, to the
                                        extent available, will be used to
                                        increase the Available Enhancement
                                        Amount to the extent of such shortfall.
                                        If on any Distribution Date, the
                                        Available Enhancement Amount exceeds the
                                        Required Enhancement Amount, the
                                        Available Cash Collateral Amount or the
                                        Collateral Indebtedness Amount may be
                                        reduced by the amount of such excess in
                                        accordance with the Loan Agreement and,
                                        accordingly, if so applied, would not be available to the Certificateholders. The Required Enhancement Amount may be reduced upon receipt of notice from the Rating Agencies rating the Offered Certificates that a reduction of the Required Enhancement Amount will not result in the reduction of the ratings of the Offered Certificates.

Cash Collateral Account ..............  A Cash Collateral Account (the "Cash
                                        Collateral Account") will be held in the name of the Trustee for the benefit of the Series 1998-2 Certificateholders. The balance of the Cash Collateral Account (the "Available Cash Collateral Amount") initially will be zero and will increase thereafter, subject to the availability of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2, and to the extent amounts are required to be deposited therein pursuant to the Loan Agreement. Withdrawals may be made from the Cash Collateral Account to fund such amounts as described under "Series Provisions -- Cash Collateral Account."

Optional Repurchase ..................  The Class A Certificates and the Class B
                                        Certificates will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, the Collateral Indebtedness Amount and the amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates, is less than or equal to 10% of the sum of the Class A

                                        Investor Amount on the Series Closing
                                        Date, the Class B Investor Amount on the
                                        Series Closing Date, the Collateral
                                        Indebtedness Amount on the Series
                                        Closing Date and the highest amount of
                                        the Class D Investor Amount held by
                                        parties other than the Transferor or any of its affiliates since the Series Closing Date. The repurchase price of the Offered Certificates will be equal to the Adjusted Investor Amount thereof plus accrued and unpaid interest thereon. See "Description of the Certificates and the Pooling and Servicing Agreement -- Optional Repurchase; Final Payment of Principal; Termination" in the Prospectus.

Previously Issued Series .............  The Trust has previously issued three
                                        Series of investor certificates in Group
                                        One which are currently outstanding. See
                                        "Annex I -- Other Series" for a summary
                                        of the terms of the other Series of
                                        those outstanding certificates.
                                        Additional Series are expected to be
                                        issued from time to time by the Trust.
                                        See "Risk Factors -- Issuance of
                                        Additional Series; Master Trust
                                        Considerations" in the Prospectus.

ERISA Considerations .................  The Class A Certificates may be eligible for purchase by Benefit Plans. The Class
                                        B Certificates are not expected to be
                                        eligible for purchase by Benefit Plans.
                                        See "ERISA Considerations" in the
                                        Prospectus.

Class A Certificate Rating ...........  It is a condition to the issuance of the
                                        Class A Certificates that they be rated
                                        in the highest rating category by at
                                        least two nationally recognized Rating
                                        Agencies. The rating of the Class A
                                        Certificates is based primarily on the
                                        value of the Receivables as determined
                                        by the applicable Rating Agency and the
                                        terms of the Class B Certificates, the
                                        Collateral Indebtedness Interest and the
                                        Class D Certificates. See "Series
                                        Provisions -- Subordination of the Class
                                        B Certificates, the Collateral
                                        Indebtedness Interest and the Class D
                                        Certificates." See also "Risk Factors --
                                        Limited Nature of Certificate Rating" in the Prospectus.

Class B Certificate Rating ...........  It is a condition to the issuance of the
                                        Class B Certificates that they be rated
                                        in one of the three highest rating
                                        categories by at least two nationally
                                        recognized Rating Agencies. The rating
                                        of the Class B Certificates is based
                                        primarily on the value of the
                                        Receivables as determined by the
                                        applicable Rating Agency and the terms
                                        of the Collateral Indebtedness Interest
                                        and the Class D Certificates. See
                                        "Series Provisions -- Subordination of
                                        the Class B Certificates, the Collateral
                                        Indebtedness Interest and the Class D
                                        Certificates." See also "Risk Factors --
                                        Limited Nature of Certificate Rating" in the Prospectus.

Risk Factors .........................  See "Risk Factors" beginning on page
                                        S-10 hereof and on page 17 of the
                                        Prospectus for a discussion of certain
                                        factors that should be considered by
                                        prospective purchasers of the Offered
                                        Certificates.

                                  RISK FACTORS

          Potential investors should consider, among other things, the following risk factors and the Risk Factors beginning on page 17 of the Prospectus in connection with the purchase of Certificates.

LIMITED CREDIT ENHANCEMENT

          Credit enhancement will be provided by subordination of the Collateral Indebtedness Interest and the Class D Certificates and additionally, in the case of the Class A Certificates, by subordination of the Class B Certificates. Amounts, if any, deposited in the Cash Collateral Account will also provide limited credit enhancement. Certificateholders will have no recourse with respect to credit losses on Receivables against the Sellers, the Transferor, the Servicer, the Subservicers, the Trustee or any of their affiliates. Consequently, if the available credit enhancement is reduced to zero, the Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. Certificateholders must rely solely upon payments on the Receivables for the payment of principal of, and interest on, the Offered Certificates. Should the Offered Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of the Sellers, the Transferor, the Servicer, the Subservicers, the Trustee or any affiliate thereof to satisfy any payment obligations with respect to any of the Certificates.

EFFECT OF PAYMENT RATE ON CERTIFICATES

          The Receivables may be paid at any time and there is no assurance that there will be additional Receivables or that any particular pattern of the Bank's credit card account repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period, and a significant decrease in the Bank's credit card account monthly payment rates could result in the Offered Certificates being paid later than the Class A Expected Payment Date or the Class B Expected Payment Date, as applicable, or could slow the return of principal during the Rapid Amortization Period. See "Maturity Assumptions" herein and in the Prospectus and "Risk Factors" in the Prospectus.

DEPENDENCE ON DEPARTMENT STORES

          There can be no assurance that Receivables will continue to be generated through Department Store sales at the same rate as in prior years. If adequate levels of Receivables are not produced, a Payout Event will occur. The occurrence of a Pay Out Event will result in the commencement of the Rapid Amortization Period. During the Rapid Amortization Period, collections of Principal Receivables allocated to the Investor Amount will be applied to reduce the Class A Investor Amount and after such amount has been reduced to zero, to reduce the Class B Investor Amount. The Class A Investor Amount and the Class B Investor Amount may be reduced to zero prior to, or on or after the respective Class A Expected Payment Date and Class B Expected Payment Date. The reduction of the Class A Investor Amount and the Class B Investor Amount prior to the Class A Expected Payment Date or the Class B Expected Payment Date, as the case may be, means that a holder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such reduction. There can be no assurance that the holder will be able to reinvest the proceeds at a similar rate of return and at a similar risk level. An early repayment could benefit a holder who acquired a Class A Certificate or Class B Certificate at a discount and harm a holder who acquired a Class A Certificate or Class B Certificate at a premium. See "Risk Factors -- Dependence on the Company's Department Stores and Competition" in the Prospectus.

LIMITED NATURE OF CERTIFICATE RATING

          It is a condition to issuance of the Class A Certificates that they be rated in the highest rating category by at least two Rating Agencies. It is a condition to issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least two Rating Agencies. The ratings address the likelihood of full payment of principal and interest of the Offered Certificates, in the case of principal, by the Stated Series

Termination Date, and in the case of interest, on the applicable interest payment dates. These ratings will be based primarily on the value of the Receivables, the credit support provided by the subordination of the Collateral Indebtedness Interest and the Class D Certificates and, in the case of the Class A Certificates, by the subordination of the Class B Certificates. These ratings do not address the possibility of a Pay Out Event or the likelihood that the Class A Certificates will be paid on the Class A Expected Payment Date or that the Class B Certificates will be paid on the Class B Expected Payment Date. These ratings are not recommendations to purchase, hold or sell the Offered Certificates, as such ratings do not comment as to the market price of the Offered Certificates or their suitability for a particular investor. There is no assurance that either rating will remain in effect for any given period of time or that either rating will not be lowered or withdrawn by the applicable Rating Agency, if, in its judgment, circumstances so warrant.

          There can be no assurance as to whether any nationally recognized statistical rating agency not requested to rate the Offered Certificates will nonetheless issue a rating with respect to either class of the Offered Certificates, and if so, what such rating may be. A rating assigned to either Class A Certificates or Class B Certificates by such a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request.

EFFECT OF LIMITED SUBORDINATION ON CLASS B CERTIFICATES

          The Class B Certificates are subordinated in right of payment of principal to payments of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. In addition, the Class B Investor Amount is subject to reduction if the amounts required to be paid in respect of the Class A Certificates for any Monthly Period are not funded from collections allocable to the Class A Certificates or the Class B Certificates. If the Class B Investor Amount suffers such a reduction, the portion of collections of Finance Charge Receivables allocable to the Class B Certificates in future Monthly Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced. See "Series Provisions" herein and "Description of the Certificates and the Pooling and Servicing Agreement" in the Prospectus.

          Further, in the event of a sale of the Receivables due to a Pay Out Event, the portion of the net proceeds of such sale allocable to pay principal of the Offered Certificates will first be used to pay principal amounts due to the Class A Certificateholders and any remainder will be used to pay amounts due to the Class B Certificateholders, thereby causing a loss to Class B Certificateholders if such remainder is insufficient to pay the Class B Certificateholders in full. If the Collateral Indebtedness Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates and the Pooling and Servicing Agreement" and "Series Provisions -- Principal Payments" and -- "Pay Out Events" herein.

GEOGRAPHIC CONCENTRATIONS

          The Company operates over 230 stores in 24 states. Unlike certain of the Company's competitors that operate nationally, each Department Store has a regional focus. Proffitt's has 24 stores in six states. Parisian has 40 stores in eight states. McRae's has 31 stores in four states. Herberger's has 37 stores in 10 states. Younkers has 50 stores in seven states, and CPS has 55 stores (including four furniture stores) in four states. Receivables in the Trust Portfolio that originated from sales charged on Accounts at stores located in Illinois, Alabama and Wisconsin represent approximately 27.0%, 18.0% and 11.2%, respectively, of the total Receivables outstanding in the Trust Portfolio at March 31, 1998. Such geographic concentration will subject the Trust Portfolio to the economic, legal and other conditions present in such states. Economic trends and other factors in any of these states, particularly in Illinois, Alabama and Wisconsin, could adversely affect collections of Receivables, the generation of new Receivables and payment rates. See "Composition of the Trust Portfolio -- Geographic Distribution."

          Herberger's only recently began offering proprietary credit cards, and as it expands its program, and if other department stores are added by the Company by acquisition or the establishment of new stores, the percentages of Accounts and Receivables attributable to other states could increase, thereby potentially reducing or shifting existing concentration levels. "See "--Social, Legal and Economic Factors" and "Credit Card Program."

                              CREDIT CARD PROGRAM

GENERAL

          On February 2, 1998, the Company indirectly acquired the Bank, a national credit card bank, as a result of the merger of Carson Pirie Scott & Co. ("CPS") with a wholly owned subsidiary of the Company. The Bank has been issuing proprietary credit cards for CPS since February 1996. Immediately following the acquisition of CPS, the Company contributed all of the credit card accounts of Proffitt's, Inc. (including the Younkers division), Parisian, Inc., McRae's, Inc. and G.R. Herberger's, Inc. (collectively, the "Initial Sellers"), to the Bank and the Bank assumed the rights and obligations of each of the Initial Sellers with respect to the Accounts and under the Receivables Purchase Agreements between each of the Initial Sellers and PCC (hereinafter any reference to the "Sellers" or to a "Seller" shall be deemed to be a reference to the Bank).

          The Bank issues proprietary credit cards (credit cards usable at the respective Department Stores) to customers of the Company's Proffitt's, McRae's, Younkers, Herberger's, Parisian, Carson Pirie Scott, Boston Store and Bergner's Department Stores (collectively, the "Department Stores"). The Department Stores use the Bank's respective proprietary credit card programs to help stimulate sales, generate brand loyalty, and to collect valuable marketing information. The Bank administers each program under standardized guidelines that maintain control over the credit underwriting and collections processes. The Bank's ownership of the credit card accounts is expected to create efficiencies and cost savings, and increase revenue by, among other things (i) allowing for greater standardization of terms for customers of all the Department Stores, (ii) permitting the assessment of uniform interest rates (including other charges and fees), and (iii) allowing for future flexibility and potential income generation through various other programs.

          Currently, the Bank's proprietary credit card programs for customers of the Proffitt's, McRae's, Herberger's, Younkers and Parisian department stores (collectively, the "Proffitt's Credit Card Program") are administered from the Company's credit card service center located in Jackson, Mississippi, under a service agreement with the Bank. The Bank's proprietary credit card programs for customers of the Carson Pirie Scott, Boston Store and Bergner's department stores (collectively, the "Carson Credit Card Program") are currently managed by the credit card service center located in Elmhurst, Illinois under a service agreement with the Bank. The credit card service centers are referred to individually and collectively as the "Credit Service Center." Approximately 42.6% of the Company's consolidated net sales in calendar year 1997 were charged to the Bank's credit cards. Frequent use of the Bank's proprietary credit cards by Department Store customers is an important element in the Company's marketing and growth strategies, and generates significant finance charge income which augments the income received from the sale of merchandise. The Company believes that the Bank's proprietary credit cardholders shop more frequently with the Department Stores, purchase more merchandise, and are generally more loyal to the Department Stores than are customers who use other payment methods.

          Each Department Store seeks to expand the number and use of the Bank's proprietary credit cards by, among other things, providing incentives to sales associates to open "instant credit" accounts with the Bank. This generally takes approximately three minutes using automated voice response units and other systems that provide rapid credit checks. Also, customers who open accounts are entitled to certain discounts on initial and subsequent purchases.

          The Bank has an aggregate of approximately 4.9 million credit card accounts outstanding that have been active in the last 12 months, of which approximately 2.9 million accounts have been active within the last six months. The Bank's credit card accounts are monitored and administered through the Vision 21 systems operated by the Credit Service Center. All credit card servicing, credit granting, administration and collection functions not performed directly by the Bank, are conducted centrally by the respective Credit Service Center. Vision 21 is a fully automated system, obtained from a third party vendor, that has been modified to meet the Company's needs.

The Bank believes that it takes appropriate steps to reduce losses on its credit card programs. For instance, the Bank conducts periodic portfolio reviews on all active cardholders (typically semi-annually) and utilizes the results generally by adjusting credit limits.

          Proffitt's. The Company operates 24 Proffitt's Department Stores, 12 of which are in Tennessee, with the remainder in Georgia, North Carolina, Virginia, Kentucky and West Virginia. Proffitt's stores average approximately 88,000 gross square feet and approximately $156 in net sales per square foot of selling space. Proffitt's stores offer moderate to better brand name fashion apparel, shoes, accessories, cosmetics and decorative home furnishings. Major brands found in a typical Proffitt's store include Liz Claiborne, Calvin Klein, Jones New York, Polo/Ralph Lauren, Tommy Hilfiger, Nautica, Marisa Christina, Enzo, Nine West, Timberland, Levi's, Clinique, Lancome and Estee Lauder. Proffitt's stores are principally anchor stores in leading regional or community malls. Proffitt's is headquartered in Alcoa, Tennessee.

          McRae's. McRae's, which was acquired on March 31, 1994, operates 31 department stores located in Mississippi, Alabama, Florida and Louisiana, 27 of which are located in Mississippi and Alabama. McRae's stores average approximately 108,000 gross square feet and approximately $170 in net sales per square foot of selling space. The merchandise selection of the McRae's stores is very similar to that of the Proffitt's stores with modifications for regional tastes. McRae's is headquartered in Jackson, Mississippi.

          Younkers. Younkers, which was acquired on February 3, 1996, is a leading fashion department store that operates 50 stores located in Iowa, Wisconsin, Michigan, Nebraska, Illinois, Minnesota and South Dakota. Younkers stores average approximately 97,000 gross square feet and approximately $153 in net sales per square foot of selling space. Younkers' stores are generally located in mid-sized to smaller cities where Younkers is one of the primary department stores and competition is more limited than in major metropolitan areas.

          Younkers stores are full-line department stores which offer a merchandise selection similar to Proffitt's with modifications for regional taste. In certain states, Younkers also sells furniture and operates restaurants. Younkers is headquartered in Des Moines, Iowa. On May 6, 1998, the Company added the Younkers proprietary credit card receivables to the Trust through the issuance of Series 1998-1. Additional credit card accounts for Younkers customers will be added to the Trust as Automatic Additional Accounts upon satisfaction of the conditions described under "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts" in the Prospectus.

          Parisian. Parisian, which was acquired on October 11, 1996, operates 40 specialty department stores located in nine states, with 33 of its stores located in the Southeast (Alabama, Florida, Georgia, South Carolina and Tennessee), with the remainder located in the Midwest (Indiana, Ohio and Michigan). Parisian stores average approximately 110,000 gross square feet and approximately $218 in net sales per square foot of selling space. Parisian's stores are generally anchor stores in enclosed regional and premium malls.

          Parisian carries an assortment of moderate to better apparel, cosmetics, shoes, accessories and gifts customarily found in other quality department stores, but does not carry home furnishings, housewares or furniture. In addition to popular brands found in the Company's other department stores, Parisian carries premium lines such as Brighton, Robert Talbott, Armani, Coach and MAC cosmetics. Parisian seeks to create a special shopping experience in its stores through carefully selected fashion merchandise assortments, attractive store design, exciting visual presentations and promotional events, and personal amenities that enhance customer convenience and comfort.

          Parisian is headquartered in Birmingham, Alabama. Parisian stores overlap with McRae's and Proffitt's stores in certain markets. In several instances, these stores serve as anchor stores in the same mall. The Company believes that Parisian's product offerings and specialty department store image are distinct and allow for the successful coexistence of these stores.

          Herberger's. Herberger's, which was acquired on February 1, 1997, operates 37 department stores located in 10 states throughout the Midwest and Great Plains states, including Minnesota, Wisconsin, Montana, Nebraska,

North Dakota, South Dakota, Iowa, Illinois, Colorado and Wyoming. Herberger's stores average approximately 62,000 gross square feet and approximately $156 in net sales per square foot of selling space. Most Herberger's stores are located in rural population centers where Herberger's is generally the leading brand name department store. Such markets typically encompass a retail trade area with populations ranging in size from approximately 50,000 to 300,000 people, although certain stores are in larger trade areas where Herberger's believes it successfully fulfills the customer's desire for a "neighborhood" department store. Beginning May 15, 1997, a proprietary credit card account has been offered to Herberger's customers. Based on experience in its other chains, the Company believes that the Bank's offering proprietary credit cards to Herberger's customers will increase sales, improve customer loyalty and generate additional finance charge income.

          Brands typically found in a Herberger's store include Liz Claiborne, Susan Bristol, Chaps by Ralph Lauren, Calvin Klein, Woolrich, Timberland, Nike and Estee Lauder. Herberger's is headquartered in St. Cloud, Minnesota.

          Carson Pirie Scott. CPS, which the Company acquired on January 31, 1998, is a leading regional department store also offering moderate to better brand name and private label fashion apparel, accessories, cosmetics, shoes, home textiles, home furnishings and furniture in selected locations. The mix of merchandise emphasizes moderate through better goods and is targeted at the traditional and contemporary fashion customer. CPS's 51 department stores and four furniture stores operate under the names of Carson Pirie Scott, Boston Store, and Bergner's, and are located in Illinois, Wisconsin, Indiana and Minnesota. Each of these trade names has strong regional recognition and an operating history of approximately 100 years. CPS believes that it is the largest or second largest traditional department store retailer in terms of sales in each of the greater Chicago, Milwaukee and central Illinois regions. Carson Pirie Scott stores are primarily located in the Chicago area, the Boston Stores are primarily located in Wisconsin, and the Bergner's stores are primarily located in central Illinois. CPS's stores are primarily located in mid-sized to larger metropolitan areas and are in leading regional malls. Twenty-eight of the department stores are located in the greater Chicago area. CPS also operates four free-standing furniture stores in Illinois and Wisconsin. On February 2, 1998, the Company added to the Trust receivables from the credit card accounts issued by the Bank for customers of CPS. Additional credit card accounts for CPS customers will be added to the Trust as Automatic Additional Accounts upon satisfaction of the conditions described under "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts" in the Prospectus.

          The Company continually evaluates possible acquisitions of department store chains and individual department stores, and new stores may be opened for the Department Stores. The Bank may acquire or offer credit card programs to customers of such stores, and as a result, additional receivables may be added to the Trust, either as Automatic Additional Accounts, or if above a certain volume or if the accounts or receivables are otherwise not eligible for addition as Automatic Additional Accounts, as Additional Accounts, subject to the Rating Agency Condition and other conditions described herein and in the related
Prospectus.   See also "Description of the Certificates and the Pooling and
Servicing Agreement -- Addition of Accounts" in the Prospectus.

LEGAL COMPLIANCE

          As a national bank, the Bank is regulated, supervised and examined by the Office of the Comptroller of the Currency ("OCC"). OCC examinations include, among other items, a detailed review of underwriting policies and procedures, compliance with Truth-in-Lending, credit reporting community reinvestment and other legal requirements, collections policies and procedures, charge off and reaging policies, adequacy of financial reporting, adequacy of management reporting, funds custody, and a review of the adequacy of the system of internal controls. Such examinations are not for the benefit of the Certificateholders or other holders of securities.

PORTFOLIO INFORMATION

          All information below regarding the credit card accounts relates to the aggregate portfolio of proprietary credit cards generated by the Bank for use by Department Stores customers (collectively, the "Trust Portfolio").

Therefore, the assets of the Trust as of the Series Closing Date will generally consist of virtually all of the Receivables in the Accounts at the Series Cut-Off Date, plus Receivables in new Accounts originated by the Bank from the Series Cut-Off Date through the Series Closing Date. After the Series Closing Date, the Trust will also include all Receivables in Additional Accounts (including Additional Accounts that may be contributed in connection with Automatic Additional Accounts), less Receivables in Removed Accounts.

          The following table shows Receivables outstanding in the Trust Portfolio for the periods presented. Amounts and percentages in the following tables may not add to the totals because of rounding. There can be no assurance that the Receivables outstanding in the future will be similar to the historical experience set forth below. See "The Accounts."

                            RECEIVABLES OUTSTANDING
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                        AS OF MARCH 31,              AS OF DECEMBER 31,
                                       1998        1997        1997      1996(2)        1995(2)
Receivables Outstanding(1)         $  705,802  $  650,263  $  836,766  $  726,991     $  701,177
Number of Accounts(3)               2,241,199   2,101,587   2,555,513   1,598,291      1,644,245

------------------------
(1) Receivables typically decrease from December to March due to payments of holiday purchases.
(2)  For CPS, the number of Accounts is not available for the periods specified.
(3)  Excludes Accounts with zero balances.

          Receivables in the Trust Portfolio are created by purchases of merchandise and services (including, without limitation, travel agency services, dining room charges and alterations) from the Department Stores. Accordingly, the Trust depends on the Department Stores and their ability to generate sales charged to the Bank's proprietary credit cards. In addition, since the Department Stores accept other credit cards, including American Express, MasterCard, VISA and the Discover Card, the Trust will also depend upon the decisions of customers to use the Bank's proprietary credit cards rather than other payment methods.

          The Department Stores offer Bank credit cardholders, a variety of incentives to use such credit card accounts. These incentives, which change from time to time and may be changed at any time in the future, have included discounts on first day purchases under the Instant Credit program described below, and discount coupons for new cardholders, for cardholders with no recent activity in their accounts, and for cardholders whose monthly purchases exceed a certain level.

          There is no assurance that the Department Stores' credit card sales in the future will be similar to the historical experience set forth below.

                  DEPARTMENT STORES' SALES BY FORM OF PAYMENT

                            FOR THE THREE MONTHS        FOR THE 12 MONTHS
                               ENDED MARCH 31,          ENDED DECEMBER 31,
                             1998       1997(1)   1997(1)   1996(1)(2)  1995(1)(2)
Bank Credit Card Accounts     42.31%     41.25%    42.58%     41.74%      43.03%
Other Credit Cards            26.25      27.18     26.62      27.03       25.58
Cash, Check or Other          31.44      31.57     30.80      31.22       31.40
                             ------     ------    ------     ------      ------
                             100.00%    100.00%   100.00%    100.00%     100.00%
                             ======     ======    ======     ======      ======

--------
(1) Does not include percentages for Younkers for the 12 months ended December 1995 and 1996 and for the month of January 1997.
(2) Does not include percentages for Proffitt's for the 12 months ended December 1995 and for the month of January 1996.

CREDIT ORIGINATION AND UNDERWRITING

          Each of the Bank's credit card accounts is governed by a written agreement containing the terms and conditions of the account. Pursuant to such agreements, the Bank reserves the right to change or terminate any term, condition, service or feature of the account (including, among others, increasing or decreasing finance charges, other charges or minimum payments). Credit card accounts for Department Store customers are created through three principal programs:

     New Account Programs

     1. In-Store "Instant Credit Application." The Bank offers instant credit to customers at the time of a purchase in the Department Stores. Excluding accounts obtained through new store promotions described below and accounts obtained from the initial offering of the proprietary credit card for Herberger's customers in May 1997, approximately 75% of the Bank's new accounts were generated through in-store instant credit applications in 1997. Sales associates are encouraged through various incentives and promotional events to help customers to establish instant credit accounts with the Bank. To open an instant credit account, the customer completes the instant credit application at the point of sale and must have a valid picture identification. On receipt of the necessary information, the sales associate relays the information to the applicable Credit Service Center over the telephone. This information is keyed directly into the Vision 21 Application Processing System. Once all the information is obtained, a full credit report is obtained, and a credit bureau derived risk score generated. If the Bank's policy rules are passed, an account number is immediately assigned by the system. The credit limit is based on the risk score and other factors commonly used by creditors.

     2. Mail-In Credit Card Application. Like the instant credit application, mail-in credit applications are also available in the various Department Stores. Upon completion by the customer, these applications can be submitted either at the service desk in one of the Department Stores or mailed to the applicable Credit Service Center. When received, the application is reviewed for completeness. The application is keyed directly into the Vision 21 Application Processing System and a full credit report is obtained, and a credit bureau derived risk score is generated. If the Bank's policy rules are passed, then an account number is immediately assigned by the system.

     3. Promotional (Pre-approved) Applications. Promotional (pre-approved) applications are used as part of the credit solicitation effort for new store openings and also, in the case of the Carson Credit Card Program, for existing markets. To obtain potential new account holders, the Bank provides the credit bureaus with minimum criteria for potential account holders in the targeted area. The lists generated by the credit bureaus are compared by computer against the Bank's existing account holders to eliminate duplications. All qualifying names are sent a marketing package which includes information about the relevant Department Store and the Bank's credit card program, plus the new location to be opened, if applicable, along with an application to be signed. If the application is returned, signed and unaltered, a credit limit is established based on an automatic limit setting risk score matrix. If the application is returned with a change in name or address indicated, the application is reviewed in a similar manner to a mail-in application. The Bank generally also uses other pre-screen criteria in reviewing the credit bureau databases for solicitation candidates, such as major derogatories and excessive credit lines. Following changes to the Fair Credit Act ("FCA") enacted in 1997, the Bank generally post-screens the higher-risk individuals who respond to solicitations. "Post-screening" means a review of a recent credit report (obtained subsequent to the pre-screening) for evidence of credit deterioration. Under the FCA, the credit offer can be rescinded for cause. Management believes this has resulted in improved credit quality for accounts originated through pre-approved solicitations.

     Post-Approval Account Monitoring. No automatic adjustment to a cardholder's credit limit is made during the initial six months from account activation. Ongoing monitoring of the Proffitt's Credit Card Program's customers' credit limits is done through the use of the credit bureau generated risk scores in connection with the Credit Service Center's periodic portfolio reviews. Portfolio reviews are executed semi-annually or quarterly based on need as determined by the Credit Service Center. Accounts are selected and passed to the credit bureau based on the activity in the past 12 months. The credit bureau assigns a risk score to each account record, which is maintained in the Bank's master file for each account. The risk score is a measure of the customer's current creditworthiness as derived by payment and delinquency patterns with the entire credit granting community. Based on the score, number of months with a balance and the current delinquency status of the account, the credit limit may be raised or lowered.

          The Carson Credit Card Program uses three behavior scoring models for account monitoring. These models generate behavioral scores for every active account each billing cycle, based on each account's historical performance and profile. Generally, behavioral scoring entails examining an account's historical payment patterns, delinquencies, utilization rates, and other factors in order to assess the probability of future payment. One of the models is used to maintain credit limits on the Carson Credit Card Program's accounts. During the cycle billing process, the credit limit may be raised or lowered based on the behavioral score and the current delinquency status of the account. Only current accounts, accounts with credit bureau risk scores meeting an acceptable risk hurdle, and accounts passing portfolio review through behavioral scoring, qualify for limit increases, and at least six months must have elapsed since the last increase. All active accounts are rescored semi-annually.

          Automatic Over Limit Authorization. When customers of the Proffitt's Credit Card Program attempt to incur charges that exceed their designated credit limit ("over limit charges"), the Vision 21 system will automatically review the account during the authorization process and determine an acceptable dollar amount of over limit charges for the customer. The amount of the over limit charge authorization is determined by the number of times the account has been billed, the current delinquency status of the account and the account risk score. A credit authorizer may override the Vision 21 automatic analysis and take the following actions based on certain pre-defined criteria: increase the credit limit, approve the sale without increasing the credit limit (customer will be over their credit limit) or reject the sale. Generally, such credit authorizer will evaluate the following factors: (i) credit bureau risk score;
(ii) length of time the account has been active; and/or (iii) delinquency/payment history; (iv) a new credit report with an updated risk score.

          The Carson Credit Card Program uses an automatic on-line process to determine whether to increase a customer's credit limit if the current credit limit is insufficient to accommodate a point of sale transaction amount. An on-line table contains an action code (decline, refer or approve) based on behavioral score ranges. If the action code is "approve," the system may increase the limit on-line subject to maximum increase and/or maximum limit amounts by behavioral score range. Only current accounts qualify for automatic on-line limit increases and at least six months must have elapsed since the last limit increase for the account. The Credit Service Center's system provides for automatic override criteria by store, which allows a credit manager or supervisor to automatically approve transactions under specified dollar amounts (set by the store) to improve customer service levels during high volume periods. Accounts with certain negative block or warning codes or delinquency levels are excluded from the override process. Overrides are used for no more than 1% of the system operation time.

          Deactivation/Cancellation of Accounts. Credit card accounts can be deactivated at the request of the account holder. An account is automatically deactivated if it has no balance, and remains unused, for 36 consecutive months. A deactivated account is removed from the Bank's mailing list and cannot be used by the account holder. If an account is deactivated solely due to non-use, it can generally be reactivated if the account holder presents his/her credit card together with evidence of identity and current address. When an account is reactivated, its credit limit is set at $500 until a new credit bureau risk score is obtained. If an account holder cannot produce his/her credit card or if the deactivation occurred for a reason other than non-use, then the account holder must reapply for credit through one of the normal credit origination programs described above.

BILLING AND PAYMENTS

          Generally, the Bank uses approximately eight billing cycles within a month. Each cycle is assigned, on a random basis, an approximately equal number of accounts.

          Account holders are given a grace period of approximately 25 to 30 days, depending on the respective credit card program, after each billing cycle closes. Generally, the Bank assesses interest charges on an account based upon the average daily balance outstanding on the account during a monthly billing cycle. However, no finance charge is imposed if there is no balance at the beginning of the billing cycle and the entire balance of the account is paid during the grace period. If a payment is not received by the payment due date, a finance charge is generally imposed on all purchases from the date of purchase to the date of repayment. The annual percentage rate charged by the Bank ranges from 19.8% to 21.6%.

          Credit card account holders are generally charged $25.00 if a check is dishonored after the second presentment. A late charge is assessed for each month that a minimum payment is not made timely. No annual fees, transaction-related or over limit service fees are imposed currently.

          The minimum monthly payment that account holders must make under the standard credit card programs offered by the Bank to customers of the Proffitt's, McRae's, Herberger's and Younkers department stores is the greater of 7.5% of the account balance or $10.00. The credit card accounts offered by the Bank to customers of Parisian offer a no-interest payment option or an interest-bearing payment option. The minimum payment for the no-interest payment option is the greater of 25% of the ending balance or $25, and for the interest bearing option is the greater of 7.5% of the ending balance or $10.
The Carson Credit Card Program requires a minimum payment of the greater of 5% of the ending balance or $10. Payments by account holders are applied first to interest and other charges or fees, and then to purchases in the order made. Each such minimum payment specified in this paragraph is referred to herein as a "qualified minimum payment."

          Under the china, silver and crystal plans offered by the Bank to the customers of the Proffitt's, McRae's, Herberger's and Younkers Department Stores, account holders can purchase such merchandise over $150 on an installment basis with no finance charges for a period of 24 months. The monthly payment under such plans is the greater of 5% of the highest balance in existence since the account last had a zero balance, or $20. Under the major purchase plans for the Department Stores, the account holder has the option to pay one-third of the highest balance for three consecutive months without incurring finance charges.

          The Bank offers cardholders of the Carson Credit Card Program a "Convenient Installment Plan" which gives the option to pay one-third of the highest balance for three consecutive months and incur no finance charges. The Bank also offers cardholders of the Carson Credit Card Program two "Zero Interest Plans" for three or 12 months, respectively. No finance charge is assessed unless the account becomes past due. Under the three-month plan, a minimum purchase of $100 is required, and the customer is required to pay the greater of one-third of the highest plan balance in existence since the plan last had a zero balance, or $33, each month. Under the 12-month plan, a minimum purchase of $250 is required, and the customer must pay the highest of one-twelfth (1/12th) of the highest balance in existence since the plan last had a zero balance, or $20, each month. Approximately 90% of the deferred billings offered by the Bank to cardholders under the Carson Credit Card Program consist of the zero interest plans.

          From time to time, the Bank offers deferred billing promotions to cardholders under the Proffitt's Credit Card Program. These promotions typically allow the account holder to delay the billing of the account for up to 90 days for specific purchases. During the deferred billing periods, the purchases either do not appear on the customer's statement or appear but are not added to the outstanding balances. No finance charges accrue on such purchases until they have been billed, at which point they are treated like ordinary purchases (that is, a grace period is available until the payment due date, unless the cardholder has a balance when the deferred purchase is billed, in which case finance charges accrue from the date the purchase is billed). All purchases are, however, immediately recorded on the credit authorization system, which reduces the customer's available credit limit accordingly. Total deferred receivables of approximately $2.5 million were outstanding as of March 31, 1998, but this amount varies with seasonal changes in Receivables outstanding.

DELINQUENCY, COLLECTIONS AND LOSSES

          For the Proffitt's Credit Card Program, the Credit Service Center measures delinquency by the number of days an account is past due, and accounts move into the collection queue based on contractual delinquency. When an account becomes one payment past due, a reminder is printed on the bottom of the next account statement. When an account becomes two payments past due, a suspension message is printed on the statement notifying the customer that they will be unable to use their credit card account until payment is made. The account enters the collection system at this point and is scheduled for collection department action 10 days later (i.e., the 40th day past due). When an account ages to 40 days past due, a reminder letter is mailed to the customer. Accounts between 40 and 119 days past due are worked randomly by collectors over the telephone using a predictive autodialer system. When the account is 60 days past due, (i) a stronger message appears on the customer's statement and (ii) a third-party collection letter is sent to the customer notifying the customer that additional purchases are not permitted to be charged. As an account becomes 120 days past due the account is assigned to a late stage collector for stronger collection efforts, including (i) skip tracing (using credit bureau sources, address and neighbor information and cross-reference directory searches), (ii) customized customer demand notices, (iii) specialized phone-based collection techniques, including predictive autodialing, and (iv) selective utilization of collection agencies and attorneys.

          Delinquent accounts are removed from the collection queue and returned to current status if three consecutive qualified minimum payments or, in the case of the programs operated on behalf of the Proffitt's, McRae's, Herberger's, Parisian and Younkers department stores, three payments aggregating 22.5% or more of the outstanding balance are received. No delinquent account is permitted to be cured more than once every six months. In addition, in limited circumstances, the Bank will re-age delinquent accounts prior to or without evidence of a payment. Such circumstances include bill adjustment problems, and untimely receipt of billing statements.

          Accounts are turned over to outside collection agencies at different times based on the outstanding balance and the number of months without proper payment. Generally, all accounts are assigned to a collection agency or attorney following the charge off of the account.

          The Credit Service Center measures delinquency for the Carson Credit Program by the number of days an account is past due, and accounts are moved into the collection queue based on contractual delinquency. Payments and credits are applied to the account, and the new age of delinquency and past due amount is calculated. Accounts aged 1 to 29 days past due are considered delinquent and will have a reminder printed on the statement when the account becomes one payment past due; the account will also receive a dunning notice mid-month if it is still delinquent at that time. Accounts are placed in collection status at 30 days past due (i.e., two payments have been missed). The collection status is not removed until the account cures to less than 30 days past due. Certain accounts aged 1-29 days past due are selected for collection activity based on behavioral score and balance. While accounts are in collection status, all sales will be referred to credit authorization for review (aged 30-89 days past due) or declined (aged 90 days or greater past due). Authorization of sales will be withheld unless proof of payment of the minimum amount due (past due amount plus current due amount) is forthcoming. Accounts aged up to 89 days past due are handled by early stage collectors. Accounts aged 90 days past due or greater are assigned to late stage collectors by billing cycle. Customer contact is made by telephone and a series of letters, based on the severity of delinquency. Contacts on collection accounts with balances under $50 are made via letters that are sent automatically by the collection system. The monthly billing statements contain collection messages, which become progressively stronger as the delinquency becomes more severe. Detailed skip tracing is accomplished using credit bureau services, Fast Data phone, address and neighbor search (both batch and on-line) and cross reference directory search.

          Under the Carson Credit Card Program, delinquent accounts will be automatically cured if the account holder makes a 15% payment in a three-month time frame in any combination of amounts.

          Receivables generally are charged off if a minimum payment has not been received prior to the eighth billing date. Losses may be recognized earlier if an account is determined to be uncollectible, if the cardholder is deceased or if the cardholder has filed for bankruptcy. In certain instances, losses may not be recognized on accounts that satisfy the charge off criteria set forth above if the Credit Service Center believes that the account will be paid.

          Under the Carson Credit Card Program, accounts with a valid telephone number that have been written off are retained in-house for 60 days and are handled by the recovery department. Accounts for which no payments have been received for 90 days are placed with attorneys and collection agencies. Legal actions are initiated if all other collection activities fail and if the circumstances warrant.

          The Bank's credit evaluation, servicing and charge off policies and Collections practices may change at any time as dictated by the Bank's business judgment and applicable law.

          The following table sets forth the loss experience with respect to the credit card accounts in the Trust Portfolio for each of the periods shown. There can be no assurance that future loss experience for the Receivables will be similar to the historical experience set forth below. See "Risk Factors" herein and in the Prospectus.

                     LOSS EXPERIENCE OF THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                        FOR THE THREE MONTHS ENDED         FOR THE 12 MONTHS ENDED
                                                 MARCH 31,                       DECEMBER 31,
                                           1998           1997         1997         1996         1995
Average Principal
  Receivables(1)                         $717,568       $661,507     $666,684     $606,051     $600,036
Total Principal Charge Offs(2)              7,607          7,452       28,994       28,739       25,569
Recoveries(3)                               2,184          2,058        7,955        8,341        6,833
Net Principal Charge Offs                   5,424          5,394       21,039       20,398       18,736
Net Principal Charge Offs
  Percentage(4)                              3.02%          3.26%        3.16%        3.37%        3.12%

--------------
(1) Average Principal Receivables for a particular period is the average of the principal balances outstanding at the beginning and the end of each month during such period.
(2) Total Principal Charge Offs are charge offs before Recoveries and do not include fraud losses.
(3)  Excludes Younkers data for 1995.
(4) The percentages for the three months ended March 31, 1998 and 1997 are annualized figures, which are not necessarily indicative of results that may be realized for the entire year.

    The following tables set forth the delinquency experience with respect to payments by cardholders that were 31 days or more past due for each of the periods shown for the Trust Portfolio. Because delinquencies are affected by a number of factors, including competitive and general economic conditions and consumer debt levels, there can be no assurance that the delinquency experience for the Receivables in the future will be similar to the historical experience set forth below.

                            HISTORICAL DELINQUENCIES
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                               AS OF MARCH 31,
                                       1998                       1997                       1997
                                           PERCENTAGE                 PERCENTAGE                 PERCENTAGE
                                            OF TOTAL                   OF TOTAL                   OF TOTAL
                             RECEIVABLES  RECEIVABLES   RECEIVABLES  RECEIVABLES   RECEIVABLES  RECEIVABLES
Current(1)                      $678,590        96.14%     $621,761        95.62%     $809,038         96.69%
31 to 60 days
   delinquent                      9,951         1.41        13,053         2.01        10,886         1.30
61 to 90 days
   delinquent                      5,850         0.83         5,981         0.92         5,431         0.65
Over 91 days
   delinquent                     11,411         1.62         9,468         1.46        11,411         1.36
                                  ------         ----         -----         ----        ------         ----
Total Delinquent                $ 27,212         3.86%     $ 28,502         4.38%    $  27,728         3.31%
                                --------         ----      --------         ----     ---------        ------
Total Receivables               $705,802       100.00%     $650,263       100.00%    $ 836,766       100.00%
                                ========       ======      ========       ======     =========       ======

                        AS OF DECEMBER 31,
                              1996                          1995(2)

                                   PERCENTAGE                     PERCENTAGE
                                   OF TOTAL                        OF TOTAL
                   RECEIVABLES    RECEIVABLES      RECEIVABLES    RECEIVABLES
Current(1)
31 to 60 days         $696,515          95.81%        $559,941         95.35%
   delinquent           14,999           2.06           13,888          2.37
61 to 90 days
   delinquent            5,559           0.76            4,989          0.85
Over 91 days
   delinquent            9,917           1.36            8,423          1.43
                         -----           ----            -----          ----
Total
Delinquent            $ 30,476           4.19%        $ 27,301          4.65%
                      --------           ----         --------          ----
Total
Receivables           $726,991         100.00%        $587,242        100.00%
                      ========         ======         ========        ======

------------------------
(1) Includes both current Accounts and Accounts that are less than 31 days past due as well as Accounts with credit balances.
(2)  Yonkers' delinquencies are not available for the December 31, 1995 period.

     The Trust Portfolio's net principal charge offs and delinquencies at any time reflect, among other factors, the overall credit quality of the cardholders, the seasoning of the accounts, the success of the Bank's collection efforts and general economic conditions. Newly originated accounts generally exhibit higher delinquencies and losses than seasoned accounts, beginning approximately six months from issuance, and stabilize within approximately two to three years. The Bank believes that this tendency has not had a material impact on the Trust Portfolio given the moderate growth historically exhibited by the Trust Portfolio. In addition, the Bank believes that the trends exhibited in the Trust Portfolio (of moderately increasing delinquencies) are consistent with general economic conditions in the United States, particularly the nationwide rise in consumer loan delinquencies. The Bank utilizes its underwriting procedures and risk management policies to establish and maintain its Accounts while promoting the sale of the Company's merchandise within the context of acceptable risk characteristics (including delinquencies and losses) and the Bank's safety and soundness. See "--Credit Origination and Underwiring" herein and "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts" in the Prospectus.


                      COMPOSITION OF THE TRUST PORTFOLIO

General

     The information describing the Trust Portfolio reflects its composition as of the dates shown. There can be no assurance that the composition and performance of the Trust Portfolio in the future will be similar to the historical experience reflected below. Amounts and percentages in the following tables may not add to the totals because of rounding.

                            COMPOSITION OF ACCOUNTS
                                     BY AGE
                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)


                                        PERCENTAGE                   PERCENTAGE
                                         OF TOTAL                     OF TOTAL
                          NUMBER OF      NUMBER OF     RECEIVABLES   RECEIVABLES
                         ACCOUNTS(1)     ACCOUNTS      OUTSTANDING   OUTSTANDING
Under 6 months              452,168         9.31%        $ 43,254        6.13%
6 months to 1 year          806,137        16.60           67,736        9.60
1-2 years                   424,015         8.73           47,881        6.78
2-3 years                   417,290         8.59           60,112        8.52
3 years and older         2,756,290        56.76          486,820       68.97
                          ---------       ------         --------      ------
Total                     4,855,900       100.00%        $705,802      100.00%
                          =========       =======        ========      =======


--------------------------
(1)  Includes all Accounts with activity during the preceding 12 months.


                       COMPOSITION OF THE TRUST PORTFOLIO
                               BY ACCOUNT BALANCE
                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)


                                        PERCENTAGE                   PERCENTAGE
                                         OF TOTAL                     OF TOTAL
                          NUMBER OF      NUMBER OF     RECEIVABLES   RECEIVABLES
                         ACCOUNTS(1)   ACCOUNTS(1)     OUTSTANDING   OUTSTANDING
No Balance(2)             2,614,701        53.85%        $     --        0.00%
$0.01 to $500.00          1,674,719        34.49          276,333       39.15
$500.01 to $1,000.00        299,776         6.17          209,304       29.65
$1,000.01 to $2,000.00      108,873         2.24          145,886       20.67
$2,000.01 to $3,000.00       19,103         0.39           45,645        6.47
$3,000.01 to $4,000.00        5,023         0.10           17,107        2.42
$4,000.01 to 5,000.00         1,707         0.04            7,551        1.07
$5,000.00+                    1,261         0.03            9,478        1.34
Credit balance(3)           130,737         2.69           (5,503)      (0.78)
                          ---------       ------         --------      ------
Total                     4,855,900       100.00%        $705,802      100.00%
                          =========       =======        ========      =======

--------------------------
(1)  Includes all Accounts with activity during the preceding 12 months.
(2) Accounts currently having no outstanding balance are included, as Receivables may be generated in such Accounts in the future.
(3) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently having an outstanding credit balance are included, as Receivables may be generated in such Accounts in the future.

                       COMPOSITION OF THE TRUST PORTFOLIO
                                BY CREDIT LIMIT
                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)


                                          PERCENTAGE                 PERCENTAGE
                                           OF TOTAL      AGGREGATE    OF TOTAL
                             NUMBER OF     NUMBER OF       CREDIT     AGGREGATE
CREDIT LIMIT               ACCOUNTS(1)(3) ACCOUNTS        LIMIT(3)  CREDIT LIMIT
Zero                           139,720       3.18%     $        --      0.00%
$0.01 - $600.00                534,682      12.17          213,068      2.11
$600.01 - $1,000.00            473,262      10.77          392,899      3.89
$1,000.01 - 2,000.00         1,368,918      31.15        1,968,028     19.49
$2,000.01 - 3,000.00           619,173      14.09        1,463,417     14.49
$3,000.01 - 4,000.00           123,212       2.80          418,403      4.14
$4,000.01 - 5,000.00(2)      1,094,955      24.92        5,380,349     53.28
$5,000.01 or more               40,424       0.92          261,875      2.59
                             ---------     ------      -----------    ------
Total                        4,394,346     100.00%     $10,098,039    100.00%
                             =========     =======     ===========    =======

------------------
(1)  Includes all Accounts with activity during the preceding 12 months.
(2) The concentration of Accounts in the $4,000.01 - $5,000.00 credit limit range is due to the fact that this is the highest credit limit assigned without special exceptions.
(3) Excludes 461,554 Accounts from the Carson Credit Card Program that had zero balances.


                       COMPOSITION OF THE TRUST PORTFOLIO
                               BY PAYMENT STATUS
                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)


                                          PERCENTAGE                 PERCENTAGE
                                           OF TOTAL                   OF TOTAL
                            NUMBER OF      NUMBER OF   RECEIVABLES   RECEIVABLES
PAYMENT STATUS             ACCOUNTS(1)     ACCOUNTS    OUTSTANDING   OUTSTANDING
Current(2)                  2,174,116        97.01%      $678,590       96.14%
31 to 60 days delinquent       30,227         1.35          9,951        1.41
61 to 90 days delinquent       13,280         0.59          5,850        0.83
Over 91 days delinquent        23,576         1.05         11,411        1.62
                            ---------       ------       --------      ------
Total                       2,241,199       100.00%      $705,802      100.00%
                            =========       =======      ========      =======

--------------------
(1)  Includes all Accounts with balances.
(2) Includes both current Accounts and Accounts that are less than 31 days past due as well as Accounts with credit balances.

GEOGRAPHIC DISTRIBUTION

     Except for the states listed below, no state accounted for more than 5% of the number of active aggregate credit card accounts in the Trust Portfolio or 5% of the Receivables outstanding in the Trust Portfolio as of March 31, 1998.

                 GEOGRAPHIC DISTRIBUTION OF THE TRUST PORTFOLIO
                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)


                                     PERCENTAGE                     PERCENTAGE
                                      OF TOTAL                       OF TOTAL
                    NUMBER OF         NUMBER OF     RECEIVABLES     RECEIVABLES
STATE              ACCOUNTS(1)        ACCOUNTS      OUTSTANDING     OUTSTANDING

Illinois            1,277,693           26.31%        $190,712          27.02%
Alabama               599,293           12.34          126,665          17.95
Wisconsin             678,152           13.97           79,070          11.20
Mississippi           278,434            5.73           64,188           9.09
Iowa                  300,827            6.20           44,451           6.30
Tennessee             252,054            5.19           42,384           6.01
Other               1,469,447           30.26          158,332          22.43
                    ---------          ------         --------         ------
Total               4,855,900          100.00%        $705,802         100.00%
                    =========          =======        ========         =======


-----------------------
(1)  Includes Accounts with activity during the preceding 12 months.

     Illinois, the sixth most populous state, experienced population growth of approximately 4% from 1990 to 1997, slower than the national average of approximately 7.6% for the same period. According to the United States Census Bureau, the State's median household income of $39,554 was 111% of the national median. Manufacturing has been a mainstay of the Illinois economy, and the State is the nation's fifth largest exporter. Competition from southern states and Mexico has slowed the growth of industrial development recently, and Asia's current problems have adversely affected the State, especially the industrial machinery and electronics businesses. Exports account for approximately 6% of the State's gross output, and approximately 12% of exports have been sold to those Asian countries most affected by economic difficulties, with Japan and China accounting for an additional 12%. The Bureau of Labor Statistics reports that the seasonally adjusted unemployment rate for the State declined from 4.8% in February 1997 to 4.6% in February 1998. At the same time, the national average unemployment declined from 5.3% to 4.6%. Similarly, the number of jobs has increased in Illinois, but at a slower rate than the national average. Chicago, Illinois is the Midwest's financial center, as well as a national distribution and transportation hub.

     Alabama's population grew an estimated 6.9% from 1990 to 1997. The unemployment rate in Alabama dropped from 4.6% in March 1997 to 3.6% in March 1998. Median household income in constant 1994 dollars declined from $27,235 in 1990 to $25,991 in 1995, the latter amount being approximately 76% of the national average. The Company believes that it is among the 10 largest employers in Alabama. Historically, Alabama's economy and employment levels have been adversely affected by cyclical downturns, especially in the mining, metal manufacturing and fabrication, forest products and textile industries, although growth in service businesses and other economic diversification in recent years may reduce such economic risks. Cut-backs in the space program and changes in other federal spending in Alabama have also had adverse effects in the past.

     Wisconsin's population grew approximately 5.6% from 1990 to 1997. As a result, Wisconsin dropped from the sixteenth to the eighteenth most populous state. According to seasonally adjusted data from the U.S. Bureau of Labor Statistics, unemployment in Wisconsin has trended downward from 3.9% in January 1995 to 3.1% in April 1998. In constant 1994 dollars, median household income rose from $38,810 in 1990 to $40,995 in 1995, moving the State's ranking from nineteenth to fifth. During the same period, the nation's median household income declined slightly. Wisconsin's top five industries are dairy products, motor vehicles, paper, meat products and small engines. Motor vehicles and paper are cyclical industries, and the State's economy may be affected by downturns in those areas.

                                  THE ACCOUNTS

     The Receivables in the Accounts as of March 31, 1998 included $25,923,000 of Finance Charge Receivables and $679,879,000 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables, respectively). As of March 31, 1998, there were approximately 4.9 million Accounts which had an average total principal receivables balance of $310 and an average credit limit of $2,300. As of March 31, 1998, the average total principal receivables balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was approximately 6.9%. The Accounts were selected from the Trust Portfolio in the manner described in the Prospectus under "The Accounts."

                                USE OF PROCEEDS

     Net proceeds from the sale of the Series 1998-2 Certificates in the amount of the Initial Investor Amount less offering expenses, will be paid to PCC. PCC will use such net proceeds to pay down approximately $220,076,000 of the Series 1997-1 Variable Funding Certificates.

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that the Class A Certificateholders will not receive payments of principal until the Class A Expected Payment Date, except in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Class B Certificateholders will not receive payments of principal until the Class B Expected Payment Date, except in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period; provided that in no event will the Class B Certificateholders receive payments of principal until the Class A Certificates have been paid in full. See "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events" and "Risk Factors -- Effect of Payment Rate on Certificates" in the Prospectus.

     Assuming that the Rapid Amortization Period has not commenced, during the Accumulation Period a portion of the Collections in respect of the Receivables equal to the product of (i) the Investor Percentage with respect to Collections of Principal Receivables and (ii) Collections in respect of Principal Receivables received during such Monthly Period will be deposited in the Principal Account. Such amount to be deposited is limited to the applicable Controlled Accumulation Amount (equal to $16,666,667 and $21,500,000 with respect to the Class A Accumulation Period and Class B Accumulation Period, respectively), subject to adjustment during the Class A Accumulation Period based on the calculated Accumulation Period Length beginning with the first Distribution Date of the Accumulation Period and ending when the amount held in the Principal Account is sufficient to pay the Class A Investor Amount in full. In addition, any existing Deficit Controlled Accumulation Amount will be deposited into the Principal Account. Amounts held in the Principal Account will be paid to the Class A Certificateholders on the Class A Expected Payment Date and to the Class B Certificateholders on the Class B Expected Payment Date, respectively, or in each case, the first Distribution Date during the Rapid Amortization Period, if earlier. A decline in the rate of cardholder reborrowing together with a decline in the rate of establishing new Accounts during the Accumulation Period could extend the time of repayment of principal to the Certificateholders, resulting in a longer term exposure to loss and liquidity concerns by holders of the Offered Certificates.

     Should a Pay Out Event occur and the Rapid Amortization Period begin, Available Principal Collections distributable or to be deposited with respect to the Class A Investor Amount or the Class B Investor Amount will no longer be limited to the Controlled Accumulation Amount. Instead, Available Principal Collections will be distributed monthly in their entirety on each Distribution Date to the Certificateholders, beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. The Class B Investor Amount will generally begin amortizing only after the Class A Investor Amount is paid in full, the Collateral Indebtedness Amount will generally begin amortizing only after the Class B Investor Amount is paid in full and the Class D Investor Amount will begin amortizing only after the Collateral Indebtedness Amount is paid in full. Allocations based upon an Investor Percentage with a fixed numerator during the Rapid Amortization Period may result in greater distributions of principal to Certificateholders than would be the case if an Investor

Percentage with a floating numerator were used to determine the percentage of Collections distributed in respect of the Investor Amount. The Offered Certificates are also subject to an optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, the Collateral Indebtedness Amount and the amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates is less than or equal to 10% of the sum of the Class A Investor Amount on the Series Closing Date, the Class B Investor Amount on the Series Closing Date, the Collateral Indebtedness Amount on the Series Closing Date and the highest amount of the Class D Investor Amount held by parties other than the Transferor or any of its affiliates since the Closing Date. See "Description of the Certificates and the Pooling and Servicing Agreement -- Optional Repurchase; Final Payment of Principal; Termination" in the Prospectus.

          The Transferor may, at or after the time the Accumulation Period commences for Series 1998-2, cause the Trust to issue another Series as a Paired Series with respect to Series 1998-2 to be used to finance the increase in the Transferor Interest caused by the accumulation of principal in the Principal Account with respect to Series 1998-2. No assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, since the terms of the Certificates may vary from the terms of such other series, the pay out events with respect to such other series may vary from the Pay Out Events with respect to Series 1998-2 and may include pay out events which are unrelated to the status of the Transferor or the Receivables, such as pay out events related to the continued availability and rating of certain providers of credit enhancement with respect to such series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed. If a pay out event occurs with respect to the Paired Series when Series 1998-2 is in the Accumulation Period, the percentage used for allocating Collections of Principal Receivables for Series 1998-2 and for the Paired Series may be reset as specified herein. See "Series Provisions -- Investor Percentages and Transferor Percentage" and "Description of the Certificates and the Pooling and Servicing Agreement -- Paired Series" in the Prospectus.

          Principal payments on the Offered Certificates will begin prior to their respective expected payment dates in the event of a Pay Out Event. Pay Out Events may be caused, by among other things, a decrease in Portfolio Yield or an inability to generate sufficient new Receivables. A reduction in Portfolio Yield may result from reductions in Collections of Finance Charge Receivables or an increase in charge offs. A reduction in Collections of Finance Charge Receivables may occur as a result of increased delinquencies, or as a result of increased payments of principal being made by cardholders on a monthly basis. Such increased payments would result in lower Finance Charges being assessed. A decline in the rate of reborrowing or a decline in the rate of establishing new Accounts would also contribute to a reduction in the creation and collection of Finance Charge Receivables. The Offered Certificates will be paid after their respective expected payment dates if sufficient Principal Receivables are not collected during the Accumulation Period. A reduction in Collections of Principal Receivables may occur due to a reduction in payment rates.

          Although it is anticipated that principal payments will be made to Class A Certificateholders and to the Class B Certificateholders on the Class A Expected Payment Date and on the Class B Expected Payment Date, respectively, no assurance can be given in that regard. The ability of the Trust to make such payments depends on the payment rates on the Receivables, the amount of outstanding Receivables from time to time, delinquencies, the rate of charge offs on the Receivables, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. The Transferor cannot predict, and no assurance can be given as to, any of the foregoing. Thus no assurance can be given as to the actual rate of payment of principal of the Offered Certificates. See "Credit Card Program" and "Composition of the Trust Portfolio." See also "Risk Factors" in the Prospectus.

          The following table sets forth the highest and lowest credit card account holder monthly payment rates for the Trust Portfolio during any month in the periods shown and the average account holder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total opening monthly credit card account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts. There can be no assurance that monthly payment rates in the future will be similar to this historical experience. See "Risk Factors" herein and "Risk Factors" in the Prospectus.

                    ACCOUNT HOLDER MONTHLY PAYMENT RATES(1)
                                TRUST PORTFOLIO


                           FOR THE THREE MONTHS           FOR THE 12 MONTHS
                              ENDED MARCH 31,             ENDED DECEMBER 31,
                            1998          1997       1997       1996       1995
Lowest Month               19.39%        20.42%     19.67%     20.61%     22.04%
Highest Month              22.46%        23.26%     23.26%     24.62%     26.01%
Monthly Average            21.13%        21.68%     20.94%     21.94%     23.32%


--------------------
(1) The monthly payment rates are calculated as the amount of total payments received during the month, divided by total Receivables outstanding at the beginning of each month.

     The amount of Collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and the payment habits of individual account holders. There can be no assurance that Collections of Principal Receivables with respect to the Accounts, and thus the rate at which Certificateholders could expect to receive payments of principal on their Offered Certificates, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced.

     Because there may be a slow down in the payment rate below the payment rate used to determine the Controlled Accumulation Amount, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the beginning of the Accumulation Period to the final Distribution Date with respect to the Offered Certificates will equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, charge offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, there can be no assurance that future account holder monthly payment rate experience will be similar to historical experience.

                       RECEIVABLES YIELD CONSIDERATIONS

     The yield for active credit card accounts in the Trust Portfolio for each of the periods shown is set forth in the following table. The historical yield figures in the table are calculated on an as-billed basis. Collections on Receivables included in the Trust will be on a cash collection basis and may not reflect the historical yield experience in the table. Revenues from Finance Charges and fees will be affected by numerous factors, including the rates of the Finance Charges on Principal Receivables, the amount of other fees paid by account holders, the percentage of account holders who pay off their balances in full each month or who have the benefit of a deferred billing or interest free option and thus do not incur monthly periodic charges on purchases, and changes in delinquency rates. There can be no assurance that the yield in the future will be similar to the historical experience set forth below. See "Risk Factors" in the Prospectus.

                                PORTFOLIO YIELD
                                TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                    FOR THE THREE MONTHS                  FOR THE 12 MONTHS
                                       ENDED MARCH 31,                    ENDED DECEMBER 31,
                                      1998        1997                1997       1996        1995
Average Receivables(1)              $728,074   $671,163             $676,140   $614,739    $609,537
Billed Finance Charges and
  Fees, Unadjusted                   $29,080    $26,207             $101,583    $93,867     $88,796
Portfolio Yield, Unadjusted           15.98%     15.62%               15.02%     15.27%      14.57%
Discount Option Receivable
  Collections (2% Discount
  Percentage)(2)(3)                   $9,177     $8,547              $31,319    $30,209     $30,819
Portfolio Yield, Discount
  Adjusted(2)(4)                      21.02%     20.71%               19.66%     20.18%      19.62%

---------------------
(1) Average Receivables for a particular period is the average of the total balances outstanding at the beginning and the end of each month during such period.
(2) The percentages for the three months ended March 31, 1998 and 1997 are annualized figures, which are not necessarily indicative of results that may be realized for the entire year.
(3) The term "unadjusted" represents the Portfolio Yield without the inclusion of Discount Option Receivable Collections.
(4) Represents the historical Portfolio Yield adjusted to reflect the inclusion of Discount Option Receivable Collections and a Discount Percentage of 2% for all periods indicated. See "Risk Factors -- Effect of Discount Option" in the Prospectus for a description of the risk factors associated with the Discount Option.

                                  POOL FACTORS

     The "Class A Pool Factor," the "Class B Pool Factor," the "Collateral Pool Factor" and the "Class D Pool Factor" are each a seven-digit decimal, which the Servicer will compute monthly, expressing as of each Record Date, the Class A Investor Amount as a proportion of the Class A Investor Amount as of the Series Closing Date, the Class B Investor Amount as a proportion of the Class B Investor Amount as of the Series Closing Date, the Collateral Indebtedness Amount as a proportion of the Collateral Indebtedness Amount as of the Series Closing Date or the Class D Investor Amount as a proportion of the Class D Investor Amount as of the Series Closing Date, respectively. On the Series Closing Date, the Class A Pool Factor, the Class B Pool Factor, the Collateral Pool Factor and the Class D Pool Factor (collectively, the "Pool Factors") will each be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances. Thereafter, on and after the beginning of the Rapid Amortization Period, the Class A Pool Factor will decline to reflect reductions in the Class A Investor Amount, and after the Class A Investor Amount has been reduced to zero, the Class B Pool Factor will decline to reflect reductions in the Class B Investor Amount. The Collateral Pool Factor will decline to reflect reductions in the Collateral Indebtedness Amount. See "Series Provisions -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

     Pursuant to the Pooling and Servicing Agreement, monthly reports concerning the Investor Amount, the Adjusted Investor Amount, the Pool Factors and various other items of information will be made available to the Certificateholders. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Reports to Certificateholders" in the Prospectus.

                               SERIES PROVISIONS

GENERAL

          The Series 1998-2 Certificates will be issued pursuant to the Pooling and Servicing Agreement and a Supplement thereto relating to the Series 1998-2 Certificates (the "Series 1998-2 Supplement"). The Series 1998-2 Certificates will consist of four Classes, the Class A Certificates, the Class B Certificates, the Class D Certificates and the Class comprising the Collateral Indebtedness Interest. Reference should be made to the Prospectus for additional information concerning the Pooling and Servicing Agreement.

          The Series 1998-2 Certificates will represent undivided interests in the Trust, including an interest in all payments on the Receivables in the Trust based upon the applicable Investor Percentage. Each Offered Certificate represents the right to receive monthly payments of interest at one-twelfth (1/12th) of the applicable Certificate Rate and payments of principal at the respective maturity dates or during the Rapid Amortization Period funded from Collections of Finance Charge Receivables, Net Recoveries and Principal Receivables, respectively, allocated to the Investor Amount. See "-- Investor Percentages and Transferor Percentage;" "-- Applications of Collections" and "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

          The Transferor will initially own the interest not represented by the Series 1998-2 Certificates or other series of certificates. The Transferor Amount will be evidenced by the Exchangeable Transferor Certificate, which will represent an undivided interest in the Trust, including the right to a floating percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust. The Transferor will be permitted to assign any or all of its interests in the Exchangeable Transferor Certificate to the Company or any of its affiliates. The Exchangeable Transferor Certificate may be subdivided and a portion thereof may be sold to third parties in the form of a separate Series. The ability of the Transferor to issue other Series and to subdivide the Exchangeable Transferor Certificate is subject to certain additional conditions, including delivery to the Trustee of (i) an opinion of counsel that the issuance of such new series will not have a material adverse effect on the Federal income tax characterization of any outstanding series, (ii) written confirmation from each Rating Agency rating each of the outstanding series that the issuance of such new series will not result in such Rating Agency reducing or withdrawing its rating on any certificates then outstanding, and (iii) the approval of certain holders of Certificates of unrated Series or Classes of Certificates. See "-- Investor Percentages and Transferor Percentage."

          During the Revolving Period, the Investor Amount will remain constant except in certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid or removed. The Transferor Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period, all or a portion of the Collections of Principal Receivables allocable to the entire Investor Amount will be deposited in the Principal Account until the relevant Expected Payment Date or the commencement of the Rapid Amortization Period. During the Rapid Amortization Period, the Investor Amount will decline as payments of Principal Receivables allocated to the Investor Amount are collected and distributed monthly to the Certificateholders on the applicable payment dates. As a result, the Transferor Amount during the Accumulation Period or a Rapid Amortization Period may generally increase relative to the Investor Amount to reflect the reductions in the Investor Amount and will also change to reflect the variations in the amount of Principal Receivables in the Trust or the amount held in the Excess Funding Account. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

          The Offered Certificates will initially be represented by two or more certificates, each registered in the name of a nominee of DTC. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's interest in the Offered Certificates, except as described under "Description of the Certificates and the Pooling and Servicing Agreement -- Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued under the limited circumstances described therein, all references herein to actions by Certificateholders shall refer to actions taken by

DTC upon instructions from its Participants and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC's procedures. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.

          On the Series Closing Date, the Trustee will authenticate and deliver, upon the order of the Transferor, two or more certificates representing the Offered Certificates to DTC, and one or more certificates representing the Collateral Indebtedness Interest to the Collateral Indebtedness Holder and one or more certificates representing the Class D Certificates to the Transferor (or its designee) against payment of the net purchase price for the Series 1998-2 Certificates. On the Series Closing Date, the Servicer will deliver to the Trustee a certificate setting forth the aggregate amounts of the Principal Receivables and Finance Charge Receivables as of the close of business on the second day preceding the Series Closing Date.

INTEREST PAYMENTS

          Interest will accrue on the Offered Certificates from the Series Closing Date. Beginning with the month following the month in which such accrual date occurs, interest at one-twelfth of the Certificate Rate will be paid on the Distribution Date in each month to the Certificateholders in whose names the Offered Certificates were registered at the close of business on the Record Date. Interest will be distributed on the June 1998 Distribution Date, and on each Distribution Date thereafter. Interest due on any Distribution Date will be calculated on the amount of the Investor Amount as of the preceding Record Date (plus any prior interest deficiency) or, in the case of the initial Distribution Date, on the amount of the Investor Amount on the Series Closing Date. Interest will be prorated for the actual number of days in the first accrual period. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months, with each accrual period constituting a single month. Interest payments on any Distribution Date will be generally funded from Available Finance Charge Collections.

PRINCIPAL PAYMENTS

          During the Revolving Period, which begins on the Series Closing Date and ends on the close of business on the last day of the Monthly Period preceding the commencement of the Accumulation Period or, if earlier, the day the Rapid Amortization Period begins, principal payments will be made to the holder of the Exchangeable Transferor Certificate, allocated to other series of certificates, applied as Reallocated Principal Collections, if required, or deposited in the Excess Funding Account rather than deposited to the Principal Account or paid to the Certificateholders. Under certain circumstances, the commencement of the Accumulation Period may be postponed by the Transferor. On or prior to the Distribution Date occurring 12 months prior to the Class A Expected Payment Date, the Transferor shall designate the number of Monthly Periods in the Accumulation Period and the commencement date of the Accumulation Period. In the absence of such a designation, the Accumulation Period will commence at the close of business on the last day of the April 2000 Monthly Period.

          During the Accumulation Period, a portion of Available Principal Collections will be deposited in the Principal Account on each Distribution Date. During the Rapid Amortization Period, which would begin upon the occurrence of a Pay Out Event, any amounts held in the Principal Account will be allocated first to the Class A Certificateholders, with the balance, if any, to the Class B Certificateholders to the extent of their respective Investor Amounts, and thereafter Available Principal Collections will be paid to the Certificateholders on each Distribution Date. The Class A Investor Amount will be equal to the Class A Initial Investor Amount minus the aggregate amount of principal payments paid to the Class A Certificateholders and minus the amount of Class A Investor Charge Offs which have not been reimbursed, plus the aggregate amount of reductions of the Series Adjustment Amounts allocable to the Class A Certificates. The Class A Adjusted Investor Amount is equal to the Class A Investor Amount minus the amount held in the Principal Account on behalf of the Class A Certificateholders. The first principal payment will be made to the Principal Account or to the Certificateholders, as the case may be, beginning on the first Distribution Date following the month in which either the Accumulation Period or the Rapid Amortization Period commences. If a Rapid Amortization Period does not commence, principal payments will be funded from the amounts held in the Principal Account. The Class B Investor Amount will be equal to the Class B Initial Investor Amount minus the aggregate amount of principal payments paid to the Class B Certificateholders minus any Class B Subordinated Principal Collections applied for the benefit of the Class A Certificates minus the amount of the unreimbursed Class B Investor Charge Offs and reallocations of the Class B Investor Amount to the Class A Investor Amount to cover the Class A Allocable Amount and plus the aggregate amount of reductions of the Series Adjustment Amounts allocable to the Class B Certificates. The Class B Adjusted Investor Amount is equal to the Class B Investor Amount minus, prior to the payment in full of the Class A Investor Amount, the excess of the Principal Account Balance over the Class A Investor Amount, and after the payment in full of the Class A Investor Amount, the Principal Account Balance, if any (but not less than zero). On the Class A Expected Payment Date, amounts held in the Principal Account will be distributed to holders of the Class A Certificates, and on the Class B Expected Payment Date, amounts held in the Principal Account will be distributed to holders of the Class B Certificates; provided that the Rapid Amortization Period has not commenced. During the Collateral Amortization Period, certain Collections of Principal Receivables will be distributed to the Collateral Indebtedness Holder. See "-- Investor Percentages and Transferor Percentage;" and "-- Applications of Collections." See also "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events" in the Prospectus.

POSTPONEMENT OF ACCUMULATION PERIOD

          The Accumulation Period is scheduled to commence at the close of business on the last day of the April 2000 Monthly Period. Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Transferor may make such election only if the Accumulation Period Length (determined as described below) is less than 12 months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fund the Principal Account up to the Class A Initial Investor Amount no later than the Class A Expected Payment Date, based on (a) the monthly Collections of Principal Receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding 12 months and (b) the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Accumulation Period.
If the Accumulation Period Length is less than 12 months, the Transferor may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the investor amounts of certain other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Series Closing Date. The length of the Accumulation Period will never be less than one month nor greater than 12 months.

CASH COLLATERAL ACCOUNT

          The Cash Collateral Account will be a segregated trust account established with a Qualified Institution which will be held for the benefit of the Class A Certificateholders, the Class B Certificateholders, the Collateral Indebtedness Interest Holder and the Class D Certificateholders, as their interests appear in the Series 1998-2 Supplement, and in the case of the Collateral Indebtedness Holder, in the loan agreement among the Trustee, the Transferor, the Servicer and the Collateral Indebtedness Holder (the "Loan Agreement") (which interest, in the case of the Collateral Indebtedness Holder, will be subordinated to the interests of the Class A Certificateholders and Class B Certificateholders as provided in the Series 1998-2 Supplement). The purpose of the Loan Agreement is to govern the terms and conditions of the purchase of the Collateral Indebtedness Interest by the Collateral Indebtedness Holder. Funds held in the Cash Collateral Account will be invested in Permitted Investments. On each Distribution Date, all interest and earnings (net of losses and investment expenses) received during the preceding Monthly Period on funds in the Cash Collateral Account will be allocable to the Excess Spread.

          The Available Cash Collateral Amount initially will be zero and will increase thereafter (i) to the extent the Transferor elects to deposit Excess Spread and Shared Excess Finance Charge Collections in the Cash Collateral Account (ii) to the extent Excess Spread and Shared Excess Finance Charge Collections allocable to

Series 1998-2 are required to be deposited in the Cash Collateral Account pursuant to the Loan Agreement and (iii) to the extent the Available Enhancement Amount is less than the Required Enhancement Amount, Excess Spread and Shared Finance Charge Collections allocable to Series 1998-2 will be deposited therein.

          On each Distribution Date, one or more withdrawals may be made from the Cash Collateral Account in an amount up to the amount therein to fund, in order of priority, the Class A Required Amount, the Class B Required Amount and the Collateral Required Amount.

          At the Servicer's option, on each Distribution Date, if the Cash Enhancement Surplus, after giving effect to all deposits to, and withdrawals from, the Cash Collateral Account and all payments of principal to Series 1998-2 Certificateholders with respect to such Distribution Date, is greater than zero, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will withdraw from the Cash Collateral Account, and pay to the Transferor, an amount equal to such Cash Enhancement Surplus.

          "Cash Enhancement Surplus" means, as of any Determination Date, the lesser of (a) the Enhancement Surplus and (b) the excess of the amount held in and available to be withdrawn from the Cash Collateral Account over the Required Cash Collateral Amount.

          "Enhancement Surplus" means, with respect to any Distribution Date, the sum of the amount held in and available to be withdrawn from the Cash Collateral Account, the Collateral Indebtedness Amount and the Class D Investor Amount, over the Required Enhancement Amount.

RESERVE ACCOUNT

          The Servicer will establish and maintain, or cause to be established or maintained, a "Reserve Account" with a Qualified Institution in the Trustee's name as a segregated trust account and for the benefit of the holders of the Certificates. As described in "-- Applications of Collections," after the Reserve Account Funding Date but prior to the termination of the Reserve Account, a portion of the amounts held in the Collection Account will be applied to fund the Reserve Account. During the Accumulation Period, the Trustee will withdraw an amount equal to the lesser of the amount held in the Reserve Account and the difference between (a) the product of amounts held in the Principal Account and the interest rates applicable to the Offered Certificates and (b) investment income on the Principal Account, and deposit such amount in the Collection Account. Amounts on deposit in the Reserve Account in excess of the amounts required to be maintained therein from time to time will be distributed to the Transferor.

          The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences three months prior to the commencement of the Class A Accumulation Period (or earlier, under certain circumstances relating to the yield on the Receivables).

SUBORDINATION OF THE CLASS B CERTIFICATES, THE COLLATERAL INDEBTEDNESS INTEREST AND THE CLASS D CERTIFICATES

          The Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain Collections of Principal Receivables otherwise allocable to the Class B Certificateholders ("Class B Subordinated Principal Collections") may be reallocated to the Class A Certificateholders and the Class B Investor Amount may be reduced. Similarly, certain Collections of Principal Receivables allocable to the Class D Certificates and the Collateral Indebtedness Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders, and the Class D Investor Amount and the Collateral Indebtedness Amount may be reduced as a result. To the extent the Class B Investor Amount is reduced, the percentage of Collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Amount is not reimbursed, the amount of principal distributable to the Class B

Certificateholders will be reduced. See "-- Investor Percentages and Transferor Percentage," "-- Reallocation of Cash Flows," and "-- Applications of Collections."

INVESTOR PERCENTAGES AND TRANSFEROR PERCENTAGE

          The Investor Percentage (the "Investor Percentage") will be calculated as follows:

          Principal Receivables during Revolving Period, Finance Charge Receivables (other than during the Rapid Amortization Period) and Allocable Amounts. With respect to (A) Principal Receivables during any Monthly Period during the Revolving Period, (B) Finance Charge Receivables during any Monthly Period other than during a Rapid Amortization Period, and (C) the Allocable Amounts during any Monthly Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the immediately preceding Monthly Period (or the Initial Investor Amount, in the case of the first Monthly Period applicable to Series 1998-2) and the denominator of which is the greater of (i) the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the applicable investor percentages with respect to Principal Receivables, Finance Charge Receivables or the Allocable Amounts, as applicable, for all Series outstanding as of the date on which such determination is being made.

          Finance Charge Receivables during the Rapid Amortization Period. With respect to Finance Charge Receivables (and any other amounts treated as Finance Charge Receivables) during any Monthly Period during a Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the investor percentages with respect to Finance Charge Receivables for all Series outstanding as of the date on which such determination is being made.

          Principal Receivables during the Accumulation Period and the Rapid Amortization Period. With respect to Principal Receivables during any Monthly Period during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount, in each case at the close of business on the last day of the immediately preceding Monthly Period and (ii) the sum of the numerators used to calculate the investor percentages with respect to Principal Receivables for all series outstanding as of the date on which such determination in being made; provided, however, that during an Accumulation Period if the Series 1998-2 Certificates are paired with a Paired Series and a Rapid Amortization Period commences for such Paired Series, the Transferor may, by written notice to the Trustee and Servicer, designate a different numerator to be used to determine such percentage.

          As used herein, the following terms have the meanings indicated:

          "Adjusted Investor Amount" shall mean, as of any date of determination, an amount equal to the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, the Collateral Indebtedness Amount and the Class D Investor Amount, in each case as of such date.

          "Class A Investor Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Investor Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge Offs for all prior Distribution Dates over the sum of the aggregate amount of reimbursed Class A Investor Charge Offs and, without duplication, the aggregate amount of reductions of the Series Adjustment Amount allocable to the Class A Certificates) plus the aggregate amount of reductions of the Series Adjustment Amounts allocable to the Class A Certificates; provided, however, that the Class A Investor Amount may not be reduced below zero.

          "Class A Adjusted Investor Amount" means, on any date of determination while the Class A Certificates are outstanding, an amount equal to the Class A Investor Amount minus the amount, if any, of funds held in the Principal Account (the "Principal Account Balance") (but not less than zero).

          "Class A Investor Percentage" shall be calculated by substituting the Class A Adjusted Investor Amount and the Class A Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

          "Class B Investor Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Investor Amount, minus (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge Offs for all prior Distribution Dates, minus (d) the amount of Class B Subordinated Principal Collections used to make payments in respect of the Class A Certificates on all prior Distribution Dates, minus (e) an amount equal to the amount by which the Class B Investor Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, plus (f) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e) and, without duplication, the aggregate amount of the reductions of the Series Adjustment Amount allocable to the Class B Investor Amount; provided, however, that the Class B Investor Amount may not be reduced below zero.

          "Class B Adjusted Investor Amount" shall mean, on any date of determination, an amount equal to the Class B Investor Amount minus, prior to the payment in full of the Class A Investor Amount, the excess of the Principal Account Balance over the Class A Investor Amount, and after the payment in full of the Class A Investor Amount, the Principal Account Balance, if any (but not less than zero).

          "Class B Investor Percentage" shall be calculated by substituting the Class B Adjusted Investor Amount and the Class B Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount respectively, in the definition of Investor Percentage.

          "Collateral Indebtedness Amount" means, on any date of determination, an amount equal to (a) the initial Collateral Indebtedness Amount equal to $24,000,000, minus (b) the aggregate amount of principal payments made to the Collateral Indebtedness Holder on or prior to such date, minus (c) the amount of Collateral Subordinated Principal Collections used to make payments in respect of the Offered Certificates on all prior Distribution Dates that have resulted in a reduction of the Collateral Indebtedness Amount, minus (d) an amount equal to the amount by which the Collateral Indebtedness Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount and the Collateral Allocable Amount, plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the Series Adjustment Amount allocable to the Collateral Indebtedness Interest; provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.

          "Collateral Investor Percentage" shall be calculated by substituting the Collateral Indebtedness Amount and the Collateral Initial Indebtedness Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

          "Class D Investor Amount" means, on any date of determination, an amount equal to (a) the initial Class D Investor Amount equal to $16,000,000 (plus the initial principal amount of any additional Class D Certificates issued during the Revolving Period, at the sole option of the Transferor), minus (b) the aggregate amount of principal payments made to the Class D Certificateholders prior to such date, minus (c) the amount of Class D Subordinated Principal Collections used to make payments in respect of the Offered Certificates and the Collateral Indebtedness Interest on all prior Distribution Dates, minus (d) an amount equal to the amount by which the Class D Investor Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount, the Collateral Allocable Amount and the Class D Allocable Amount, plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, the aggregate amount of the reductions of the Series Adjustment Amount allocable to the Class D Investor Amount; provided, however, that the Class D Investor Amount may not be reduced below zero.

          "Class D Investor Percentage" shall be calculated by substituting the Class D Investor Amount and the Class D Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

          "Class D Subordinated Principal Collections" means, with respect to any Monthly Period, an amount equal to the product of (i) the applicable Class D Investor Percentage with respect to Collections of Principal Receivables and
(ii) the aggregate amount of Collections of Principal Receivables for such Monthly Period.

          "Collateral Subordinated Principal Collections" means, with respect to any Monthly Period, an amount equal to the product of (i) the applicable Collateral Investor Percentage with respect to Collections of Principal Receivables and (ii) the aggregate amount of Collections of Principal Receivables for such Monthly Period.

          The Transferor Percentage will be equal to 100% minus the sum of the investor percentages for all Series outstanding.

          As described above, during the Revolving Period, the Investor Percentage applied when allocating Collections on Principal Receivables is expected to vary from month to month because the Investor Amount as a percentage of the total amount of Principal Receivables in the Trust will fluctuate from day to day. During the Rapid Amortization Period, the amount of Collections on Principal Receivables allocated to the Investor Amount each day will be determined by reference to a percentage based on the Investor Amount on the last day of the Revolving Period.

REALLOCATION OF CASH FLOWS

          On each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for the immediately following Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date,
(iv) the Class A Allocable Amount, if any, for such Distribution Date and (v) if Proffitt's is no longer the Servicer, the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee for a prior Distribution Date exceeds (b) the Class A Available Funds for the preceding Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class A Required Amount, amounts, if any, held in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, held in the Cash Collateral Account are insufficient to fund the Class A Required Amount, Collections of Principal Receivables allocable first to the Class D Certificates, then to the Collateral Indebtedness Interest and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class A Required Amount, then the Class D Investor Amount, the Collateral Indebtedness Amount, the Class B Investor Amount, and the Class A Investor Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amount; Investor Charge Offs."

          On each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for the immediately following Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for the following Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (iv) if Proffitt's is no longer the Servicer, the Class B Servicing Fee for the related Distribution Date and any unpaid Class B Servicing Fee for a prior Distribution Date exceeds the Class B Available Funds for the preceding Monthly Period and
(b) the amount, if any, by which the Class B Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 available on such Distribution Date as specified in clause (d) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 not required to fund the Class A Required Amount or reimburse Class A Investor Charge Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class B Required Amount, amounts, if any, held in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Cash Collateral Account are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocable first to the Class D Certificates and then to the Collateral Indebtedness Interest not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class D Investor Amount, the Collateral Indebtedness Amount and the Class B Investor Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

          On each Determination Date, the Servicer will determine the amount (the "Collateral Required Amount"), if any, equal to the sum of (a) the amount, if any by which the sum of (i) Collateral Monthly Interest for the immediately following Distribution Date, (ii) any Collateral Monthly Interest previously due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date,
(iii) any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date and (iv) if Proffitt's is no longer the Servicer, the Collateral Servicing Fee for such Distribution Date and any unpaid Collateral Servicing Fee for a prior Distribution Date exceeds the Collateral Available Funds and Excess Spread and Shared Excess Finance Charge Collections with respect to the preceding Monthly Period available to make payments with respect thereto and (b) the amount, if any, by which the Collateral Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 available on such Distribution Date as specified in clause (h) under "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections." If the Collateral Required Amount is greater than zero, available Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, held in the Cash Collateral Account not required to fund the Class A Required Amount or the Class B Required Amount or pay certain other amounts will then be used to fund the remaining Collateral Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Cash Collateral Account are insufficient to fund the Collateral Required Amount, then Reallocated Principal Collections allocable to the Class D Certificates and not required to fund the Class A Required Amount or the Class B Required Amount and other than Class B Subordinated Principal Collections or Collateral Subordinated Principal Collections will be used to fund the remaining Collateral Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Collateral Required Amount, then the Class D Investor Amount and the Collateral Indebtedness Amount may be reduced. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

APPLICATIONS OF COLLECTIONS

          During the Revolving Period, so long as the Available Enhancement Amount is not less than the Required Enhancement Amount, Collections of Principal Receivables allocable to Series 1998-2 with respect to each Monthly Period are not required to be deposited into the Collection Account on a daily basis during such Monthly Period; provided, however, that in the event that the Minimum Transferor Amount exceeds the Transferor Amount on any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount. During the Accumulation Period, after an amount of Collections of Principal Receivables allocable to Series 1998-2 equal to the Controlled Deposit Amount with respect to each Monthly Period has been deposited into the Collection Account, and so long as the Available Enhancement Amount is not less than the Required Enhancement Amount, Collections of Principal Receivables allocable to Series 1998-2 with respect to each Monthly Period need not be deposited into the Collection Account on a daily basis during such Monthly Period; provided, however, that in the event that the Minimum Transferor Amount exceeds the Transferor Amount on any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount.

          The Servicer may make deposits into the Collection Account and the Excess Funding Account on any date, net of amounts payable to the Transferor from such accounts on such date.

          Allocations

          The Servicer will allocate among Series 1998-2, the interests of all other series issued and outstanding, and the Transferor Interest, all Collections of Finance Charge Receivables and Principal Receivables and all Allocable Amounts with respect to each Monthly Period. Collections of Finance Charge Receivables with respect to any Monthly Period will be allocated to Series 1998-2 based on the Investor Percentage applicable to Finance Charge Receivables for such Monthly Period.

          Payment of Interest, Fees and Other Items

          On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds, Collateral Available Funds and Class D Available Funds as follows:

          (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to the Monthly Period immediately preceding such Distribution Date will be distributed in the following priority:

              (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate plus 2% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

              (ii) if Proffitt's is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

              (iii) an amount equal to the Class A Allocable Amount, if any, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;" and

              (iv) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

          (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

              (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate

     Rate plus 2% per annum ("Class B Additional Interest"), will be distributed to the Class B Certificateholders;

              (ii) if Proffitt's is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

              (iii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

          (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed in the following priority:

              (i) if Proffitt's is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

              (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

          (D) On each Distribution Date, an amount equal to the Class D Available Funds with respect to such Distribution Date will be distributed in the following priority:

              (i) if Proffitt's is no longer the Servicer, an amount equal to the Class D Servicing Fee for such Distribution Date, plus the amount of any Class D Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

              (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections."

          "Available Principal Collections" means, with respect to any Distribution Date, an amount equal to (a) the applicable Investor Percentage of Collections of Principal Receivables for the related Monthly Period, plus (b) amounts designated as Available Principal Collections as described under "Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections," minus (c) any applied Reallocated Principal Collections for the related Monthly Period, plus (d) Shared Principal Collections allocated to Series 1998-2.

          "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the applicable Class A Investor Percentage of Collections of Finance Charge Receivables with respect to such Monthly Period plus any other amounts that are to be treated as Collections of Finance Charge Receivables, (ii) if such Monthly Period immediately precedes a Distribution Date that occurs prior to the Class B Principal Commencement Date, the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period, (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class A Available Funds pursuant to the Series 1998-2 Supplement with respect to such Distribution Date and (iv) the amount of investment earnings (net of losses and investment expenses), if any, on amounts held in the Reserve Account required to be included in Class A Available Funds pursuant to the Series 1998-2 Supplement with respect to such Distribution Date.

          "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth (1/12th) of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to $800,000.

          "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the applicable Class B Investor Percentage of Collections of Finance Charge Receivables with respect to such

Monthly Period plus any other amounts that are to be treated as Collections of Finance Charge Receivables, (ii) if such Monthly Period immediately precedes a Distribution Date that occurs on or after the Class B Principal Commencement Date, the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period, (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class B Available Funds pursuant to the Series 1998-2 Supplement with respect to such Distribution Date and (iv) the amount of investment earnings (net of losses and investment expenses), if any, on amounts in the Reserve Account required to be included in Class B Available Funds pursuant to the Series 1998-2 Supplement with respect to such Distribution Date.

          "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth (1/12th) of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to $88,150.

          "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the applicable Collateral Investor Percentage of the Collections of Finance Charge Receivables with respect to such Monthly Period and any other amounts that are to be treated as Collections of Finance Charge Receivables.

          "Class D Available Funds" means, with respect to any Monthly Period, an amount equal to the applicable Class D Investor Percentage of the Collections of Finance Charge Receivables with respect to such Monthly Period and any other amounts that are to be treated as Collections of Finance Charge Receivables.

          "Class D Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class D Certificate Rate for the related interest accrual period, (ii) the outstanding principal amount of the Class D Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

          "Class D Certificate Rate" means a rate equal to LIBOR plus 1.00% per annum, or a lesser rate.

          "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) an amount equal to the product of the Collateral Indebtedness Amount as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and the Collateral Rate for the related Interest Period plus, in the event of any Collateral Indebtedness Charge Offs in the related Monthly Period, an amount equal to the product of the Collateral Indebtedness Charge Offs during such Monthly Period and the Collateral Alternative Rate and (ii) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360.

          "Collateral Rate" means a rate equal to LIBOR plus 1.00% per annum, or such lesser rate that is designated pursuant to the Loan Agreement.

          "Collateral Alternative Rate" means a rate equal to the sum of 1% and the greater of (a) the prime rate of interest as determined by the agent to the Collateral Indebtedness Holder and (b) the overnight federal funds rate quoted by such agent for deposit plus one-quarter of one percent (1/4 of 1%).

          "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (A)(iv), (B)(iii),
(C)(ii) and (D)(ii) above plus investment earnings (net of losses and investment expenses), if any, on amounts held in the Cash Collateral Account received during the preceding Monthly Period.

          Excess Spread; Shared Excess Finance Charge Collections

          On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 with respect to the related Monthly Period to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under "-- Payment of Interest, Fees and Other Items," in that order of priority;

          (b) an amount equal to the aggregate amount of Class A Investor Charge Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (B)(i) and (ii) above under "-- Payment of Interest, Fees and Other Items," in that order of priority;

          (d) an amount equal to any remaining portion of the Class B Required Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (e) an amount equal to unreimbursed reductions of the Class B Investor Amount, if any, due to: (i) Class B Investor Charge Offs; (ii) allocations of Reallocated Principal Collections for the benefit of the Class A Certificates on all prior Distribution Dates that have resulted in a reduction of the Class B Investor Amount; or (iii) reallocations of the Class B Investor Amount to the Class A Investor Amount as a result of unreimbursed Class A Allocable Amounts will each be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (f) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of Collateral Monthly Interest previously due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date at a rate equal to the Collateral Alternative Rate ("Collateral Additional Interest") will be distributed to the Collateral Indebtedness Holder;

          (g) an amount equal to the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee for such Distribution Date (or, if Proffitt's, Inc. is no longer the Servicer, the portion thereof remaining unpaid) plus the amount of any Class A Servicing Fee, Class B Servicing Fee or Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (h) an amount equal to the Collateral Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (i) an amount equal to the unreimbursed reductions of the Collateral Indebtedness Amount, if any, due to: (i) Collateral Indebtedness Charge Offs;
(ii) Reallocated Principal Collections used to make payments in respect of the Offered Certificates on all prior Distribution Dates that have resulted in a reduction of the Collateral Indebtedness Amount and (iii) reallocations of the Collateral Indebtedness Amount to the Class A Investor or the Class B Investor Amount as a result of unreimbursed Class A Allocable Amounts or unreimbursed Class B Allocable Amounts, respectively, will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (j) an amount equal to the greater of (i) the excess, if any, of the Required Cash Collateral Amount over the Available Cash Collateral Amount and
(ii) the excess, if any, of the Required Enhancement Amount over the Available Enhancement Amount, (without giving effect to any deposit made on such date under the Pooling and Servicing Agreement) will be deposited into the Cash Collateral Account;

          (k) an amount equal to the Class D Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (l) an amount equal to unreimbursed reductions of the Class D Investor Amount, if any, due to: (i) Class D Investor Charge Offs; (ii) allocations of Reallocated Principal Collections that have resulted in the reduction of Class D Investor Amount and (iii) reallocations of the Class D Investor Amount to the Class A Investor Amount, the Class B Investor Amount or the Collateral Indebtedness Amount as a result of unreimbursed Class A Allocable Amounts, unreimbursed Class B Allocable Amounts or unreimbursed Collateral Allocable Amounts, respectively, will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal;"

          (m) an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount held in the Reserve Account will be deposited into the Reserve Account;

          (n) an amount equal to the aggregate of any other amounts (generally indemnities and costs of reimbursements) then due to the Collateral Indebtedness Holder pursuant to the Loan Agreement will be applied in accordance with the Loan Agreement;

          (o) an amount equal to Class D Monthly Interest for such Distribution Date, plus the amount of Class D Monthly Interest previously due but not paid to the Class D Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class D Certificateholders on a prior Distribution Date at a rate equal to the Class D Certificate Rate plus 2% per annum ("Class D Additional Interest") will be distributed to the Class D Certificateholders;

          (p) an amount equal to the Class D Servicing Fee for such Distribution Date (or, if Proffitt's, Inc. is no longer the Servicer, the portion of the Class D Servicing Fee for such Distribution Date remaining unpaid), plus the amount of any Class D Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

          (q) the balance, if any, will constitute "Shared Excess Finance Charge Collections" with respect to Group One to be applied with respect to other Series in Group One.

          "Required Cash Collateral Amount" means the amount specified as such in the Loan Agreement or such higher amount designated by the Transferor.

          "Required Reserve Account Amount" means the amount specified as such in the Series 1998-2 Supplement, which shall be zero prior to the Reserve Account Funding Date, and thereafter shall not be less than 1.50% of the Class A Investor Amount without satisfaction of the Rating Agency Condition and Enhancement Provider consent.

     Collateral Amortization Period

          During the period beginning on the earlier of (i) payment in full of the Class B Investor Amount and (ii) any date selected by the Servicer if the Available Enhancement Amount exceeds the Required Enhancement Amount as of the related Determination Date, and ending upon the earlier of (a) the payment in full of the Collateral Indebtedness Amount, (b) the reduction of the Collateral Indebtedness Amount to an amount whereby the Available Enhancement Amount is equal to the Required Enhancement Amount if the Collateral Amortization Period arises pursuant to clause (ii) above, (c) the onset of the Rapid Amortization Period, if the Class A Investor

Amount and Class B Investor Amount have not been paid in full or (d) the Series 1998-2 Termination Date (the "Collateral Amortization Period"), certain Collections of Principal Receivables allocated to the Investor Amount will be distributed monthly, subject to the limitations described below, to the holders of the Collateral Indebtedness Interest on each Distribution Date beginning with the first Distribution Date with respect to the Collateral Amortization Period. A Collateral Amortization Period may occur more than once prior to the payment in full of the Class B Investor Amount if the Collateral Amortization Period arises as described in clause (ii) above.

          The amount of Collections of Principal Receivables to be distributed to the Collateral Indebtedness Holder on any Distribution Date during the Collateral Amortization Period (the "Enhancement Distribution Amount") will be calculated as follows:

          (A) in order to reduce the Available Enhancement Amount to the Required Enhancement Amount as of the related Determination Date and provided that a Pay Out Event has not occurred while Class A Certificates and Class B Certificates remain outstanding, the Enhancement Distribution Amount shall be equal to the lesser of (x) Available Principal Collections (after any allocations to meet any Class A Certificate or Class B Certificate principal amortization obligations and after any reallocations required to pay the Class A Required Amount and/or the Class B Required Amount) and (y) the amount necessary to reduce the Available Enhancement Amount to the Required Enhancement Amount as of the related Determination Date;

          (B) after the Class B Investor Amount is paid in full, the Enhancement Distribution Amount shall be equal to the Available Principal Collections for such Monthly Period; and

          (C) upon the occurrence of a Pay Out Event, the Enhancement Distribution Amount shall equal zero until the Class B Investor Amount is paid in full, after which time the Enhancement Distribution Amount will be calculated as described in clause (B) above.

     Payments of Principal

          On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections in the following priority:

          (A) On each Distribution Date with respect to the Revolving Period, all such Available Principal Collections, less any portion thereof allocated at the option of the Transferor as part of Collateral Monthly Principal or Class D Monthly Principal to make a payment with respect to the Collateral Indebtedness Interest or the Class D Investor Amount (subject to maintaining the Required Enhancement Amount and subject to any other restrictions specified in the Loan Agreement), will be treated as Shared Principal Collections with respect to other Series and applied as described under "-- Shared Principal Collections;" and

          (B) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, all such Available Principal Collections will be deposited or distributed in the following priority:

          (i) an amount equal to Class A Monthly Principal for such Distribution Date will, during the Class A Accumulation Period, be deposited in the Principal Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Payment Date and the first Distribution Date with respect to the Rapid Amortization Period or, during the Rapid Amortization Period, be distributed to the Class A Certificateholders;

          (ii) an amount equal to Class B Monthly Principal for such Distribution Date will, during the Class B Accumulation Period, be deposited in the Principal Account for payment to the Class B Certificateholders on the earlier to occur of the Class B Expected Payment Date and the first Distribution Date with respect to the Rapid Amortization Period or, during the Rapid Amortization Period, be distributed to Class B Certificateholders;

          (iii) an amount equal to Collateral Monthly Principal for such Distribution Date will be applied in accordance with the Loan Agreement;

          (iv) an amount equal to Class D Monthly Principal for such Distribution Date will be distributed to the Class D Certificateholders; and

          (v) the balance, if any, will be treated as Shared Principal Collections with respect to other Series in Group One and applied as described under "-- Shared Principal Collections."

          "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Accumulation Period prior to the Class A Expected Payment Date, the Controlled Deposit Amount for such Distribution Date, and (iii) the Class A Adjusted Investor Amount on such Distribution Date.

          "Class B Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full, will equal the least of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal on such Distribution Date),
(ii) for each Distribution Date with respect to the Accumulation Period prior to the Class B Expected Payment Date, the Controlled Deposit Amount for such Distribution Date, and (iii) the Class B Adjusted Investor Amount on such Distribution Date.

          "Collateral Monthly Principal" with respect to any Distribution Date prior to the payment in full of the Class B Certificates will equal the lesser of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (ii) the Enhancement Surplus on such Distribution Date (after giving effect to any increase in the amount held in the Cash Collateral Account or increase in the Class D Investor Amount on such Distribution Date), provided that the Transferor shall have elected to pay such Collateral Monthly Principal, and with respect to each Distribution Date beginning with the Distribution Date on which the Class B Certificates have been paid in full, the lesser of (x) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the amount of such Available Principal Collections applied to any Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (y) the Collateral Indebtedness Amount on such Distribution Date.

          "Class D Monthly Principal" with respect to any Distribution Date after the Collateral Indebtedness Interest has been paid in full, or prior thereto subject to the requirements of the Loan Agreement (and provided that such distribution would not require the Transferor to designate a Minimum Transferor Interest Percentage pursuant to the Series 1998-2 Supplement), will equal the least of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on such Distribution
Date), (ii) the Enhancement Surplus on such Distribution Date and (iii) the Class D Investor Amount on such Distribution Date.

          "Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Class A Accumulation Period, $16,666,667; provided, however, if the Accumulation Period Length is determined to be less than 12 months, the Controlled Accumulation Amount with respect to the Class A Certificates shall be equal to (i) the product of (x) the Class A Initial Investor Amount and (y) the Accumulation Period Factor for such Monthly Period divided by (ii) the Required Accumulation Factor Number and (b) for any Distribution Date with respect to the Class B Accumulation Period, $21,500,000.

          "Accumulation Period Factor" means, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the initial investor amounts of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Investor Amount (plus the aggregate initial principal amount of any additional Class D

Certificates), (b) the initial investor amounts (or other applicable amounts) of all outstanding Series (other than Series 1998-2) which are not expected to be in their revolving periods during such Monthly Period and (c) the initial investor amounts (or other applicable amounts) of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are expected to be in their revolving periods during such Monthly Period.

          "Required Accumulation Factor Number" is a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts for the 12 months preceding the date of such calculation (or any lower monthly principal payment rate selected by the Servicer at its option in its sole discretion), expressed as a decimal.

          "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

          "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such Distribution Date over the amount deposited into the Principal Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date, and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the applicable Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited into the Principal Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.

          "Available Enhancement Amount" means, with respect to any Distribution Date, the sum of the amount on deposit in the Cash Collateral Account (after giving effect to deposits or withdrawals from the Cash Collateral Account on such Distribution Date), the Collateral Indebtedness Amount and the Class D Investor Amount. The Available Enhancement Amount may be reduced on any Distribution Date, subject to the requirements of the Series 1998-2 Supplement, to the extent the Available Enhancement Amount as of the preceding Determination Date exceeds the Required Enhancement Amount, provided that a Pay Out Event has not occurred. Such reduction of the Available Enhancement Amount may be effected via either a reduction of the Available Cash Collateral Amount or the Collateral Indebtedness Amount or the Class D Investor Amount.

          "Required Enhancement Amount" means, with respect to any Distribution Date, an amount equal to the product of the Adjusted Investor Amount (after giving effect to all reductions thereof to be made on such Distribution Date) and 15%, but not less than $7,845,000; provided, however, that (i) if a Pay Out Event occurs, then the Required Enhancement Amount shall equal the Required Enhancement Amount on the Distribution Date immediately preceding such Pay Out Event, (ii) in no event shall the Required Enhancement Amount exceed the sum of the Class A Adjusted Investor Amount and the Class B Adjusted Investor Amount on such date and (iii) the Required Enhancement Amount may be reduced without the consent of the Series 1998-2 Certificateholders if (x) the Transferor shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Offered Certificates, (y) the Transferor shall have delivered to the Trustee an officer's certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such reduction will not cause a Pay Out Event, or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1998-2 and (z) the Transferor shall have delivered an opinion of counsel, addressed to the Trustee, to the effect that such reduction will not (a) adversely affect the tax characterization as debt of certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such certificates would be characterized as debt, (b) cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

EXAMPLE OF DISTRIBUTIONS

          The following is an example of the application of the foregoing provisions to the first Monthly Period during which the Offered Certificates will be outstanding:

            May 1 - May 31................................Monthly Period
            May 31...........................................Record Date
            June 10...................................Determination Date
            June 12........................................Transfer Date
            June 15....................................Distribution Date

          All payments collected at any time with respect to a Monthly Period will be deposited in the Collection Account, and will then be allocated and paid or deposited in accordance with the provisions of the Pooling and Servicing Agreement. Distributions of interest will be made on the Distribution Date to Certificateholders of record at the close of business on the Record Date. "Determination Date" with respect to any Monthly Period will be a business day occurring in the first ten days of the succeeding calendar month as selected from time to time by the Servicer. The "Transfer Date" will be the business day immediately preceding each Distribution Date. On the Determination Date, the Servicer will instruct the Trustee regarding amounts to be withdrawn from the Collection Account on the Distribution Date. On the Transfer Date, the Servicer shall deposit to the Collection Account the amount of Collections required to be deposited therein, if daily deposits of Collections are not required. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.

ALLOCATION OF INVESTOR DEFAULT AMOUNT; ADJUSTMENT AMOUNTS; INVESTOR CHARGE OFFS

          "Defaulted Receivables" for any Monthly Period are Principal Receivables in Accounts which were charged off as uncollectible in such Monthly Period ("Defaulted Accounts"). Receivables in an Account will be considered charged off for the purposes of the Pooling and Servicing Agreement on the date on which such Account is charged off in accordance with the usual and customary servicing procedures of the Servicer, but in any event no later than 30 days after receipt of notice by the Servicer that the related obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of the Principal Receivables that were charged off in such Monthly Period less (b) the amount of Recoveries received by the Servicer with respect to Defaulted Accounts during such Monthly Period.

          On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Investor Percentage applicable to Allocable Amounts with respect to such Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class A Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class B Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Indebtedness Holder (the "Collateral Default Amount") on each Distribution Date in an amount equal to the product of (i) the Collateral Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class D Certificateholders (the "Class D Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class D Investor Percentage applicable during the related Monthly Period and (ii) the Default Amount of such Monthly Period.

          On each Determination Date, the Servicer will also calculate the Series Adjustment Amount, as described below under "-- Allocation of Adjustment Amounts." A portion of the Series Adjustment Amount will be allocated to the Class A Certificateholders (the "Class A Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1998-2 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Investor Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period. A portion of the Series Adjustment Amount will be allocated to the Class B Certificateholders (the "Class B Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1998-2 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class B Adjusted Investor Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period. A portion of the Series Adjustment Amount will be allocated to the Collateral Indebtedness Holder (the "Collateral Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1998-2 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Collateral Indebtedness Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period. A portion of the Series Adjustment Amount will be allocated to the Class D Certificateholders (the "Class D Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount for Series 1998-2 with respect to the related Monthly Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class D Investor Amount and the denominator of which is the Adjusted Investor Amount, each as of the last day of the Monthly Period preceding the related Monthly Period.

          The sum of the Class A Investor Default Amount and the Class A Adjustment Amount with respect to a Distribution Date is referred to as the "Class A Allocable Amount." The sum of the Class B Investor Default Amount and the Class B Adjustment Amount with respect to a Distribution Date is referred to as the "Class B Allocable Amount." The sum of the Collateral Default Amount and the Collateral Adjustment Amount with respect to a Distribution Date is referred to as the "Collateral Allocable Amount." The sum of the Class D Investor Default Amount and the Class D Adjustment Amount with respect to a Distribution Date is referred to as the "Class D Allocable Amount." The sum of the Class A Allocable Amount, the Class B Allocable Amount, the Collateral Allocable Amount and the Class D Allocable Amount equals the "Allocable Amount."

          An amount equal to the Class A Allocable Amount for each Monthly Period will be funded with Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2, amounts, if any, held in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Applications of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Allocable Amount for each Monthly Period will be funded with Class B Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2, amounts, if any, held in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Applications of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows."

          On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2, amounts, if any, in the Cash Collateral Account and Reallocated Principal Collections, then the Class D Investor Amount will be reduced by the amount of such excess, but not by more than the excess of the Class A Allocable Amount for such Distribution Date over the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Investor Amount to be a negative number, the Class D Investor Amount will be reduced to zero, and the Collateral Indebtedness Amount will be reduced by the amount by which the Class D Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the amount of such reduction, if any, of the Class D Investor Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero and the Class B Investor Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Indebtedness Amount and the Class D Investor Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class B Investor Amount to be a negative number, the Class B Investor Amount will be reduced to zero, and the Class A Investor Amount will be reduced by the amount by which the Class B Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Class D Investor Amount, the Collateral Indebtedness Amount and the Class B Investor Amount for such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class A Investor Allocable Amount for such Distribution Date (a "Class A Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Investor Amount has been reduced by the amount of any Class A Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 and available for such purpose as described above in "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate Investor Amount of the Trust.

          On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 not required to pay the Class A Required Amount or reimburse Class A Investor Charge Offs, amounts, if any, in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections (exclusive of the portion of Reallocated Principal Collections arising from the Class B Investor Amount's allocation of Collections of Principal Receivables) not required to pay the Class A Required Amount, then the Class D Investor Amount will be reduced by the amount of such excess, but not by more than the excess of the Class B Allocable Amount for such Distribution Date over the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Investor Amount to be a negative number, the Class D Investor Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced to zero, and the Collateral Indebtedness Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount by which the Class D Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Allocable Amount for such Distribution Date over the amount of the reductions, if any, of the Class D Investor Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Investor Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Allocable Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Indebtedness Amount and the Class D Investor Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, the amount withdrawn from the Cash Collateral Account and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date (a "Class B Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Investor Amount has been reduced by the amount of any Class B Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 and available for such purpose as described above in "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate Investor Amount of the Trust.

          On each Distribution Date, if the Collateral Required Amount for such Distribution Date exceeds the amounts, if any, in the Cash Collateral Account not required to pay the Class A Required Amount or the Class B Required Amount or to pay certain other amounts and Reallocated Principal Collections (exclusive of the portion of Reallocated Principal Collections arising from the Class B Certificates' or the Collateral Indebtedness Amount's allocation of Collections of Principal Receivables) not required to pay the Class A Required Amount or the Class B Required Amount, then the Class D Investor Amount remaining after any reduction for the benefit of the Class A Certificates or the Class B Certificates will be reduced by the amount of such excess, but not by more than the Collateral Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Investor Amount to be a negative number, the Class D Investor Amount will be reduced to zero, and the Collateral Indebtedness Amount will be reduced by the amount by which the Class D Investor Amount would have been reduced below zero (a "Collateral Indebtedness Charge Off").

          On each Distribution Date, if the Class D Allocable Amount exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-2 available on such Distribution Date as specified in clause (k) under "-- Applications of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above, then the Class D Investor Amount will be reduced (but not below zero) by the amount of such excess (a "Class D Investor Charge Off").

ALLOCATION OF ADJUSTMENT AMOUNTS

          The Minimum Transferor Interest Percentage applicable to Series 1998-2 will initially be zero; provided, however, that (a) the Transferor may, at its option and in its sole discretion, designate a higher percentage as the Minimum Transferor Interest Percentage so long as, after giving effect to such designation and any repurchase of Certificates or designation of Additional Accounts, the Transferor Amount equals or exceeds the Minimum Transferor Amount and (b) if on any Distribution Date during the Revolving Period (after giving effect to all distributions and adjustments to be made on such Distribution
Date), the portion of the Class D Investor Amount owned by the Transferor is less than 2% of the Investor Amount and the Minimum Transferor Interest Percentage is then less than 2%, the Transferor will be required, on or before the last day of the second Monthly Period following the Monthly Period in which such Distribution Date occurs (unless the portion of the Class D Investor Amount owned by the Transferor then equals or exceeds 2% of the Investor Amount), to
(i) repurchase or otherwise repay certificates (to the extent permitted) or designate Additional Accounts to the extent necessary to permit the designation of a Minimum Transferor Interest Percentage of 2% without causing the Transferor Amount to be less than the Minimum Transferor Amount and (ii) upon compliance with clause (i), designate 2% as the Minimum Transferor Interest Percentage. In the event that the Transferor has designated a Minimum Transferor Interest Percentage in excess of 0%, the Transferor may, during the Revolving Period, designate a lower percentage (not less than 0%) if the portion of Class D Investor Amount owned by the Transferor as a percentage of the Investor Amount averaged over the three Distribution Dates preceding such designation (after giving effect to all distributions and adjustments made on each such Distribution Date) equals or exceeds 4%; provided, however, such lower percentage may not be less than 2% if the portion of Class D Investor Amount owned by the Transferor as a percentage of the Investor Amount on the Distribution Date preceding such designation (after giving effect to all distributions and adjustments made on such Distribution Date) does not equal or exceed 2%. The "Minimum Transferor Amount" will generally be equal to the product of the aggregate adjusted investor amount for all Series outstanding and the applicable Minimum Transferor Interest Percentage.

          If as a result of an Adjustment (i) the Principal Receivables plus the Excess Funding Account balance is less than (ii) the aggregate investor amount of all Series (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts deposited in the Excess Funding Account), and the

Transferor fails to make any payment required by the Pooling and Servicing Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series based on their respective Investor Percentages (a "Series Adjustment Amount"). The Series Adjustment Amount, as applicable to Series 1998-2, will be allocated as described above under "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs." A Series Adjustment Amount will be reduced and the investor amount increased to the extent that allocations of Excess Spread and Shared Excess Finance Charge Collections covers the Series Adjustment Amount, the amount of Principal Receivables in the Trust increases, certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to Series 1998-2 in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated first to the Class A Certificates, then to the Class B Certificates, then to the Collateral Indebtedness Interest and finally to the Class D Certificates, in each case to the extent of any reductions in the Class A Investor Amount, the Class B Investor Amount, the Collateral Indebtedness Amount or the Class D Investor Amount, as applicable, attributable to a Series Adjustment Amount.

          Under the terms of the Pooling and Servicing Agreement, fraud-related receivables will be treated as an Adjustment and not as Defaulted Receivables.

PAY OUT EVENTS

          The Revolving Period will continue through and include the last day of the April 2000 Monthly Period, unless the Transferor has designated a different date for the commencement of the Accumulation Period or a Pay Out Event occurs prior to such date. See "-- Principal Payments."

          A "Pay Out Event" refers to any of the events specified in the Pooling and Servicing Agreement, and described in the Prospectus under "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events," together with the following events applicable to Series 1998-2:

          (a) failure on the part of the Transferor or the Servicer (i) to make any payment or deposit required by the terms of (A) the Pooling and Servicing Agreement, or (B) the Series 1998-2 Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made or (ii) duly to observe or perform in any material respect any covenants or agreements applicable to it set forth in the Pooling and Servicing Agreement or the Series 1998-2 Supplement, which failure has a material adverse effect on the holders of the 1998-2 Certificates, and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of Series 1998-2 Certificates representing not less than 50% of the Investor Amount, and continues to materially and adversely affect the holders of the Series 1998-2 Certificates for such period; or

          (b) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Series 1998-2 Supplement, or any information contained in a computer file, microfiche or written list required to be delivered by the Transferor pursuant to the Pooling and Servicing Agreement, shall prove to have been incorrect in any material respect when made or when delivered, (i) which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of Series 1998-2 Certificates representing not less than 50% of the Investor Amount, and (ii) as a result of which the interests of the holders of the Series 1998-2 Certificates are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event shall not be deemed to have occurred if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement; or

          (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is a rate which is less than the average Base Rate for such three consecutive Monthly Periods; or

          (d) failure to pay the Class A Investor Amount on the Class A Expected Payment Date or failure to pay the Class B Investor Amount on the Class B Expected Payment Date; or

          (e) the Transferor shall fail to designate, or be unable to designate, Additional Accounts the Receivables of which will be Eligible Receivables, as required by the Pooling and Servicing Agreement, and such failure shall continue for a period of five business days; or

          (f) any Servicer Default shall occur which would have a material adverse effect on the holders of the Series 1998-2 Certificates; or

          (g) the Available Enhancement Amount shall be less than the Required Enhancement Amount for three consecutive Monthly Periods;

then (x) in the case of any such event described in clauses (a), (b) or (f) above, after the applicable grace period set forth in such subparagraphs, either the Trustee or holders of Series 1998-2 Certificates representing more than 50% of the Investor Amount, by written notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the holders of Series 1998-2 Certificates) may declare that a Pay Out Event has occurred with respect to only the Series 1998-2 Certificates as of the date of such notice, and (y) in the case of any such event described in clauses (c), (d), (e) or (g) above, a Pay Out Event with respect to only the Series 1998-2 Certificates will be deemed to have occurred, without any notice or other action, immediately upon the occurrence of such event.

          "Portfolio Yield" means with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) the amount of collections of Finance Charge Receivables and Shared Excess Finance Charge Collections allocated to the Series 1998-2 Certificates for such Monthly Period, (ii) the amount of investments earnings (net of investment expenses and losses), if any, on the Principal Account and Reserve Account balances, (iii) interest and earnings (net of investment expenses and losses, if any) on amounts held in the Cash Collateral Account and included as Excess Spread pursuant to the Pooling and Servicing Agreement and
(iv) the amount of funds withdrawn from the Reserve Account less (v) an amount equal to the Default Amount allocable to the Series 1998-2 Certificates for such Monthly Period, and the denominator of which is (y) the Investor Amount as of the last day of the preceding Monthly Period.

          "Base Rate" means with respect to any Monthly Period, the sum of (i) the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and Class D Monthly Interest payable on the Series 1998-2 Certificates on the following Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period and (ii) the product of (a) 2% per annum and (b) a fraction, the numerator of which is the Adjusted Investor Amount and the denominator of which is the Investor Amount, in each case determined as of the last day of the preceding Monthly Period.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The share of the Investor Monthly Servicing Fee allocable to each class of Certificates will be calculated as follows: (i) the share of such fee allocable to the Class A Certificates (the "Class A Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth (1/12th) of the product of (a) 2% (the "Servicing Fee Percentage") and (b) the Class A Adjusted Investor Amount; provided, however, with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to $266,667, (ii) the share of such fee allocable to the Class B Certificates (the "Class B Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth (1/12th) of the product of (a) the Servicing Fee Percentage and (b) the Class B Adjusted Investor Amount; provided, however, with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to $28,667, (iii) the share of such fee allocable to the Collateral Indebtedness Interest (the "Collateral Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth (1/12th) of the product of (a) the Servicing Fee Percentage and (b) the Collateral Indebtedness Amount; provided, however, with respect to the first Distribution Date, the Collateral Servicing Fee shall be equal to $32,000, and
(iv) the share of such fee allocable to the Class D

Certificates (the "Class D Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth (1/12th) of the product of (a) the Servicing Fee Percentage and (b) the Class D Investor Amount; provided, however, with respect to the first Distribution Date, the Class D Servicing Fee shall be equal to $21,333.

          The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants and the Subservicer(s), if any.

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OFFERED CERTIFICATES

GENERAL

          The following discussion, summarizing the material anticipated Federal income tax aspects of the purchase, ownership and disposition of the Offered Certificates, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively, and such changes could modify or adversely affect the tax consequences summarized below. This discussion is qualified by, and should be read together with, "Certain Federal Income Tax Consequences" in the Prospectus.

          Unless otherwise indicated, this summary deals only with U.S. Certificate Owners who hold Offered Certificates as capital assets. The discussion generally describes the tax consequences of Offered Certificates that are issued in registered form, have all payments denominated in U.S. Dollars and have a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Offered Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Offered Certificates (i.e., any excess of the principal amount of the Offered Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of the principal amount multiplied by the number or full years until maturity), all within the meaning of the OID Regulations. The Company believes these assumptions will be met with regard to the Offered Certificates.

CHARACTERIZATION OF THE OFFERED CERTIFICATES AS INDEBTEDNESS

          Alston & Bird LLP, Atlanta, Georgia, special tax counsel to the Transferor ("Special Tax Counsel") has rendered an opinion that the Offered Certificates will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

          The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, will be deemed to agree to treat the Offered Certificate as indebtedness of PCC for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation of the Transferor.

          In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factors in making this determination are whether the Transferor has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. It is the opinion of Special Tax Counsel that although no transaction closely comparable to that contemplated herein has been the subject of any

Treasury regulation, revenue ruling or judicial decision, the Offered Certificates will be properly characterized as indebtedness for Federal income tax purposes. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates are properly treated as debt obligations of the Transferor for Federal income tax purposes. See "-- Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

TREATMENT OF THE TRUST

          It is the opinion of Special Tax Counsel that the Trust will not be subject to Federal income tax, and that (i) if the Trust is viewed as a collateral arrangement for debt issued directly by the Transferor and any other holders of equity interests in the Trust, then the Trust will be disregarded for Federal income tax purposes, and (ii) if the Trust is viewed as a separate entity issuing its own debt and owned by the Transferor and any other holders of equity interests in the Trust, then the Trust would be a partnership for Federal income tax purposes rather than an association (or publicly traded partnership) taxable as a corporation.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

          It is possible that the IRS could assert that, for purposes of the Code, some or all of the Offered Certificates are not debt obligations for Federal income tax purposes and that the proper classification of the legal relationship between the Transferor, any other holders of equity interests in the Trust, and the Certificate Owners resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.

          If some or all of the Offered Certificates were treated as equity interests in a partnership (other than a "publicly traded partnership"), the partnership itself would not be subject to Federal income tax; rather, the partners of such partnership, including the Certificate Owners whose interests in the Trust are treated as equity, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Furthermore, if any Offered Certificates were treated as equity interests in a partnership, all or a portion of such income in subsequent years allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) might constitute "unrelated business taxable income" generally taxable to such investor under the Code. Finally, if any Offered Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Offered Certificates that were treated as equity would be treated under the Code as unrelated debt-financed income taxable to the investor.

          If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury Regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

          If it were determined that a transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables and other investments, which would reduce the amounts available for distribution to the Certificate Owners, possibly including holders of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would further reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

          Since Special Tax Counsel has advised that the Offered Certificates will be treated as indebtedness in the hands of the Certificate Owners for Federal income tax purposes, the Transferor generally will not attempt to comply with the Federal income tax reporting requirements that would apply if the Offered Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

          As set forth above, Special Tax Counsel has rendered an opinion that the Offered Certificates will be treated as indebtedness for Federal income tax purposes. The Offered Certificates will not be issued with OID more than a de minimis amount and, accordingly, interest thereon will be includable in income by U.S. Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Under the OID Regulations, a holder of an Offered Certificate issued with a de minimis amount of OID must include any such OID in income, on a pro rata basis, as principal payments are made on the Offered Certificates. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

          A subsequent U.S. Certificate Owner who purchases an Offered Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of certain interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

          A holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

          Non-U.S. Certificate Owners should consider the discussion in the Prospectus under "Certain Federal Income Tax Consequences -- Non-U.S. Certificate Owners."

                        STATE AND LOCAL TAX CONSEQUENCES

          An investment in the Certificates will have state and local tax consequences, which will depend in part upon the tax laws of jurisdictions where the Certificateholders reside or are doing business. Certain Illinois and Mississippi tax implications of an investment in the Certificates are described below. As each state's tax laws vary, the tax consequences arising to the Certificateholders under the laws of other jurisdictions in which they are not already subject to tax are not discussed in this summary. Potential investors should consult their own tax advisors as to the state and local tax consequences on an investment in the Certificates with respect to their particular circumstances.

          Certain activities to be undertaken by the Servicers on behalf of the Trust pursuant to the Agreement will take place in Illinois and Mississippi. The discussion of the Illinois and Mississippi tax consequences set forth below is based upon current provisions of the Illinois and Mississippi statutes and regulations promulgated thereunder, and any applicable judicial or ruling authority, all of which are subject to change, with possible retroactive effect. No ruling on any of the issues discussed below will be sought from any Illinois or Mississippi taxing authority.

          If the Trust is not treated as a separate entity subject to tax and the Certificates are treated as indebtedness of PCC for Federal income tax purposes, this same treatment should apply for Mississippi and Illinois income tax purposes. Accordingly, if the Certificates are treated as debt instruments in Illinois and Mississippi, the Certificateholders not otherwise subject to income tax in these states would not be subject to the tax solely because of their ownership of the Certificates. Interest on the Certificates generally would be taxable to an individual Certificateholder in his state of residence and would be taxed to a corporate Certificateholder in accordance with the laws of the jurisdictions in which the corporate Certificateholder is subject to tax.

          In the alternative, if the Certificates are not treated as debt but are considered interests in a partnership for Federal income tax purposes, the same treatment should apply for both Illinois and Mississippi income tax purposes, and the Illinois Department of Revenue or the Mississippi State Tax Commission could view the Trust as doing business in Illinois or Mississippi respectively. In this circumstance, the Trust would not be an entity subject to income taxation in Mississippi. In Illinois, however, the Trust would not be subject at the entity level to the income tax, but would be subject at the entity level to the Illinois Replacement Tax at a rate of 1.5% of its income allocated or apportioned to Illinois, less certain deductions. In both Illinois and Mississippi, the Trust's items of income and deduction would be passed through pro rata to both resident and nonresident partners, who would be responsible for any income tax imposed at the partner level. Consequently, nonresident individual partners and corporate partners not otherwise doing business in Illinois or Mississippi could be required to file income tax returns in Illinois or Mississippi and pay income tax in these states on their pro rata distributive share of the Trust's income attributable to Illinois or Mississippi. In this situation, Certificateholders not otherwise subject to tax in Illinois or Mississippi could become subject to tax in these states solely because of their ownership of the Certificates considered to be partnership interests.

          Moreover, if the Certificates are instead treated as ownership interests in either a publicly traded partnership taxable as a corporation or an entity classified as an association taxable as a corporation for Federal income tax purposes, the same treatment should apply for both Illinois and Mississippi tax purposes, and the entity would be subject to the income tax in these states. The entity level taxes could result in reduced distributions to Certificateholders. The Certificateholders would be taxed on distributions from the Trust in the same manner as they are taxed on regular corporate dividends and other distributions. Nonetheless, if corporate treatment were to apply, Certificateholders not otherwise subject to income tax in Illinois or Mississippi should not become subject to the tax on distributions from the Trust solely because of their ownership of the Certificates.

          The Company has agreed in the Pooling and Servicing Agreement to indemnify and hold harmless the Certificateholders, the Certificate Owners, and the Trustee against any loss, liability, expense, damage or injury (net of any benefit realized), that are suffered or sustained by the Certificateholders, the Certificate Owners and the Trustee against any loss, liability, expense, damage or injury (net of any benefit realized), that are suffered or sustained by the Trust, the Trustee or any Certificate Owner or Certificateholder as a result of, and to the extent that, the State of Illinois (or its taxing authority) determines that the Trust is a partnership and that the Illinois Replacement Tax is applicable to the Trust and, as a consequence, any Illinois Replacement Tax (including any interest or penalties with respect thereto or arising from a failure to comply therewith) are required to be paid by the Trust, the Certificate Owners or the Certificateholders. The foregoing indemnity shall terminate upon delivery to the Trustee of evidence of, among other things, any repeal or modification of the Illinois Replacement Tax by the State of Illinois (or its taxing authority) which would make it no longer potentially applicable to the Trust, the Trustee or any Certificate Owner or Certificateholder (in their capacities as such) or the occurrence of certain other events having a similar effect.


                                  UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Transferor has agreed to sell to the underwriters named below

(the "Underwriters"), and the Underwriters have severally agreed to purchase from the Transferor, the principal amount of Offered Certificates set forth opposite their respective names below:


                                                               PRINCIPAL AMOUNT
                                                                  OF CLASS A
          UNDERWRITERS                                           CERTIFICATES
          NationsBanc Montgomery Securities LLC..................$ 66,668,000
          BancAmerica Robertson Stephens.........................  66,666,000
          J.P. Morgan Securities Inc.............................  66,666,000
                                                                  -----------
                                                                 $200,000,000
                                                                  ===========

                                                               PRINCIPAL AMOUNT
                                                                  OF CLASS B
          UNDERWRITER                                            CERTIFICATES
          NationsBanc Montgomery Securities LLC..................$ 21,500,000
                                                                  ===========


     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.

     The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.20% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.175% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.225% of the principal amount of the Class B Certificates. The Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.20% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter.

     The Transferor and Proffitt's will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     In addition to the underwriting discount to be paid to the Underwriters as set forth on the cover page hereto, the Transferor has agreed to reimburse the Underwriters for their reasonable out-of-pocket costs and expenses incurred in connection with the offering, including the reasonable fees and disbursements of Underwriters' counsel.

     Until the distribution of the Offered Certificates is completed, the rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate coverage transactions and penalty bids with respect to the Offered Certificates in accordance with Regulation M under the Exchange Act.

     Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Offered Certificates as long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction.

          Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Transferor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Transferor nor any of the Underwriters represent that any of the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

          Each Underwriter has represented and agreed that (i) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (iii) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

          In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with the Company and its affiliates. NationsBank, N.A., which is an affiliate of NationsBanc Montgomery Securities LLC ("NMS"), is agent bank and a lender to the Company and certain of its affiliates under a $600 million amended and restated credit facility (the "Credit Facility"). Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc. and J.P. Morgan & Co., and Bank of America Illinois, an affiliate of BancAmerica Robertson Stephens, are lenders under the Credit Facility. NationsBank, N.A. is also the agent for a multi-seller, asset-backed commercial paper conduit which, together with another multi-seller, asset-backed commercial paper conduit for which Bank of America, N.T.S.A. is agent, were purchasers of the Series 1997-1 Variable Funding Certificates. Bank of America, N.T.S.A., Bank of America Illinois and BancAmerica Robertson Stephens are affiliates.

                                 LEGAL MATTERS

          Certain legal matters relating to the issuance of the Offered Certificates and the Federal income tax consequences of such issuance will be passed upon for the Company and the Transferor by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                               INDEX OF KEY TERMS

                                                                            PAGE
                                                                            ----
Accounts.....................................................................S-2
Accumulation Period..........................................................S-6
Accumulation Period Factor..................................................S-43
Accumulation Period Length..................................................S-31
Adjusted Investor Amount....................................................S-33
Allocable Amount............................................................S-46
Available Cash Collateral Amount.............................................S-8
Available Enhancement Amount...........................................S-8, S-44
Available Principal Collections.............................................S-38
Bank.........................................................................S-2
Base Rate...................................................................S-50
Carson Credit Card Program..................................................S-12
Cash Collateral Account......................................................S-8
Cash Enhancement Surplus....................................................S-32
Cedel........................................................................S-6
Certificateholders...........................................................S-5
Certificates.................................................................S-5
Class A Accumulation Period..................................................S-6
Class A Additional Interest.................................................S-37
Class A Adjusted Investor Amount............................................S-34
Class A Adjustment Amount...................................................S-46
Class A Allocable Amount....................................................S-46
Class A Available Funds.....................................................S-38
Class A Certificateholders...................................................S-5
Class A Certificates.........................................................S-1
Class A Investor Amount.....................................................S-33
Class A Investor Charge Off.................................................S-47
Class A Investor Default Amount.............................................S-45
Class A Investor Percentage.................................................S-34
Class A Monthly Interest....................................................S-38
Class A Monthly Principal...................................................S-43
Class A Pool Factor.........................................................S-28
Class A Required Amount.....................................................S-35
Class A Servicing Fee.......................................................S-50
Class B Accumulation Period..................................................S-6
Class B Additional Interest.................................................S-38
Class B Adjusted Investor Amount............................................S-34
Class B Adjustment Amount...................................................S-46
Class B Allocable Amount....................................................S-46
Class B Available Funds.....................................................S-38
Class B Certificateholders...................................................S-5
Class B Certificates.........................................................S-1
Class B Investor Amount.....................................................S-34
Class B Investor Charge Off.................................................S-47
Class B Investor Default Amount.............................................S-45
Class B Investor Percentage.................................................S-34
Class B Monthly Interest....................................................S-39
Class B Monthly Principal...................................................S-43
Class B Pool Factor.........................................................S-28
Class B Principal Commencement Date..........................................S-7
Class B Required Amount.....................................................S-35

Class B Servicing Fee.......................................................S-50
Class B Subordinated Principal Collections..................................S-32
Class D Additional Interest.................................................S-41
Class D Adjustment Amount...................................................S-46
Class D Allocable Amount....................................................S-46
Class D Available Funds.....................................................S-39
Class D Certificate Rate....................................................S-39
Class D Certificateholders...................................................S-5
Class D Certificates.........................................................S-5
Class D Investor Amount.....................................................S-34
Class D Investor Charge Off.................................................S-48
Class D Investor Default Amount.............................................S-45
Class D Investor Percentage.................................................S-35
Class D Monthly Interest....................................................S-39
Class D Monthly Principal...................................................S-43
Class D Pool Factor.........................................................S-28
Class D Servicing Fee.......................................................S-51
Class D Subordinated Principal Collections..................................S-35
Code........................................................................S-51
Collateral Additional Interest..............................................S-40
Collateral Adjustment Amount................................................S-46
Collateral Allocable Amount.................................................S-46
Collateral Alternative Rate.................................................S-39
Collateral Amortization Period..............................................S-42
Collateral Available Funds..................................................S-39
Collateral Default Amount...................................................S-45
Collateral Indebtedness Amount..............................................S-34
Collateral Indebtedness Charge Off..........................................S-48
Collateral Indebtedness Holder...............................................S-5
Collateral Indebtedness Interest.............................................S-5
Collateral Investor Percentage..............................................S-34
Collateral Monthly Interest.................................................S-39
Collateral Monthly Principal................................................S-43
Collateral Pool Factor......................................................S-28
Collateral Rate.............................................................S-39
Collateral Required Amount..................................................S-36
Collateral Servicing Fee....................................................S-50
Collateral Subordinated Principal Collections...............................S-35
Company......................................................................S-2
Controlled Accumulation Amount..............................................S-43
Controlled Deposit Amount...................................................S-44
Convenient Installment Plan.................................................S-18
CPS.........................................................................S-12
Credit Facility.............................................................S-56
Credit Service Center.......................................................S-12
Default Amount..............................................................S-45
Defaulted Accounts..........................................................S-45
Defaulted Receivables.......................................................S-45
Deficit Controlled Accumulation Amount......................................S-44
Department Stores...........................................................S-12
Determination Date..........................................................S-45
Distribution Date............................................................S-2
Enhancement Distribution Amount.............................................S-42
Enhancement Surplus.........................................................S-32

Excess Spread...............................................................S-39
FCA.........................................................................S-16
Initial Sellers.............................................................S-12
Investor Default Amount.....................................................S-45
Investor Monthly Servicing Fee...............................................S-6
Investor Percentage.........................................................S-33
IRS.........................................................................S-51
Loan Agreement..............................................................S-31
Minimum Transferor Amount...................................................S-48
NMS.........................................................................S-56
OCC.........................................................................S-14
Offered Certificates.........................................................S-1
Offering.....................................................................S-2
OID.........................................................................S-51
OID Regulations.............................................................S-51
Pay Out Event...............................................................S-49
PCC..........................................................................S-1
Pool Factors................................................................S-28
Pooling and Servicing Agreement.........................................S-1, S-5
Portfolio Yield.............................................................S-50
Principal Account Balance...................................................S-34
Proffitt's Credit Card Program..............................................S-12
Reallocated Principal Collections...........................................S-35
Receivables..................................................................S-2
Required Accumulation Factor Number.........................................S-44
Required Cash Collateral Amount.............................................S-41
Required Enhancement Amount............................................S-8, S-44
Required Reserve Account Amount.............................................S-41
Reserve Account.............................................................S-32
Reserve Account Funding Date................................................S-32
Revolving Period.............................................................S-6
Series 1998-2 Certificates...................................................S-5
Series 1998-2 Supplement...............................................S-5, S-29
Series Adjustment Amount....................................................S-49
Servicer.....................................................................S-1
Servicing Fee Percentage....................................................S-50
Shared Excess Finance Charge Collections....................................S-41
Special Tax Counsel.........................................................S-51
Transfer Date...............................................................S-45
Transferor...................................................................S-1
Transferor Percentage.......................................................S-29
Trust........................................................................S-1
Trust Portfolio.............................................................S-14
Trustee......................................................................S-1
Underwriters................................................................S-55
Underwriting Agreement......................................................S-54

                                    ANNEX I
                                  OTHER SERIES

     The following table sets forth the principal characteristics of the Class A-1 and Class A-2 Variable Funding Certificates of Series 1997-1, the Class A and Class B Certificates of Series 1997-2, and the Class A and Class B Certificates of Series 1998-1, the only Series heretofore issued by the Trust and currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (205) 940-4000. The Servicer will provide, without charge, to any prospective purchaser of the Offered Certificates, a copy of the Prospectus, Prospectus Supplement, if applicable, and Series Supplement (without exhibits) for any publicly issued Series.


     1.   Class A-1 and Class A-2 Variable Funding Certificates, Series 1997-1.
Group..................................................................                                 One
Class A-1 and Class A-2 Maximum Investor Amount........................                        $400,000,000
Expected Class A-1 and Class A-2 Maximum Investor Amount
 immediately following the Closing Date................................                        $200,000,000
Class A-1 and Class A-2 Certificate Rate...............................                 Floating (uncapped)
Credit Enhancement.....................................................                       Subordination
Series Closing Date....................................................                     August 21, 1997
Series Termination Date................................................                   November 27, 2002

     2.   Class A and Class B Asset Backed Certificates, Series 1997-2

Group..................................................................                                 One
Class A Initial Investor Amount........................................                        $180,000,000
Class B Initial Investor Amount........................................                         $20,000,000
Class A Certificate Rate...............................................                               6.50%
Class B Certificate Rate...............................................                               6.69%
Class A Expected Payment Date..........................................       August 2002 Distribution Date
Class B Expected Payment Date..........................................    September 2002 Distribution Date
Credit Enhancement.....................................................                       Subordination
Series Closing Date....................................................                     August 21, 1997
Series Termination Date................................................                   December 15, 2005

     3.   Class A and Class B Asset Backed Certificates, Series 1998-1

Group..................................................................                                 One
Class A Initial Investor Amount........................................                         $67,000,000
Class B Initial Investor Amount........................................                          $8,000,000
Class A Certificate Rate...............................................                               6.43%
Class B Certificate Rate...............................................                               6.61%
Class A Expected Payment Date..........................................         June 2000 Distribution Date
Class B Expected Payment Date..........................................         June 2000 Distribution Date
Credit Enhancement.....................................................                       Subordination
Series Closing Date....................................................            June 13,1995/May 6, 1998

PROSPECTUS

                      PROFFITT'S CREDIT CARD MASTER TRUST
                           ASSET BACKED CERTIFICATES

PROFFITT'S CREDIT CORPORATION                                  PROFFITT'S, INC.
TRANSFEROR                                                        SERVICER

  The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent undivided interests in the Proffitt's Credit Card Master Trust (the "Trust"). The Trust has been formed pursuant to a Master Pooling and Servicing Agreement dated as of August 21, 1997, as amended, among Proffitt's Credit Corporation, a Nevada corporation, as transferor ("PCC" or the "Transferor"), Proffitt's, Inc., a Tennessee corporation, as servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee"). The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio (the "Trust Portfolio") of consumer revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. PCC owns the remaining undivided interest in the Trust not represented by outstanding Series issued by the Trust. Such remaining interest is evidenced by the Exchangeable Transferor Certificate. Proffitt's, Inc. services the Receivables and McRae's, Inc. ("McRae's") and Carson Pirie Scott & Co. ("CPS"), both of which are wholly owned subsidiaries of the Servicer, act as the initial subservicers (the "Subservicers") for the Receivables.

  Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or other types of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust, and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's Collections at the time, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes or other interests in the Trust which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

  While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 17. BENEFIT PLAN INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "ERISA
CONSIDERATIONS."

  THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF PROFFITT'S CREDIT CORPORATION, NATIONAL BANK OF THE GREAT LAKES, PROFFITT'S, INC. OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Certificates may be sold by PCC directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to PCC from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of PCC associated with the issuance and distribution of such Certificates. Any underwriter of the Certificates will be indemnified by PCC against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is April 17, 1998.

                             PROSPECTUS SUPPLEMENT

          The Prospectus Supplement relating to a Series will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of the Certificates (the "Certificateholders"); (e) the extent to which any Class of such Series or any other Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

          Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Pooling and Servicing Agreement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor is not required and does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.
See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration."

                             AVAILABLE INFORMATION

          The Transferor has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through a World Wide Web site at which reports, information statements and other information, including all electronic filings, regarding the Transferor may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

          The Servicer will provide without charge to each person, including any Certificate Owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated by reference herein (other than exhibits to such documents). Written requests for such copies should be directed to Proffitt's, Inc., 750 Lakeshore Parkway, Birmingham, Alabama 35211. Telephone requests for such copies should be directed to (205) 940-4000.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

          Certain of the matters discussed in this Prospectus may constitute forward-looking statements. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of Proffitt's, Inc. (together with its subsidiaries, the "Company"), the Trust, the Accounts and the Receivables to be materially different from future results or performance expressed or implied by such statements. Cautionary statements regarding the risks associated with such forward-looking statements include, without limitation, those statements included under "Risk Factors" and elsewhere herein or incorporated by reference herein or contained in the Prospectus Supplement or incorporated by reference therein. Among others, factors that could adversely affect actual results and performance include the following: local and regional economic conditions in the areas served by the Company; the level of consumer spending for apparel and other consumer goods; levels of consumer debt and bankruptcies; changes in interest rates; changes in buying, charging and payment behavior among the Company's customers; the effects of weather conditions on seasonal sales in the Company's market areas; competition among department and specialty stores and other retailers, including general merchandise stores, mail order retailers and off-price and discount stores; changes in merchandise mixes, site selection and related traffic and demographic patterns; the Company's identification and implementation of best practices; the Company's ability to determine and implement appropriate merchandising strategies, merchandise flow, and inventory turnover levels; realization of planned synergies and cost savings in the Company's existing operations and in recent and future acquisitions; the Company's ability to integrate recent and future acquisitions; and any adverse effects of the Year 2000 problem on the Company, especially as a result of such problems at third parties with which the Company does business. See "Risk Factors -- Forward-Looking Statements."

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................    1
RISK FACTORS...............................................................   17
     Limited Liquidity.....................................................   17
     Non-Recourse Obligation...............................................   17
     Transfer of Receivables...............................................   17
     Commingling of Collections............................................   17
     Bankruptcy and Insolvency Risks.......................................   18
     Effects of Consumer and Debtor Protection Laws on Collectibility of
      Receivables..........................................................   19
     Effect of Payment Rate on Certificates................................   20
     Effects of Convenience Use and Special Deferrals......................   20
     Ability to Change Terms of the Receivables............................   20
     Dependence on the Company's Department Stores; Competition............   21
     Competition from Other Credit and Payment Sources.....................   22
     Social, Legal and Economic Factors....................................   22
     Effect of Limited Subordination.......................................   22
     Issuance of Additional Series; Master Trust Considerations............   22
     Absence of Control on Certain Voting Matters..........................   23
     Effects of Prepayment Distinctions among Classes......................   23
     Effect on Certain Pre-Funded Series of Ability to Generate Additional
      Receivables..........................................................   23
     Basis Risk............................................................   24
     Addition of Trust Assets..............................................   24
     Limited Nature of Certificate Rating..................................   24
     Limited Credit Enhancement............................................   24
     Effect of Discount Option.............................................   25
     Book-Entry Registration...............................................   25
     Geographic Concentrations.............................................   26
     General Economic Conditions; Seasonality..............................   26
     Integration of Acquired Companies.....................................   26
     Forward-Looking Statements............................................   26
CREDIT CARD PROGRAM........................................................   27
THE ACCOUNTS...............................................................   27
THE TRUST..................................................................   28
MATURITY ASSUMPTIONS.......................................................   28
USE OF PROCEEDS............................................................   29
THE COMPANY................................................................   29
PCC........................................................................   30
DESCRIPTION OF THE CERTIFICATES AND THE POOLING AND SERVICING AGREEMENT....   30
     General...............................................................   30
     Book-Entry Registration...............................................   31
     Definitive Certificates...............................................   34
     Interest Payments.....................................................   35
     Principal Payments....................................................   35
     Transfer of Receivables...............................................   35
     Exchanges.............................................................   36
     Representations and Warranties........................................   37
     Addition of Accounts..................................................   39
     Removal of Accounts...................................................   41
     Discount Option Receivables...........................................   41
     Collection and Other Servicing Procedures.............................   42
     Collection and Principal Accounts.....................................   42
     Funding Period........................................................   43

     Investor Percentage and Transferor Percentage.........................   44
     Application of Collections............................................   44
     Shared Principal Collections..........................................   45
     Excess Funding Account................................................   45
     Shared Excess Finance Charge Collections..............................   46
     Paired Series.........................................................   46
     Allocation of Investor Default Amount; Adjustment Amounts; Investor
      Charge Offs..........................................................   47
     Allocation of Adjustment Amounts......................................   48
     Defeasance............................................................   48
     Optional Repurchase; Final Payment of Principal; Termination..........   48
     Pay Out Events........................................................   49
     Servicing Compensation and Payment of Expenses........................   50
     Certain Matters Regarding the Servicer................................   50
     Servicer Default......................................................   51
     Reports to Certificateholders.........................................   52
     Amendments............................................................   53
     Indemnification.......................................................   54
     Amendments to the Pooling and Servicing Agreement Relating to FASIT
      Election.............................................................   55
     List of Certificateholders............................................   55
     The Trustee...........................................................   55
ENHANCEMENT................................................................   56
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................   58
     Transfer of Receivables...............................................   58
     Certain Matters Relating to Bankruptcy or Insolvency..................   59
     Certain Matters Relating to Receivership..............................   60
     Consumer and Debtor Protection Laws, Recent and Proposed Legislation..   61
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................   62
STATE AND LOCAL TAX CONSEQUENCES...........................................   67
ERISA CONSIDERATIONS.......................................................   67
PLAN OF DISTRIBUTION.......................................................   69
LEGAL MATTERS..............................................................   70
INDEX OF TERMS FOR PROSPECTUS..............................................   71
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES......  I-1

                              PROSPECTUS SUMMARY

          The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus." Unless the context requires otherwise, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Type of Securities.............  Asset Backed Certificates (the "Certificates")
                                 evidencing undivided ownership interests in the assets of the Proffitt's Credit Card Master Trust (the "Trust") may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

Trust..........................  The Trust was formed pursuant to a Master
                                 Pooling and Servicing Agreement dated as of August 21, 1997 (as amended and supplemented the "Pooling and Servicing Agreement") among Proffitt's Credit Corporation, as transferor (in such capacity, and with any other entity, including any successor or assign identified in a Prospectus Supplement, the "Transferor"), Proffitt's, Inc., as servicer (in such capacity, the "Servicer"), and Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee"). The Trust has been created as a master trust under which one or more Series may be issued pursuant to a series supplement to the Pooling and Servicing Agreement (a "Series Supplement"). Any Series issued by the Trust may or may not be a Series offered pursuant to this Prospectus. Each Prospectus Supplement will identify all then outstanding Series previously issued by the Trust.

Trust Assets...................  The property of the Trust includes and will include Receivables arising under consumer revolving credit card accounts (the "Accounts") selected by the Transferor from the portfolio of consumer revolving credit card accounts owned or acquired by National Bank of the Great Lakes, a national banking association located in Elmhurst, Illinois (the "Bank"), and all monies due or to become due in payment of the Receivables, all Recoveries, collections on Receivables ("Collections"), all other proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, all monies held in certain accounts of the Trust (including investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. The Accounts will initially consist of accounts established under private label credit card programs owned by the Bank and operated for customers of the department stores now or hereafter owned or operated by

                                 Proffitt's, Inc. and its subsidiaries described in the Prospectus Supplement (collectively, the "Department Stores"). The term "Enhancement" means, with respect to any Series or Class thereof, any letter of credit, guaranteed rate agreement, maturity guaranty, liquidity facility, cash collateral account, cash collateral guaranty, collateral indebtedness amount, collateral interest, surety bond, insurance policy, interest rate cap agreement, interest rate swap agreement, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series or Class. Enhancement may also take the form of subordination of one or more Classes of a Series or other interests in the Trust to any other Class or Classes of a Series or a cross-support feature which requires Collections of one Series to be paid as principal or interest or both with respect to another Series.

                                 At the time of formation of the Trust, the Transferor conveyed to the Trustee all Receivables existing under certain Accounts owned by the Transferor as of July 31, 1997 (the "Initial Cut-Off Date") based on criteria provided in the Pooling and Servicing Agreement and all Receivables arising under such Accounts from time to time thereafter until termination of the Trust. In addition, the Pooling and Servicing Agreement provides that the Transferor may from time to time (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional eligible revolving credit card accounts to be included as Accounts ("Additional Accounts"), the Receivables of which will be included in the Trust. On February 2, 1998, the Receivables generated by the Accounts owned by the Bank and maintained for customers of the Carson Pirie Scott, Boston Store and Bergner's Department Stores were conveyed by the Transferor to the Trustee, pursuant to the terms of the Assignment No. 1 of Receivables in Additional Accounts dated as of February 2, 1998 between the Transferor and the Trustee. The Transferor may also, at its option, designate eligible revolving credit card accounts to be included automatically as Accounts upon their creation ("Automatic Additional Accounts"). See "-- The Receivables" and "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts."

Securities Offered.............  Each Series will represent an undivided interest in the assets of the Trust.  Each
                                 Certificate of a Series will represent the right to receive (i) payments of interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or another type of rate and (ii) payments of principal during or at the end of the Controlled Amortization Period, Principal

                                 Amortization Period, Accumulation Period, Rapid Amortization Period or other type of amortization period (each, an "Amortization Period"), all as specified in the related Prospectus Supplement.

                                 Each Series will consist of one or more
                                 Classes, one or more of which may be Senior
                                 Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rate computation, and availability and form of Enhancement. A Series may also include other interests in the Trust, which may be held by Enhancement Providers or others.

                                 The assets of the Trust will be allocated among the Certificateholders of each Series, the holder of the Exchangeable Transferor Certificate and, in certain circumstances, Enhancement Providers. The interest of the Certificateholders of a Series in Receivables is based on the aggregate amount of Principal Receivables in the Trust and amounts held in the Excess Funding Account, if any, allocated to such Series (the "Investor Amount"). The interest of the holder of the Exchangeable Transferor Certificate in Receivables is referred to herein as the Transferor Amount and is based on the aggregate amount of Principal Receivables in the Trust and amounts held in the Excess Funding Account, if any, not allocated to the Certificateholders or any Enhancement Provider (the "Transferor Amount"). See "Description of the Certificates and the Pooling and Servicing Agreement -- General."

                                 The Certificateholders of each Series will have the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement and related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the Collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts that are written off as uncollectible ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage").
                                 The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of Collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving

                                 Period and any Amortization Period. If the
                                 Certificates of a Series offered hereby include more than one Class, or if a Series includes an interest held by an Enhancement Provider, the assets of the Trust allocable to such Series may be further allocated among each Class in such Series and the interest held by the Enhancement Provider as described in the related Prospectus Supplement. See "Description of the Certificates and the Pooling and Servicing Agreement -- Investor Percentage and Transferor Percentage."

                                 The Certificates of each Series will represent interests in the Trust only and will not represent interests in or recourse obligations of PCC, Proffitt's, the Bank or any of their affiliates. A Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

Receivables....................  The Receivables consist of amounts charged by cardholders to purchase or obtain merchandise and other services and/or cash advances or to finance credit insurance premiums related to the Accounts (such amount, less the Discount Option Receivables, the "Principal Receivables"). The Receivables also include "Finance Charge Receivables" which consist of
                                 (i) the related periodic finance charges and any amounts charged to the Accounts in respect of late fees, over limit fees, returned check fees or other fees and charges (collectively, the "Finance Charges"); and (ii) the Discount Option Receivables. An amount equal to the product of the Discount Percentage and the amount of Receivables arising in the Accounts on and after the date the Discount Option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. In addition, if MasterCard(R) or VISA(R)* credit card accounts are included in the Accounts at any time and if so specified in the related Prospectus Supplement, certain interchange fees ("Interchange") attributed to cardholder charges in the Accounts may be allocated to a Series or any Class thereof and treated as Collections of Finance Charge Receivables for purposes of such Series or Class thereof or may be applied in such other manner as described in the related Prospectus Supplement. See "Description of the Certificates and the Pooling and Servicing Agreement -- Discount Option Receivables."


------------------------
* MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

                                 During the term of the Trust, all new
                                 Receivables arising in the Accounts will be transferred automatically to the Trust by the Transferor. The total amount of Receivables in the Trust fluctuates from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.

                                 Pursuant to the Pooling and Servicing
                                 Agreement, the Transferor has the right
                                 (subject to certain limitations and
                                 conditions), and in some circumstances will be obligated, to designate Additional Accounts and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created. The Transferor also has the right to designate eligible revolving credit card accounts to be included automatically as Automatic Additional Accounts upon their creation. See "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts."

                                 Pursuant to the Pooling and Servicing
                                 Agreement, the Transferor has the right
                                 (subject to limitations and conditions) to designate Accounts and to accept the reconveyance of all of the Receivables in such Accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created. See "Description of the Certificates and the Pooling and Servicing Agreement -- Removal of Accounts."

                                 Under the Pooling and Servicing Agreement, the Servicer may estimate the amount of Collections with respect to the Accounts to be allocated between Principal Receivables and Finance Charge Receivables. For each Monthly Period, the amount of Collections allocated to Finance Charge Receivables for all Accounts shall be equal to the amount of Finance Charges actually assessed on all Accounts in the immediately preceding Monthly Period. If the Servicer is able to determine the actual amount of Collections proceeds which are Collections of Finance Charge Receivables and Collections of Principal Receivables, the Servicer may at its option allocate Collections in accordance with such actual amounts.

Record Date....................  The close of business on the last business day of the month preceding any Distribution Date shall be the "Record Date."


Exchanges......................  The Pooling and Servicing Agreement authorizes the Trustee to issue two types of certificates:
                                 (i) one or more Series of Certificates which may be in one or more Classes and which will be transferable and have the characteristics described below and (ii) a certificate evidencing an undivided interest in the assets of the Trust not allocated to the Certificateholders or any Enhancement Provider or other investor (the "Exchangeable Transferor Certificate"), which initially will be held by the Transferor and which generally will not be transferable. Additional interests in the Trust relating to a Series may also be issued to Enhancement Providers or other investors. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Series Supplements to the Pooling and Servicing Agreement, the Transferor may tender the Exchangeable Transferor Certificate or, if permitted by the applicable Series Supplement, Certificates or other interests representing any Series and the Exchangeable Transferor Certificate, to the Trustee in exchange for one or more new Series (which may include Certificates offered hereby) and a reissued Exchangeable Transferor Certificate (any such tender, an "Exchange"). Under the Pooling and Servicing Agreement, the Transferor may define, with respect to any Series, the Principal Terms of the Series. The Transferor may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act, or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Description of the Certificates and the Pooling and Servicing Agreement -- Exchanges."

                                 Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a Series Supplement specifying the principal terms of such Series (the "Principal Terms"), (ii) an opinion of counsel to the effect that the Certificates of such Series under existing law will be characterized either as indebtedness or an interest in a partnership (that is not taxable as a corporation) for Federal income tax purposes and that the issuance of such Series will not materially adversely affect the Federal income tax characterization of any outstanding Series or result in the Trust being subject to Federal or specified state taxes at the entity level, (iii) if required by the related Series Supplement, a form of Enhancement and any related agreement, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, and (v) the existing Exchangeable Transferor Certificate and, if applicable, the Certificates or other interests representing the Series to be exchanged.

Denominations..................  Unless otherwise specified in the related
                                 Prospectus Supplement, beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

Registration of Certificates...  Unless otherwise specified in the related
                                 Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by Certificates registered in the name of Cede, as the nominee of DTC (in the United States) or the Cedel Bank societe anonyme ("Cedel") or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected by DTC through the relevant Depositaries of Cedel or Euroclear. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. See "Description of the Certificates and the Pooling and Servicing Agreement -- Definitive Certificates."

Transferor.....................  Unless otherwise designated in any Prospectus
                                 Supplement, PCC is the Transferor of the Receivables. PCC is a wholly owned (directly and indirectly), limited purpose subsidiary of Proffitt's. The principal executive offices of PCC are located at Bank of America Center, 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109, telephone number (702) 380-4918.

Servicer.......................  Proffitt's, Inc. ("Proffitt's") is the Servicer
                                 of the Receivables and McRae's and CPS act as Subservicers. The principal executive offices of Proffitt's are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, telephone number (205) 940-4000. The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "Investor Servicing Fee"), from which it will pay the Subservicers for their respective servicing activities. The Investor Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related Prospectus Supplement. In certain limited circumstances, Proffitt's may resign or be removed as Servicer, in which event the Trustee or a third-party servicer may be appointed as successor servicer (Proffitt's, in its capacity as servicer, or any such successor servicer, is referred to herein as the "Servicer"). See "Description of the Certificates and the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" and "-- Certain Matters Regarding the Servicer."

Collections....................  Unless otherwise specified in the related
                                 Prospectus Supplement, with respect to each Series, the Servicer will deposit all Collections allocable to such Series (subject to certain exceptions) in a segregated corporate trust account (the "Collection Account"). All amounts deposited in the Collection Account will be allocated by the Servicer between Collections of Principal Receivables and Collections of Finance Charge Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or Finance Charge Receivables may otherwise be recharacterized. All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of such Series or any Class thereof or any other interest in the Trust included in such Series. See "Description of the Certificates and the Pooling and Servicing Agreement -- Discount Option Receivables" and "-- Investor Percentage and Transferor Percentage."

Excess Funding Account.........  The Servicer also maintains, in the name of the
                                 Trustee on behalf of the Trust, a segregated trust account entitled the "Excess Funding Account" which is held for the benefit of Certificateholders. The Servicer may, in writing, direct that the funds held in the Excess Funding Account be invested, and on each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) shall be applied as collections of Finance Charge Receivables with respect to the related Monthly Period. On each business day, to the extent the Servicer determines that the Transferor Amount exceeds the Minimum Transferor Amount, such excess amount shall be paid to the holder of the Exchangeable Transfer Certificate prior to a Pay Out Event occurring.

Interest Payments..............  Each Series of Certificates represents an undivided interest in the Trust, and each Certificate offered by a Prospectus Supplement ("Offered Certificate") represents the right to payments of interest at the Certificate Rate specified in the related Prospectus Supplement. Unless otherwise specified in a Prospectus Supplement, all payments in respect of` the Offered Certificates will be made in United States Dollars.

                                 Interest on each Series of Certificates or Class thereof for each interest accrual period (each, an "Interest Period") specified in the related Prospectus Supplement will be distributed in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments on each Distribution Date will generally be funded from the Collections of Finance Charge Receivables allocated to the Investor Amount during the preceding monthly period or periods

                                 (each, a "Monthly Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds held in certain accounts of the Trust, from any applicable Enhancement or from other sources specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such Collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of the Certificates and the Pooling and Servicing Agreement -- Application of Collections," "Enhancement" and "Risk Factors -- Limited Credit Enhancement."

Revolving Period...............  Unless otherwise specified in the related
                                 Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period (the "Revolving Period"), Collections of Principal Receivables otherwise allocable to the Investor Amount will, subject to certain limitations, be paid from the Trust to the holder of the Exchangeable Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events" for a discussion of the events which might lead to early termination of the Revolving Period.

Principal Payments;
Amortization Period............  The principal of the Certificates of each
                                 Series offered hereby will be scheduled to be paid either in installments commencing on a Distribution Date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below, or in such other manner specified in the related Prospectus Supplement with respect to any other type of Amortization Period. If a Series has more than one Class of Certificates, a different method of paying principal or determining the Principal Commencement

                                 Date or the Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date or Scheduled Payment Date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein or in the Prospectus Supplement. See "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events."

Controlled Amortization Period.  If the Prospectus Supplement relating to a
                                 Series so specifies, unless a Rapid
                                 Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which Collections of Principal Receivables allocable to such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus the amount of any shortfalls arising from the failure to pay the Controlled Amortization Amount on any prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on the Principal Commencement Date and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Amount of such Series or Class and (c) the Stated Series Termination Date with respect to such Series.

Principal Amortization Period..  If the Prospectus Supplement relating to a
                                 Series so specifies, unless a Rapid
                                 Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which Collections of Principal Receivables allocable to such Series (and certain other amounts if so specified in the related Prospectus

                                 Supplement) will be used on each Distribution Date to make principal distributions in the amount of such Collections to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on the Principal Commencement Date and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Amount of such Series or Class and (c) the Stated Series Termination Date with respect to such Series.

Accumulation Period............  If the Prospectus Supplement relating to a
                                 Series so specifies, unless a Rapid
                                 Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Accumulation Period") during which Collections of Principal Receivables allocable to such Series (and other amounts if so specified in the related Prospectus Supplement) will be deposited prior to each Distribution Date in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Account") and used to make principal distributions to the Certificateholders of such Series or any Class of such Series on the Scheduled Payment Date. The amount to be deposited in the Principal Account on any date may be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus the amount of any shortfalls arising from the failure to deposit the Controlled Accumulation Amount into the Principal Account with respect to any prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Accounts. The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period,
                                 (b) payment in full of the Investor Amount of such Series or Class and (c) the Stated Series Termination Date with respect to such Series.

                                 Funds held in any Principal Account may be invested in Permitted Investments or subject to a guaranteed rate or investment agreement or other arrangement intended to assure a specified return on the investment of such funds.

                                 Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

Rapid Amortization Period......  During the period from the day on which a Pay
                                 Out Event has occurred with respect to a Series, to the earlier of the date on which the Investor Amount of such Series has been paid in full or the related Stated Series Termination Date (the "Rapid Amortization Period"), unless otherwise provided in the related Prospectus Supplement, Collections of Principal Receivables allocable to the Investor Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal to Certificateholders will not be limited by any Controlled Distribution Amount or Controlled Deposit Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, unless otherwise specified in the related Prospectus Supplement, any funds held in a Principal Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. See "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events" for a discussion of the events which might lead to commencement of the Rapid Amortization Period.

Shared Excess Finance
Charge Collections.............  Any Series may be included in a group of Series
                                 (a "Group"). Subject to certain limitations described under "Description of the Certificates and the Pooling and Servicing Agreement -- Shared Excess Finance Charge Collections," Shared Excess Finance Charge Collections, if any, with respect to a Series included in a Group will be applied to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to any other Series in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each Series in such Group. See "Description of the Certificates and the Pooling and Servicing Agreement -- Shared Excess Finance Charge Collections."

Shared Principal Collections...  Collections of Principal Receivables and
                                 certain other amounts otherwise allocable to a Series included in a Group may, as provided in any Series Supplement, and to the extent such Collections are not needed to make payments to or deposits for the benefit of the Certificateholders of such Series, be applied to cover principal payments and deposits to the Principal Account for any Series in such Group which are scheduled or permitted, and which have not been covered by Collections of Principal Receivables and certain other amounts. See "Description of the Certificates and the Pooling and Servicing Agreement -- Shared Principal Collections."

Funding Period.................  The Prospectus Supplement relating to a Series of Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust and amounts in the Excess Funding Account allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funded Amount") will be held in a trust account established with the Trustee for the benefit of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Investor Amounts of other Series. The related Prospectus Supplement will specify the initial Investor Amount on the Closing Date with respect to such Series, the aggregate principal amount of such Series (the "Full Investor Amount") and the date by which the Investor Amount is expected to equal the Full Investor Amount. The Investor Amount of such Series will increase as Principal Receivables are created or as the Investor Amounts of other Series are reduced. The Investor Amount may also decrease due to Investor Charge Offs.

                                 During the Funding Period, funds on deposit in the Pre-Funding Account for a Series will be withdrawn and paid to the Transferor or its assignees to the extent of any increases in the Investor Amount. In the event that the Investor Amount does not for any reason equal the Full Investor Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                                 If so specified in the related Prospectus
                                 Supplement, monies in the Pre-Funding Account with respect to any Series will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

Paired Series..................  If so specified in the related Prospectus
                                 Supplement, a Series of Certificates may be paired with another Series (a "Paired Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired
                                 Series will each specify the relationship between the Series.

Enhancement....................  Enhancement with respect to a Series or any
                                 Class thereof may be provided as specified in the related Prospectus Supplement.

                                 The type, characteristics and amount of the Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the Trust Portfolio as of the Closing Date with respect to any Series, and will be established on the basis of the requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Enhancement will be limited. The terms of Enhancement, if any, with respect to a Series, and the conditions under which such Enhancement may be increased, reduced or replaced, will be described in the related Prospectus Supplement. See "Enhancement" and "Risk Factors -- Limited Nature of Certificate Rating."

Optional Repurchase............  With respect to each Series of Certificates, the Investor Amount of such Series will be subject to optional repurchase by the Transferor on any Distribution Date after such Investor Amount is reduced to an amount less than or equal to 10% of the initial Investor Amount (the "Initial Investor Amount"), or such other amount specified in the related Prospectus Supplement, if certain conditions set forth in the Pooling and Servicing Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Investor Amount of such Series plus accrued and unpaid interest thereon. See "Description of the Certificates and the Pooling and Servicing Agreement -- Optional Repurchase; Final Payment of Principal; Termination."

Defeasance.....................  The Transferor may, at its option and subject to the conditions specified in "Description of the Certificates and the Pooling and Servicing Agreement -- Defeasance," terminate its substantive obligations in respect of a Series or all Series (the "Defeased Series") by irrevocably depositing with the Trustee monies or Permitted Investments or both sufficient to pay and discharge all remaining scheduled interest and principal payments on all Defeased Series on the dates scheduled for such payments and all amounts owing to any provider of Enhancement with respect to the Defeased Series. See "Description of the Certificates and the Pooling and Servicing Agreement --Defeasance."

Tax Status.....................  Except to the extent otherwise specified in the related Prospectus Supplement, Special Tax
                                 Counsel to the Transferor will render an opinion in connection with the issuance of each Series that under existing law the Certificates of such Series that are publicly offered will be characterized as indebtedness for Federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Certificates as indebtedness for Federal, state and local income and franchise tax purposes. See "Certain Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.

ERISA Considerations...........  Under regulations issued by the Department of
                                 Labor, the Trust's assets would not be deemed "plan assets" of any Benefit Plan holding interests in the Certificates of a Series if certain conditions are met. If the Trust's assets were deemed to be "plan assets" of a Benefit Plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code would apply to all transactions involving the Trust's assets. No assurance can be made with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust assets not to be deemed "plan assets" will be met, although the intention of the underwriters (but not their assurance) as to whether the Certificates of a particular Series will be "publicly offered securities," and therefore eligible for an ERISA exemption, will be set forth in the related Prospectus Supplement. Accordingly, such acquisition could result in excise taxes and other liabilities under ERISA and the Code. Plan fiduciaries contemplating purchasing interests in Certificates must carefully determine whether the acquisition and holding of Certificates and the operation of the Trust would result in such excise taxes and other liabilities to their Benefit Plan. See "ERISA Considerations."

Certificate Rating.............. It will be a condition to the issuance of each
                                 Series of Certificates or Class thereof offered hereby that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each such rating organization rating any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                                 A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors -- Limited Nature of Certificate Rating."

Listing.......................   If so specified in the Prospectus Supplement
                                 relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Risk Factors...................  See "Risk Factors" beginning on page 17 of this
                                 Prospectus for a discussion of certain factors that should be considered by prospective purchasers of the Offered Certificates.

                                 RISK FACTORS

          Potential investors should consider, among other things, the following risk factors and any risk factors in the related Prospectus Supplement in connection with the purchase of the Certificates.

LIMITED LIQUIDITY

          It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

NON-RECOURSE OBLIGATION

          Certificateholders will have no recourse to any assets of any of the Transferor, the Servicer, the Bank or any of their affiliates, in the event payments on Certificates are not timely made. Consequently, Certificateholders must rely solely upon payments on the Receivables and the Enhancement, if any, applicable to the Series for the payment of principal of and interest on the Certificates of any Series. Furthermore, under the Pooling and Servicing Agreement, the Certificateholders have an interest in the Receivables and Collections thereon only to the extent of the Investor Amount.

TRANSFER OF RECEIVABLES

          The Transferor has represented and warranted in the Pooling and Servicing Agreement that its transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take all actions as are required under applicable law to perfect the Trust's interest in the Receivables and has represented and warranted that if the transfer of the Receivables by the Transferor to the Trust is the grant to the Trust of a security interest in the Receivables, such security interest constitutes a first priority perfected security interest therein and, to the extent provided under the applicable Uniform Commercial Code (the "UCC"), in the proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor). The Bank, for itself and as successor to Proffitt's, Inc., Parisian, Inc., G.R. Herberger's, Inc. and McRae's, Inc. (each, an "Initial Seller" and collectively the "Initial Sellers"), under the Receivables Purchase Agreements between each of the Initial Sellers and the Transferor (each a "Receivables Purchase Agreement" and collectively, with the Receivables Purchase Agreement between the Bank and the Transferor dated as of February 2, 1998, the "Receivables Purchase Agreements"), has similarly represented and warranted that the Transferor's interest in the Receivables constitutes a first priority perfected ownership interest in the Receivables and the proceeds thereof (except for liens for local taxes and governmental charges not due and payable or being contested in good faith by the applicable Initial Seller or the Bank). Nevertheless, a tax or government lien on property of an Initial Seller, the Bank or the Transferor arising before any Receivable comes into existence may have priority over the Transferor's or the Trust's interest in such Receivable. The Transferor, each of the Initial Sellers and the Bank have also covenanted not to sell, pledge, assign, transfer or grant any lien on any Receivable included in the Trust other than to the Trust. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables," "-- Certain Matters Relating to Receivership" and "-- Certain Matters Relating to Bankruptcy or Insolvency."

COMMINGLING OF COLLECTIONS

          While Proffitt's, or an affiliate, is the Servicer, Collections held by or on behalf of the Transferor may, during periods when certain conditions specified in the Pooling and Servicing Agreement are satisfied, be commingled and used for the Servicer's own benefit prior to each Distribution Date and, in the event of the bankruptcy, insolvency, receivership or conservatorship of any of the Initial Sellers, the Bank, the Servicer, the Subservicers or the Transferor or, in certain circumstances, the lapse of certain time periods as provided under the UCC, the Trust may not have a perfected interest in such Collections. During periods when the Company fails to maintain the credit rating or meet other criteria required by the applicable Rating Agency, the Servicer will be required to deposit a portion of the Collections directly into the Collection Account no later than the second business day after the date of processing of such Collections.

BANKRUPTCY AND INSOLVENCY RISKS

          Each of the Initial Sellers originally warranted, and the Bank represents and warrants, in the applicable Receivables Purchase Agreement, that the sale of Receivables sold or to be sold by it to the Transferor is a valid sale of such Receivables to the Transferor, and the Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust is either a valid transfer of the Receivables or the grant of a security interest in the Receivables to the Trust. The Initial Sellers and the Bank, and the Transferor have agreed to take such actions as are required to perfect the sale of Receivables to the Transferor, and to perfect the Trust's interest in the Receivable, respectively. Each of the Initial Sellers and the Bank intends that each transfer of Receivables by it to the Transferor constitutes a "true sale" of such Receivables to the Transferor. If such transfer constitutes a "true sale," such Receivables and the proceeds thereof would not be part of such Initial Seller's bankruptcy estate under
Section 541 of the United States Bankruptcy Code (Title 11, United States Code), as amended (the "Bankruptcy Code"), or an asset of the Bank in the event a receiver or conservator were appointed for the Bank. If any Initial Seller were to become a debtor subject to a Bankruptcy Code proceeding, or the Bank were to become subject to a receivership or conservatorship proceeding subsequent to such transfer, the Receivables should not be available to creditors of such Initial Seller or the Bank.

          Notwithstanding the foregoing, if the Bank was placed in a receivership or conservatorship, or an Initial Seller were to become a debtor in a bankruptcy case, and a receiver, conservator, creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to take the position that the sale of Receivables by such Initial Seller or the Bank, as applicable, to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then reductions and delays in payments of Collections of Receivables to the Transferor, and consequently to the Trust, and delays in payments on the Offered Certificates could occur. If the court were to rule in favor of such recharacterization then reductions in the amount of such payments could occur and Certificateholders could experience losses in their investment in the Offered Certificates. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy or Insolvency" and "-- Certain Matters Relating to Receivership."

          The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to reduce the risk that a bankruptcy case with respect to any Initial Seller or the Transferor would result in consolidation of the assets and liabilities of any Initial Seller or the Transferor with each other or their affiliates. The Transferor also has been organized in a manner intended to reduce the risk that it would become subject to a bankruptcy case. If an individual Initial Seller or the Transferor were to become a debtor in a bankruptcy case, or a receiver or conservator were appointed for the Bank, or certain other events relating to the insolvency of an Initial Seller, the Bank or the Transferor were to occur, causing a Pay Out Event pursuant to the Pooling and Servicing Agreement, no new Principal Receivables would be transferred to the Trust. If any such events were to occur with respect to the Transferor, the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of outstanding Certificates of each Class under each Series instruct otherwise), which would cause a termination of the Trust and a loss to the Certificateholders, if the net proceeds from such sale were insufficient to pay the Certificateholders in full. If no Servicer Default other than such insolvency event were to exist, the debtor-in-possession may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. If, notwithstanding the foregoing, (i) the Transferor were to become a debtor in a bankruptcy proceeding, or (ii) a court were to conclude that the assets and liabilities of the Transferor should be consolidated with the assets and liabilities of any Initial Seller and/or the Bank; or (iii) a creditor, a trustee-in-bankruptcy of such debtor, or the debtor itself, as debtor-in-possession, were to litigate the consolidation issue, then delays in distributions in respect of the Offered Certificates and possible reductions in the amounts of such distributions could occur. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy or Insolvency" and "-- Certain Matters Relating to Receivership."

          Payments made by the Bank to the Transferor pursuant to the Receivables Purchase Agreement in respect of repurchases of Ineligible Receivables or in respect of Adjustments might be recoverable by a receiver or conservator for the Bank, as applicable, from the Transferor or the Certificateholders as an avoidable transfer, if such payments were made within one year or other applicable period under state law prior to the commencement of a bankruptcy case in respect of an Initial Seller.

          The Bank is a national bank that is subject to regulation and supervision by the United States Office of Comptroller of the Currency (the "OCC"). If the Bank were to become insolvent or be in an unsound condition or if certain other circumstances were to occur, the OCC is authorized to appoint the FDIC as receiver. The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC may exercise as receiver for the Bank. With respect to the appointment of a receiver or conservator for the Bank, subject to certain qualifications, a valid perfected security interest of the Trust in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" as described below) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of judicial proceedings with respect to the Bank as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks which are repudiated. The Transferor believes that, as of the date of this Prospectus, the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case, however, involving the repudiation by the Resolution Trust Corporation of certain secured zero-coupon bonds issued by a savings association, a United States Federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Bank repudiated its obligations under the Receivables Purchase Agreement or to the Trust pursuant to the Pooling and Servicing Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."

EFFECTS OF CONSUMER AND DEBTOR PROTECTION LAWS ON COLLECTIBILITY OF RECEIVABLES

          All Accounts not owned by the Bank prior to February 2, 1998 and in existence prior to that date were contributed to the Bank at the beginning of business on February 2, 1998. Since that time all Accounts have been owned and administered by the Bank, and all Receivables have been originated by the Bank. The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws that impose requirements on the making and collection of consumer credit. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect the Receivables or the Bank's ability to maintain or improve historic levels of finance charge income. Also, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving credit providers. As a result of these developments and other factors, there can be no assurance that there will not be any Federal or state legislation imposing additional requirements on the making and collecting of consumer credit or limiting finance charges or other fees or charges relating to the Accounts.

          State and local governments may attempt, and private parties are attempting, to require out-of-state credit card issuers to comply with state and local consumer protection laws. There can be no assurance that the Bank will not be named as a defendant in future lawsuits or administrative actions challenging the terms of its credit card programs or otherwise asserting violations of such consumer protection laws. Such lawsuits or actions, if resolved adversely to the Bank, could have the effect of limiting the Bank's credit card programs and could require the Bank to pay refunds and civil penalties to cardholders. Consequently, such lawsuits or actions could have an adverse effect on the Bank's credit card operations. One potential effect of any such lawsuit or action involving the Bank, if successful, would be to reduce the yield on the Trust Portfolio. If such a reduction were to occur, a Pay Out Event with respect to one or more Series might result.

          Pursuant to the Pooling and Servicing Agreement, the Transferor has covenanted to accept retransfer from the Trust, and pursuant to the Receivables Purchase Agreements, the Bank has agreed to repurchase from the Transferor, each Receivable that does not comply with all requirements of applicable law at the time it was transferred to the Trust where the related Account becomes a Defaulted Account or the proceeds of the Receivable are impaired. Pursuant to such agreements, the Transferor makes to the Trust, and the Bank makes to the Transferor, certain other representations and warranties relating to the validity and enforceability of the Receivables. If any such representation or warranty were breached and such breach were to continue beyond the applicable cure period, if any, the sole remedy against the Transferor would be its obligation to accept the retransfer of such Receivables and, if applicable, the sole remedy against the Bank would be its obligation to repurchase such Receivables from the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties" and "Certain Legal Aspects of the Receivables -- Consumer and Debtor Protection Laws, Recent and Proposed Legislation."

          Application of Federal and state bankruptcy and Debtor Relief Laws could affect the interests of the Certificateholders in the Receivables if such laws were to result in any Receivables being charged off as uncollectible. See "Description of the Certificates and the Pooling and Servicing Agreement -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

EFFECT OF PAYMENT RATE ON CERTIFICATES

          The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables or that any particular pattern of cardholder repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and commencement of the Rapid Amortization Period for each such Series. In addition, changes in periodic Finance Charges could alter the monthly payment rates of cardholders. A significant decrease in the monthly payment rate could slow the return or accumulation of principal during the Rapid Amortization Period. See "Maturity Assumptions" and "-- Ability to Change Terms of the Receivables" for a discussion of the Bank's ability to change the terms, including interest rates and fees, on the Accounts.

EFFECTS OF CONVENIENCE USE AND SPECIAL DEFERRALS

          From time to time the Bank, to encourage use of its credit cards, offers to impose no Finance Charges on purchases made with such credit cards if the obligor(s) on such card (each, an "Obligor") pays a specified percentage of the entire amount due within a specified period. Also, the Bank from time to time offers deferred billing on certain purchases. If the Obligor complies with the terms of the deferred billing, no interest is charged on such a deferred Receivable for up to 90 days. An increase in the "convenience use" of the credit card accounts or in the level of deferred billing Receivables could have adverse effects upon the Certificateholders. See "Credit Card Program --Billing and Payments" in the Prospectus Supplement.

ABILITY TO CHANGE TERMS OF THE RECEIVABLES

          Pursuant to the Pooling and Servicing Agreement, only the Receivables arising in the Accounts have been transferred to the Trust. As owner of the Accounts, the Bank retains the right to determine the monthly periodic Finance Charges and other charges and fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. The Bank may change the annual percentage rate of interest and other Finance Charges which will be applicable from time to time to the Accounts, alter the minimum monthly payments required on the Accounts and change any other terms with respect to the Accounts, for various reasons, including facilitating Company sales of merchandise and services. A decrease in the annual percentage rate or in the other Finance Charges would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period. The Bank has agreed that, except as otherwise required by law or as is deemed advisable by the Bank based upon a good faith assessment, in its sole discretion of the various factors affecting the use of the Accounts, it will not reduce the annual percentage rate used to assess the Finance Charges on the Receivables or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of the Portfolio Yield (as defined in each Series Supplement) after giving effect to such reduction would be less than the weighted average base rates of all outstanding Series. In addition, the Bank has agreed that, unless required by law or as is deemed advisable by the Bank based upon a good faith assessment, in its sole discretion of the various factors affecting the use of the Accounts, it will not reduce such annual percentage rate if its reasonable expectation of the Portfolio Yield after giving effect to such reduction would be less than the highest Certificate Rate for any outstanding Series. The Bank may from time to time elect to change the terms applicable to certain segments of the respective Department Store credit card programs, based upon its determination of credit risk or other considerations. In servicing the Accounts, the Servicer is required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Bank's ability to change the terms of the Accounts or the respective credit card guidelines (the "Credit Card Guidelines"), including policies on credit approval. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Bank to take actions which would change Account terms. See "Credit Card Program" in the Prospectus Supplement and "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events."

DEPENDENCE ON THE COMPANY'S DEPARTMENT STORES; COMPETITION

          Because the Accounts (other than any VISA or MasterCard Accounts) included in the Trust can be used for purchases of merchandise and services only from the respective Department Stores, the Trust is completely dependent upon sales made by the Department Stores that are charged to the Accounts. The retailing business is highly competitive and the Department Stores compete with other stores operating in their respective geographic areas as well as numerous other types of retail outlets. Each of the Department Stores has many competitors in each of its markets. The Department Stores also compete with national and regional department stores, specialty apparel stores, general merchandise stores, mail-order retailers, and off-price and discount store chains, some of which are larger than the Company and may be able to devote greater financial and other resources to marketing and other competitive activities. The Company also competes with local stores that carry similar or alternative categories of merchandise. The Company generally competes on the basis of pricing, quality, merchandise selection, customer service and amenities, and store design. The Company's success also depends in part on its ability to anticipate and respond to changing merchandise trends and customer preferences in a timely manner. Accordingly, any failure by the Company to anticipate and respond to changing merchandise trends and customer preferences could materially adversely affect sales of the Company's private brands and product lines, which in turn could materially adversely affect the Company's business, financial condition or results of operations. There can be no assurance that the Department Stores will continue to compete successfully with such other stores or that any such competition will not have a material adverse effect on the Company's financial condition or results of operations. In addition, the Pooling and Servicing Agreement does not prohibit the respective Department Stores from disposing of all or any portion of its business or assets. See "Credit Card Program" in the Prospectus Supplement.

          Many considerations enter into the competition for the consumer's patronage, including price, quality, style, service, product mix, convenience and credit availability and terms. There can be no assurance that the Department Stores will continue to expand or experience sales growth at the same rate as in prior years. In the event the Department Stores do not generate an adequate level of Receivables, a Pay Out Event could occur.

COMPETITION FROM OTHER CREDIT AND PAYMENT SOURCES

          The Department Stores accept other credit cards in addition to the Bank's credit cards, including American Express(R), MasterCard, VISA and the Discover Card(R). Therefore, not all credit sales by the Department Stores will generate Receivables. The credit card market is highly competitive and has experienced increased advertising, targeted marketing and pricing competition, as traditional and new credit card issuers have sought to enter the market or expand. The use of incentive programs (e.g., awards for card usage) may also affect the volumes charged on various credit cards. There can be no assurance that customer purchases using Bank credit cards in the future will continue to represent their current percentage of each Department Store's sales, compared to sales made on other credit cards, debit cards, and by cash or check. See "Credit Card Program -- Portfolio Information" in the Prospectus Supplement.

SOCIAL, LEGAL AND ECONOMIC FACTORS

          Changes in credit use and payment patterns by credit card holders may also result from a variety of social, legal and economic factors. Economic factors, nationally and in the regions served by the Department Stores, including inflation, prevailing interest rates and unemployment levels, may also be reflected in increased defaults by the Bank's credit card holders and in the generation of new Receivables. Changes in tax laws, laws regulating permissible Finance Charges and the Bankruptcy Code could also affect the use and terms of, and Collections on, the Bank's credit cards. The Transferor is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect future use of the Bank's credit cards, repayment patterns or Collections. A reduction in the annual percentage rate applicable to the Accounts may result in a decline in the Portfolio Yield, which could result in a Pay Out Event. See "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events."

EFFECT OF LIMITED SUBORDINATION

          With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if Collections of Finance Charge Receivables or other amounts allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Amount with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of Collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

ISSUANCE OF ADDITIONAL SERIES; MASTER TRUST CONSIDERATIONS

          The Trust, as a master trust, may issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to prior review by, or consent of, Certificateholders of any previously issued Series. Such Principal Terms may include methods for determining applicable Investor Percentages and allocating Collections, provisions creating different or additional security or other Enhancement, different Classes of Certificates (including Subordinated Certificates), provisions subordinating such Series to another Series, and/or including Series as part of a Paired Series or a Group, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. In addition, the provisions of any Supplement may give the holders of the Certificates issued pursuant thereto consent, approval or other rights that could result in such Certificateholders having power to cause the Transferor, the Servicer or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the Certificateholders of any other Series. Similar rights may also be given to the provider of any Enhancement for any Series. For example, holders of 50% of the aggregate Investor Amount of all outstanding Series may elect to terminate all the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a Servicer Default, or in the event of a voluntary or involuntary bankruptcy of the Transferor. Also, if the Transferor were to become a debtor in a bankruptcy case or certain other events relating to the insolvency of the Transferor were to occur, holders of 50% of the Investor Amount of each Class of each Series would have the right to preclude the Trustee from instructing the Servicer to liquidate the Receivables. It is a condition precedent to the issuance of any additional Series that each Rating Agency that has rated certificates of any outstanding Series deliver written confirmation that such issuance will not result in any such Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse effect on the timing and amount of payments received by a Certificateholder of any other Series or otherwise adversely affect any other Series, even if there is no change in the rating of any outstanding Series. Such adverse effect could result from, among other things, a change in allocations of Collections among the various Series and the Classes thereof. Such a change could occur, for example, if a Rapid Amortization Period were to occur with respect to a Paired Series. See "-- Limited Nature of Certificate Rating" and "Description of the Certificates and the Pooling and Servicing Agreement -- Paired Series" and " -- Exchanges."

ABSENCE OF CONTROL ON CERTAIN VOTING MATTERS

          Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Series Supplement. However, the Pooling and Servicing Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement under certain circumstances and directing a reassignment of the entire Trust Portfolio. Certificateholders of a Series or the provider of any Enhancement with respect thereto may have interests which do not coincide in any way with the interests of Certificateholders of other Series. See "Description of Certificates and the Pooling and Servicing Agreement -- Servicer Default," "-- Amendments," "-- Representations and Warranties" and "-- Definitive Certificates."

EFFECTS OF PREPAYMENT DISTINCTIONS AMONG CLASSES

          Classes of Certificates may be issued to which may be allocated the risk of early repayment within a Series. With respect to such a Class, a Certificateholder of such Class will be more likely to receive prepayment than would otherwise be the case. In such event such Certificateholder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of any such repayment. There can be no assurance that the Certificateholder will be able to reinvest the proceeds at a similar rate of return and at a similar risk level. Assuming that a Certificateholder could identify an identical reinvestment opportunity, an early repayment could benefit a Certificateholder who acquired a Certificate of such Class at a discount and harm a Certificateholder who acquired a Certificate of such Class at a premium.

EFFECT ON CERTAIN PRE-FUNDED SERIES OF ABILITY TO GENERATE ADDITIONAL
RECEIVABLES

          With respect to Certificates of a Series having a Class that employs a Pre-Funding Account in anticipation of the Transferor transferring additional Receivables to the Trust if, and to the extent that, the requisite amount of such Receivables are not created during the Pre-Funding Period specified in the related Prospectus Supplement, the Certificateholders of such Class will receive the balance remaining in the Pre-Funding Account at the end of the Pre-Funding Period as an early repayment of Certificate principal. In such event the Certificateholder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment.
See "--Dependence on the Company's Department Stores; Competition" and "Description of

Certificates and the Pooling and Servicing Agreement -- Funding Period." See also "-- Effects of Prepayment Distinctions among Classes."

BASIS RISK

          As of the date of this Prospectus all Accounts have fixed interest rates. If, in the future, Accounts bear variable rates of interest, a portion of the Accounts in the Trust may have Finance Charges set at a variable rate above a designated prime rate, or other designated index, or at another rate. The Certificate Rate applicable to a Series of Certificates issued by the Trust may be based upon an index other than such prime rate or other designated index. If there is a decline in such prime rate or other designated index which does not coincide with a decline in the index upon which the Certificate Rate is based, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as monthly interest on such Series of Certificates and other amounts required to be funded out of Collections of Finance Charge Receivables with respect to such Series will not be similarly reduced.

ADDITION OF TRUST ASSETS

          The Transferor expects, and in some cases will be obligated, to designate certain Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts are expected to include Accounts originated using criteria different from those which were applied to the Accounts designated on the Initial Cut-Off Date or to previously designated Additional Accounts, because such accounts were originated at a different date, under different underwriting criteria or by different institutions, or represent a separate segment of the Bank's credit card business. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously designated Accounts. In addition, the Bank may add Participations to the Trust. The designation of Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts."

LIMITED NATURE OF CERTIFICATE RATING

          Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Series Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There can be no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

LIMITED CREDIT ENHANCEMENT

          Although Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Enhancement is reduced to zero, or if the provider of any Enhancement fails or is unable to make the payments required thereby, Certificateholders of the Series or Class thereof covered by such Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. Certificateholders will depend solely upon payments on the Receivables for the payment of the principal of, and interest on, their Certificates. Should any Certificates offered by a Prospectus Supplement not be paid in full on a timely basis, Certificateholders may not look to any assets of the Transferor, the Servicer, the Bank or any affiliate thereof to satisfy any payment obligations under the Certificates. See "Enhancement."

EFFECT OF DISCOUNT OPTION

          Pursuant to the Pooling and Servicing Agreement, the Transferor has elected to exercise its discount option (the "Discount Option") by initially designating 2% of the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. The Transferor may, from time to time, without notice or consent of the Certificateholders, increase, reduce or eliminate such percentage. A designation of Principal Receivables to be treated as Finance Charge Receivables will increase the percentage of Collections that are treated as Collections of Finance Charge Receivables, which will increase the Portfolio Yield to a level higher than it would be in the absence of such designation. As a result, such designation should decrease the likelihood of the occurrence of a Pay Out Event based upon a reduction of the average Portfolio Yield for any three-month period to a rate below the average Base Rate (as defined in each Series Supplement) for such period. However, such designation will also reduce the aggregate amount of Principal Receivables, which may increase the likelihood that the Transferor will be required to add Principal Receivables to the Trust in accordance with the Pooling and Servicing Agreement and which could, if additional Principal Receivables were not available at such time, cause the occurrence of a Pay Out Event. A decline in, or the elimination of, the percentage of Receivables subject to the Discount Option would reduce the Portfolio Yield and may increase the possibility of a Pay Out Event occurring, if the average Portfolio Yield for any three-month period is less than the amounts necessary to pay interest on the Certificates and the Investor Servicing Fee for such period. The ability of the Transferor to adjust the Discount Percentage to change the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables is limited in certain circumstances. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in limited circumstances, Certificateholders that are not rated, of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein unless the Transferor reasonably believes that such increase, reduction or elimination will at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series, provided that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition must be satisfied and in limited circumstances, holders of outstanding Certificates that are not rated must consent to such action. Any such adjustment will be publicly disclosed by the Servicer in a Current Report on Form 8-K filed with the Commission under the Exchange Act. See "Description of the Certificates and the Pooling and Servicing Agreement -- Discount Option Receivables."

BOOK-ENTRY REGISTRATION

          Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in the Pooling and Servicing Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating organizations ("Participants"), and will receive reports and other information provided for under the Pooling and Servicing Agreement only in accordance with the rules and regulations creating and affecting DTC. However, the Trustee will deliver such reports and other information to the Certificate Owners upon request. The Monthly Servicer Report will be filed with the Commission on a Current Report on Form 8-K and will be available to Certificate Owners as provided under "Available Information." In addition, the ability of Certificate Owners to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates. See "Description of the Certificates and the Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

GEOGRAPHIC CONCENTRATIONS

          Unlike several of the Company's competitors that operate nationally, each Department Store has a regional focus, and most of the Department Stores are located in the Southeast or Midwest United States. Such geographic concentration will subject the Receivables in the Trust Portfolio to the economic, legal and other conditions present in such areas. Economic trends and other factors in either of these regions, as described more particularly in the related Prospectus Supplement, could adversely affect Collections, the generation of new Receivables and payment rates. See "Credit Card Program -- Geographic Distribution" in the Prospectus Supplement.

          Herberger's only began offering proprietary credit cards in May 1997, and as the Bank expands that program, and if the Bank offers credit cards for other department stores, the percentages of Accounts and Receivables attributable to other states could increase, thereby potentially reducing or shifting existing concentration levels. See "-- Social, Legal and Economic Factors" herein and "Credit Card Program" in the Prospectus Supplement.

GENERAL ECONOMIC CONDITIONS; SEASONALITY

          The Company's future performance and the Bank's credit card portfolio are subject to prevailing economic conditions and to all operating risks normally incident to the retail and credit card industries. The Company experiences seasonal fluctuations in sales and net income, with disproportionately high levels typically realized during the fiscal fourth quarter of each year. Sales are generally weakest during the fiscal second quarter.

INTEGRATION OF ACQUIRED COMPANIES

          As part of its business strategy, the Company has successfully consummated several acquisitions and will regularly evaluate future acquisition opportunities, including acquisitions of other regional department store chains and individual stores or locations. The Company's operations and earnings have been, and will continue to be, affected by its ability to successfully integrate the operations, including proprietary credit cards, of any acquired businesses or store locations. While the Company has in the past been successful at effectively integrating the operations of acquired businesses and managing the related portfolios of proprietary credit cards, there can be no assurance that the Company will be able to continue to do so. In addition, the successful integration of operations, including credit card operations, will be subject to numerous contingencies, some of which are beyond the Company's control. The failure to successfully integrate any such operations with those of the Company could have a material adverse effect on the Company's financial position, results of operations and cash flows and the performance of the Bank's credit card portfolio. See "Credit Card Program -- Department Stores" in the Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

          This Prospectus and the Prospectus Supplement contain certain forward-looking statements concerning the Company's, the Department Stores', the Bank's and the Trust's existing and contemplated operations, economic performance and financial condition. These statements are based upon a number of assumptions and estimates which are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, the Department Stores, the Bank or the Trust, including, among others, the level of consumer spending for apparel and other consumer goods carried by the Company, economic conditions, including local and regional economic conditions in the areas served by the Company, competition among department and specialty stores and other retail outlets, levels of consumer debt and bankruptcies, changes in interest rates and inflation, changes in buying, charging and payment behavior by customers, the effects of weather conditions on seasonal sales in the Company's markets, and the Company's ability to integrate recent and future acquisitions. See "Cautionary Notice Regarding Forward-Looking Statements."

                              CREDIT CARD PROGRAM

          The Bank commenced operations in February 1996 as an indirect, wholly owned subsidiary of CPS. Since that time, the Bank has owned, originated and administered the credit card operations of CPS, including Boston Store and Bergner's. Following the merger of CPS with a wholly owned subsidiary of Proffitt's on January 31, 1998, Proffitt's contributed all the accounts of its department stores to the Bank, which now owns such accounts, establishes all new accounts and extends credit under all accounts. As of February 2, 1998, the Bank sold all its credit card receivables to PCC pursuant to a Receivables Purchase Agreement. PCC's activities are limited to purchasing credit card receivables from the Bank and any other sellers, financing those purchases and other activities directly related to such purchases and financings.

                                 THE ACCOUNTS

          The Accounts consist of all Eligible Accounts of the Bank existing as of the close of business on February 2, 1998 and those Accounts added thereafter. Additional Eligible Accounts originated in the normal operation of the Bank's credit card business generally will be added on a daily basis as Automatic Additional Accounts. In addition, subject to the provisions of the Pooling and Servicing Agreement, certain Eligible Accounts relating to acquired businesses may in the future be added as Additional Accounts. The Receivables will include all amounts payable by cardholders under such Accounts which are Eligible Receivables. As a result, some of the Accounts may be recently solicited, unseasoned accounts. See "Credit Card Program" in the Prospectus Supplement and "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties" herein.

          An "Eligible Receivable" is a Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law and pursuant to an agreement which complies with all applicable requirements of law, in either case the failure to comply with which would have a material adverse effect upon Certificateholders, (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by any Eligible Originator or by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by any Eligible Originator of the related cardholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens (except those permitted by the Pooling and Servicing Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-306 of the UCC), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes "chattel paper," an "account" or a "general intangible" under and as defined in Article 9 of the UCC, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the Credit Card Guidelines or as permitted by the Pooling and Servicing Agreement, (ix) which is not at the time of its transfer to the Trust subject, to the knowledge of the Transferor or the Servicer, to any claim of setoff, rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses, (x) as to which the Transferor and any originator specified in the Pooling and Servicing Agreement (each, an "Eligible Originator") have satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the Transferor and the Eligible Originator have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein. In order to qualify as an "Eligible Account," each such Account must, as of the date of its selection, (i) be in existence and owned by any Eligible Originator or the Transferor, (ii) be payable in United States Dollars, (iii) not have the related credit card reported lost or stolen or be designated as counterfeit or fraudulent, (iv) not be identified in the Transferor's computer files as canceled or charged off due to the Obligor's bankruptcy, insolvency or death, (v) not have the receivables in such Account written off as uncollectible, (vi) not have the receivables in such Account assigned, pledged or sold, (vii) have an Obligor who has provided a billing address in the United States or its territories or possessions and (viii) not be an account with respect to which the Transferor or any corporate affiliate of the Transferor is the Obligor.

          The Receivables arising from the Accounts will reflect balances which include unpaid principal, finance charges, and credit insurance if applicable.

          Pursuant to the Pooling and Servicing Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement -- Addition of Accounts," to designate from time to time additional qualifying credit card accounts of the Bank to be included as Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. New accounts generated by the Bank (including accounts issued to customers of any stores that hereafter become Department Stores) generally will be included automatically as Automatic Additional Accounts on an ongoing basis, subject to the right of the Transferor in its sole discretion, to cease such automatic additions. Further, pursuant to the Pooling and Servicing Agreement, the Transferor has the right, subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement -- Removal of Accounts," to designate certain Accounts to be removed from the Trust and to require the Trustee to retransfer all Receivables in such removed Accounts to the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement -- Transfer of Receivables."

                                   THE TRUST

          The Trust has been formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Trust will not engage in any activity other than acquiring and holding Receivables, issuing Series of Certificates and any related interest in the Trust and the Exchangeable Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for, or sources of, additional capital resources other than the assets of the Trust.

                              MATURITY ASSUMPTIONS

          Unless otherwise specified in the related Prospectus Supplement, following the Revolving Period, Collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, Collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will also specify when the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments are expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based, and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period.

          No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge offs and other related information relating to the Trust Portfolio. There can be no assurance that future events will be consistent with such historical data.

          The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that Collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

          The generation and collection of Receivables will also be affected by the operations of the Company and its subsidiaries. See "Risk Factors -- Dependence on the Company's Department Stores; Competition" and "-- Competition from Other Credit and Payment Sources."

          The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the Controlled Accumulation Amount of Collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders of a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, charge offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, availability of other sources of credit, general economic conditions, consumer spending and borrowing patterns. Accordingly, there can be no assurance that future cardholder and monthly payment rate experience will be similar to historical experience.

                                USE OF PROCEEDS

          The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes, including purchase of Receivables from the Bank on a daily basis pursuant to the Receivables Purchase Agreement and to pay down other Series.

                                  THE COMPANY

          The Company is a leading regional department store chain that, as of the date of this Prospectus operated over 230 department stores in 24 states, primarily in the Southeast and Midwest, and is the fourth largest traditional department store chain in the United States. Each chain operates primarily as a leading branded traditional department store in its communities, with Parisian serving as a better branded specialty department store. Most of the stores are located in premier regional malls in the respective trade areas served. The Company's stores offer a wide selection of fashion apparel, accessories, cosmetics and decorative home furnishings, featuring assortments of premier brands, private brands and specialty merchandise. Each of the Company's Department Store chains operates with its own merchandising and store operations team in order to tailor regional assortments to the local customer. At the same time, the Company coordinates merchandising among the chains and consolidates certain administrative and support functions to realize scale economies, to promote a competitive cost structure and to increase margins. In addition to its department stores, the Company also operates four furniture stores.

          Under the leadership of R. Brad Martin and an experienced senior management team, the Company has executed a disciplined acquisition strategy and strategic approach to new store openings, growing from 11 stores and net sales of $94.8 million in fiscal 1989 to 233 stores and estimated net sales of $3.5 billion in fiscal 1997.

          The Company was incorporated under the laws of the State of Tennessee in 1919. The principal executive offices of the Company are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is (205) 940-4000.

                                      PCC

          PCC was incorporated in Nevada in January 1997, and is wholly owned, directly and indirectly, by Proffitt's. PCC was organized for the limited purposes of purchasing accounts receivable such as the Receivables, forming trusts such as the Trust and transferring such accounts receivable to such trusts. Prior to the formation of the Trust, PCC's sole activity was to act as transferor of certain accounts receivable in connection with a receivables purchase facility. The principal executive offices of PCC are located at Bank of America Center, 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109. Its telephone number is (702) 380-4918.


    DESCRIPTION OF THE CERTIFICATES AND THE POOLING AND SERVICING AGREEMENT

          The Certificates will be issued in Series. Each Series will represent an interest in the Trust. Each Series will be issued pursuant to the Pooling and Servicing Agreement and a related Series Supplement thereto. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement which is incorporated herein by reference. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and the related Series Supplement.

GENERAL

          The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Investor Amount on any date will be equal to the Initial Investor Amount as of the related Closing Date for such Series minus the amount of principal paid in respect of such Series prior to such date and minus the amount of unreimbursed Investor Charge Offs with respect to such Series prior to such date and plus the aggregate amount of reductions of the Series Adjustment Amounts. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds held in any specified account, and any other amount specified in the related Prospectus Supplement.

          Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. The Investor Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

          For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement, to Certificateholders in whose names the Certificates were registered on the Record Dates specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

          For each Series of Certificates, the Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Pooling and Servicing Agreement, any other interests in the Trust relating to any Series or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a floating percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust.

          Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates during the Revolving Period, the Investor Amount will remain constant except under certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid. The Transferor Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period, the Investor Amount of such Series will generally decline as payments of principal are distributed or accumulated pending distribution to the Certificateholders. As a result, the Transferor Amount will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Investor Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Amount may also be reduced as the result of an Exchange. See "-- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" and "-- Exchanges."

          The assets of the Trust will consist of the Receivables, all monies due or to become due in respect thereof (including all Finance Charge Receivables), all Collections, Recoveries and other proceeds of the Receivables and proceeds of credit insurance policies, if any, relating to the Receivables, all rights to security, if any, for any Receivables, all proceeds and products of all of the foregoing, and all monies held in certain accounts of the Trust, including the Collection Account, the Excess Funding Account, the Reserve Account and the Cash Collateral Account. For purposes of this section, the term "Receivables" shall include all the property and rights listed in the preceding sentence. In addition, the Transferor has assigned to the Trust the Transferor's rights relating to the Receivables under the Receivables Purchase Agreements, pursuant to which the Receivables transferred to the Trust by the Transferor have been and will be purchased by the Transferor from the Bank.

          Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates."

          If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

          Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates issued in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

          Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each a "Depositary" and collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial

Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

          Transfers between DTC Participants will occur in accordance with the rules and procedures of DTC (the "DTC Rules"). Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

          Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

          Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

          DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

          Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

          The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States Dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The

Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

          Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to affected Certificate Owners or their nominees in the manner described under "-- Definitive Certificates."

DEFINITIVE CERTIFICATES

          Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

          Distribution of principal and interest on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the related Series Supplement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

          Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar," which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST PAYMENTS

          For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable amount of the Investor Amount at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from Collections of Finance Charge Receivables available to be allocated to the Investor Amount during the preceding Monthly Period or Periods, as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds held in certain accounts of the Trust, from any applicable Enhancement, if necessary, or from certain other sources specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such Collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more segregated trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made (including any penalty interest on overdue interest), the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

          Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series (which begins on the Closing Date relating to such Series and ends on the last day of the Monthly Period preceding the commencement of the Accumulation Period or, if earlier, the day the Rapid Amortization Period begins), principal payments will be made to the holder of the Exchangeable Transferor Certificate, allocated to other Series, applied as reallocated Principal Collections, if required, or deposited in the Excess Funding Account rather than deposited to the Principal Account or paid to Certificateholders of such Series. Under certain circumstances, the Transferor may postpone the commencement of the Accumulation Period, as described in the related Prospectus Supplement. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified, or determined in the manner specified, in the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from Collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

          Funds held in any Principal Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

TRANSFER OF RECEIVABLES

          The Transferor has transferred and assigned to the Trust all of its right, title and interest in and to Receivables in certain Accounts selected from the portfolio of consumer revolving credit card accounts owned as of the date of this Prospectus by the Bank, all of the Receivables created under such Accounts and the proceeds of all of the foregoing.

          In connection with the transfer of the Receivables to the Trust, the Transferor has caused the Servicer to indicate in the records, including any computer files of the Bank and the Transferor, that the Receivables have been sold and transferred to the Transferor and thereupon transferred by the Transferor to the Trust. In addition, the Transferor has provided and will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account (i) its account number and (ii) the amount of Receivables in such Account as of the applicable cut-off date. Except as set forth above, the records or agreements relating to the Accounts or the Receivables, maintained by or on behalf of the Transferor or the Servicer will not be segregated from those relating to other credit card accounts and receivables and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Transferor has filed UCC-1 financing statements in accordance with the UCC to perfect the Trust's interest in the Receivables meeting the requirements of applicable state law. See "Risk Factors -- Effects of Consumer and Debtor Protection Laws on Collectibility of Receivables" and "Certain Legal Aspects of the Receivables."

EXCHANGES

          The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Amount, which will be held by the Transferor and generally will not be transferable, except as described in the related Prospectus Supplement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Series Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more newly issued Series and a reissued Exchangeable Transferor Certificate.
The Pooling and Servicing Agreement contemplates that one or more Series will be created pursuant to Series Supplements, in which the Transferor will specify the Principal Terms with respect to each Series, including: (i) the name or designation of such Series, (ii) its initial principal amount (or method for calculating such amount), (iii) its Certificate Rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue on such Series, (v) the method for allocating Collections and Defaulted Receivables to Certificateholders of such transferor interest, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate servicing fees, (viii) the Minimum Transferor Interest Percentage applicable to such Series, (ix) the minimum amount of Principal Receivables required to be maintained with respect to such Series, (x) for certain types of Enhancement, the issuer and terms of such Enhancement with respect to such Series, (xi) the base rate for such Series, if applicable, (xii) the terms on which the Certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors, (xiii) the Stated Series Termination Date, (xiv) any requirement to deposit into any account maintained for the benefit of Certificateholders of such Series, (xv) the number of Classes of such Series, and any other interests in the Trust relating to such Series, and if more than one Class, the rights and priorities of each such Class, and the rights and priorities of any holder of any related interest, (xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid), (xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, if applicable, (xix) the Group, if any, in which such Series will be included and (xx) any other relevant terms. None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series.

          The Transferor may offer any Series of Certificates under a Disclosure Document in offerings utilizing this Prospectus or in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series of Certificates may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor intends to offer additional Series.

          The Pooling and Servicing Agreement provides that the Transferor may perform Exchanges, and specify Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Revolving Periods or Accumulation Periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing.

          Each Series may have the benefits of a form of Enhancement only available to that Series and issued by issuer(s) different from the issuers of Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such Enhancement only on behalf of the Series to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement with respect to each Series. The Pooling and Servicing Agreement also provides that the Transferor may specify different Certificate Rates and Investor Servicing Fees with respect to each Series. The Transferor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which Series (or a particular Class within a Series) may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Transferor may perform under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

          Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three days in advance (the "Exchange Notice") of the date upon which the Exchange is to occur (the "Exchange Date"). An Exchange Notice will state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (i) its Initial Investor Amount and Pre-Funded Amount, if applicable (or the method for calculating such amounts) and (ii) its Certificate Rate or Rates (or the method for allocating interest payments or other cash flows to such Series), if any and (iii) the applicable Enhancement, if any, for the Certificates of such new Series. On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) the applicable Enhancement, if any, and the related Enhancement agreement, (iii) an opinion of counsel to the effect that Certificates of such Series (other than any Class required to be retained by the Transferor) will be characterized either as indebtedness or an interest in a partnership (that is not taxable as a corporation) under existing law for Federal income tax purposes and that the issuance of such Series will not have a material adverse effect on the Federal income tax characterization of any outstanding Series of Certificates that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association for Federal or applicable state tax purposes,
(iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series (the "Rating Agency Condition") and (v) the existing Exchangeable Transferor Certificate and (vi) a written certification from the Transferor that the Transferor Amount is at least equal to the Minimum Transferor Amount. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

          The Transferor has made certain representations and warranties in the Pooling and Servicing Agreement to the Trustee on behalf of the Trust to the effect that, as to each Series and as of the date of the related Series Supplement and the related Closing Date of such Series, among other things, (a) it is duly incorporated, validly existing and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Receivables Purchase Agreement and (b) as of the relevant cut-off date (or as of the related cut-off date for any such Additional Accounts (the "Additional Account Cut-Off Date")) each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by the Transferor in selecting the Accounts. If so provided in any Series Supplement and described in the related Prospectus Supplement, any of these representations and warranties proves to have been incorrect in any material respect when made, and (i) continues to be incorrect in any material respect for 60 days after written notice of such breach is received by the Transferor from the Trustee or by the Transferor and the Trustee from holders of Certificates representing not less than 50% of the aggregate Investor Amounts of all Series (the "Aggregate Investor Amount"), and (ii) as a result of which the interests of the holders of Certificates are materially and adversely affected and remain materially and adversely affected for such period, then the Trustee, or the holders of Certificates representing more than 50% of the Aggregate Investor Amount, may declare that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "-- Pay Out Events."

          The Transferor has also made representations and warranties in the Pooling and Servicing Agreement to the Trustee for the benefit of the Trust relating to the Receivables to the effect, among other things, that (a) as of the Cut-Off Date or the creation date (the "Creation Date"), as applicable, and in the case of Receivables in Additional Accounts the Additional Account Cut-Off Date, each of the Receivables then existing is an Eligible Receivable and (b) each Receivable transferred on such date has been transferred free and clear of any liens, other than certain liens permitted by the Pooling and Servicing Agreement, such as liens for taxes and governmental charges not then due or which the Transferor is contesting in good faith, the Transferor's interests in the Receivables as holder of the Exchangeable Transferor Certificate and the Transferor's right to receive certain interest and investment earnings under the Pooling and Servicing Agreement and various Series Supplements thereunder. In the event of a breach of any representation and warranty set forth in this paragraph, and where, as a result, any Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of liens, except those liens described in the prior sentence, then, unless such breach is cured within 90 days or such longer period specified by the Trustee upon the request of the Servicer (not to exceed an additional 90 days) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer or the Transferor's or the Servicer's receipt of written notice of such breach from the Trustee, the Transferor shall accept retransfer of such Receivable (each an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, no such retransfer shall be required to be made with respect to such Ineligible Receivable if, on any day within such 90-day period, the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects as if such Ineligible Receivable has been transferred to the Trust on such day and the related Account is no longer a Defaulted Account and the Trust's rights with respect to such Receivable are no longer materially impaired and the proceeds of such Receivable are available to the Trust, free and clear of all liens. Notwithstanding the above, in the event of a breach of the representation and warranty set forth in clause (b) of this paragraph and either (i) such lien (1) ranks prior to the lien created pursuant to the Pooling and Servicing Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Transferor, or (ii) such lien is not of the types described in clause (i) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust, free and clear of any lien except permitted as described above, the Transferor shall immediately repurchase and the Trustee shall convey, without recourse, all of the Trustee's right, title and interest in each such Ineligible Receivable. The Transferor shall accept retransfer of each such Ineligible Receivable and there shall be deducted from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the aggregate amount of each such Ineligible Receivable. If the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would reduce the Transferor Amount below the Minimum Transferor Amount (after giving effect to the addition of any Principal Receivables to the Trust), the Transferor will be obligated to make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Minimum Transferor Amount exceeds the Transferor Amount, or designate sufficient Additional Accounts. Such deposit will be considered a repayment in full of the Ineligible Receivable and will be allocated as a collection in respect of Principal Receivables. The obligation of the Transferor to accept retransfer of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

          The Transferor has also made representations and warranties to the Trustee for the benefit of the Trust with respect to each Series, to the effect, among other things, that as of the Initial Cut-Off Date or the date of the related Series Supplement and the related Closing Date of any such Series that
(a) the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Transferor and (b) the Pooling and Servicing Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts and acquired by the Transferor pursuant to the Receivables Purchase Agreements and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted by the Pooling and Servicing Agreement such as tax liens not then due or which the Company or the Transferor is contesting in good faith) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event (i) any of the representations and warranties described in this paragraph is either not true and correct or (ii) a material amount of Receivables are Ineligible Receivables, and in either case, such event has a material adverse effect on the interests of Certificateholders of all Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the Aggregate Investor Amount, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders), may direct the Transferor to accept transfer of all the Receivables within 90 days of such notice or within such longer period as may be specified in such notice (not to exceed an additional 90 days). The Transferor will be obligated to accept transfer of such Receivables on a Distribution Date occurring within such applicable period. Such retransfer will not be required to be made, however, if at any time during such applicable period the representations and warranties shall then be true and correct in all material respects or there is no longer a material amount of such Receivables which are not Eligible Receivables. The price for such retransfer will be equal to the Aggregate Investor Amount at the end of the business day preceding the Distribution Date on which the retransfer is scheduled to be made less the amount, if any, held in any Principal Account and the Excess Funding Account on such date of transfer plus an amount equal to all accrued but unpaid interest on all Series at the applicable Certificate Rates through the end of the respective Interest Period(s) of such Series, plus any Enhancement required to be paid pursuant to any Supplement. The payment of the retransfer amount shall be made into the Collection Account in immediately available funds, and will be considered a prepayment in full of all such Receivables and will be paid to the Certificateholders, and the Enhancement Providers, if any. These obligations will constitute the sole remedy respecting a breach of the representations and warranties set forth in this paragraph available to the Trustee or the Certificateholders.

          It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before June 30 of each calendar year, beginning with June 30, 1998, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

ADDITION OF ACCOUNTS

          Subject to the conditions set forth below, the Transferor has the right to designate from time to time Additional Accounts (which may be from any billing cycle and which may be VISA, MasterCard or proprietary credit card accounts) to be included as Accounts and to transfer to the Trust all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, if as of the end of any Monthly Period, the Transferor Amount (after giving effect to any amounts deposited in the Excess Funding Account) is less than the Minimum Transferor Amount, or if, as of the end of any Monthly Period, the aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, then the Transferor will, under the Pooling and Servicing Agreement, cause the Receivables of Additional Accounts to be included as Accounts, and the Transferor will purchase Receivables in such Additional Accounts under the Receivables Purchase Agreements and transfer such Receivables to the Trust in a sufficient amount so that the Transferor Amount as of the end of such Monthly Period would have equaled or exceeded the Minimum Transferor Amount or the aggregate Principal Receivables would have equaled or exceeded the Minimum Aggregate Principal Receivables. "Minimum Aggregate Principal Receivables" means the sum of the numerators used to determine Investor Percentages with respect to Principal Receivables for each Series outstanding for such period.

          In addition to or in lieu of Additional Accounts, the Transferor is permitted to add to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (each, a "Participation Agreement") entered into by the Transferor which entitles the Certificateholder to receive percentages of Collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Pooling and Servicing Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. To the extent required pursuant to the Securities Act, any Participations transferred to the Trust (a) will have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) will be acquired in secondary market transactions not from the Transferor or an affiliate.

          The Transferor may designate Additional Accounts or add Participations only upon satisfaction of the following conditions: (i) the Transferor shall give the Trustee and the Servicer at least five business days' notice of the proposed addition which specifies the approximate amount of Receivables or Participations to be transferred, (ii) the Transferor shall give the Trustee an executed transfer agreement together with a list of such Additional Accounts or Participations, (iii) the Transferor shall represent and warrant that each Additional Account was as of the date of selection an Eligible Account, no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Certificates were used in selecting such Additional Accounts, and that as of the closing date of such transfer, the Transferor is not nor will it be made insolvent by the transfer of Receivables in such Additional Accounts, (iv) the Transferor shall represent and warrant that the transfer of such Additional Accounts constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables in such Additional Accounts, whether then existing or thereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted under the Pooling and Servicing Agreement) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust, (v) the Transferor shall deliver an officer's certificate confirming the items specified in clauses (ii), (iii) and (iv) in this paragraph, (vi) with respect to the designation of certain Additional Accounts, the Transferor shall deliver an opinion of counsel in respect of such addition in the form specified in the Pooling and Servicing Agreement, (vii) with respect to the designation of certain Additional Accounts or the addition of any Participations, the Transferor shall notify each Rating Agency of such proposed addition of Additional Accounts or Participations and such Rating Agency shall have delivered a letter confirming that the Rating Agency Condition shall have been satisfied and (viii) the Transferor shall record and file appropriate financing statements with respect to the Participations or the Receivables then existing and thereafter created in the Additional Accounts for the transfer of accounts, general intangibles and chattel paper meeting the requirements of applicable state law necessary to perfect the transfer and assignment of the Receivables in Additional Accounts by the Transferor to the Trust, or otherwise perfect the Trust's interests in the Participations. The Transferor will deliver to the Trustee a computer file, microfiche or written list of all such Additional Accounts.

          Accounts opened during the normal operation of the Bank's credit card business shall be automatically added to the Accounts as Automatic Additional Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account, (ii) the inclusion in the Trust of the Receivables arising under such account would exceed the Aggregate Automatic Addition Limit or (iii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Trustee on a quarterly basis, a computer file, microfiche or written list of all such included Accounts and has recorded and filed, or will record and file, all appropriate financing statements with respect to the Receivables in such Automatic Additional Accounts. The Transferor, at its option may, by providing written notice to the Trustee and the Bank, terminate or suspend the automatic inclusion of Automatic Additional Accounts at any time.

          "Aggregate Automatic Addition Limit" means (i) the number of Eligible Accounts designated as Automatic Additional Accounts, which either (x) with respect to any period of three consecutive Monthly Periods commencing in January, April, July or October of a calendar year equals 15% of the sum of the number of Accounts as of the last business day preceding the commencement of such period and the number of Additional Accounts included as Accounts since such business day or (y) with respect to any period of 12 consecutive Monthly Periods, equals 20% of the sum of the number of Accounts as of the last business day preceding the commencement of such period and the number of Additional Accounts included as Accounts since such business day or (ii) such higher number of Automatic Additional Accounts as to which Standard & Poor's and Moody's or any other applicable Rating Agency rating any certificates shall consent to in writing.

          Although each Additional Account or Automatic Additional Account must satisfy certain criteria set forth in the Pooling and Servicing Agreement at the time of its selection, Additional Accounts and Automatic Additional Accounts may not be of the same credit quality as the Accounts.

REMOVAL OF ACCOUNTS

          Subject to the conditions set forth below, during the Revolving Period, the Transferor has the right to remove from the Trust all Receivables from certain accounts which it designates as Removed Accounts and to accept the reconveyance of all the Receivables in the Removed Accounts, without notice to the Certificateholders, provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor shall give the Trustee and the Servicer notice of such removal 10 business days prior to the date on which the Accounts are to be reassigned to the Transferor. The Transferor shall be permitted to designate and require retransfer to it of Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) each Rating Agency shall have delivered a letter confirming that the Rating Agency Condition has been satisfied, (ii) the Transferor shall have delivered or caused to be delivered to the Trustee for execution a written retransfer agreement and a computer file, microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and Receivables balance in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders of any outstanding Series or any provider of Enhancement with respect to Certificates (each an "Enhancement Provider") were used in selecting the Removed Accounts;
(iv) such removal shall not, in the reasonable belief of the Transferor, cause the Transferor Amount to be less than the Minimum Transferor Amount, and the aggregate amount of Principal Receivables in the Trust shall not be less than the Minimum Aggregate Principal Receivables; (v) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, result in a Pay Out Event; and (vi) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (v) above.

DISCOUNT OPTION RECEIVABLES

          The Transferor may at any time designate a specified percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Transferor established the initial Discount Percentage as of August 21, 1997 at 2%. The Transferor may, without notice to or consent of the Certificateholders, from time to time, exercise its Discount

Option to increase, reduce or eliminate (subject to the limitation described below) the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change or to apply the Discount Percentage to Receivables created in Accounts not previously subject to the Discount Percentage. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in limited circumstances, holders of Certificates that are not rated, of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein unless the Transferor reasonably believes that such increase, reduction or elimination will at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series; provided that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition must be satisfied and in limited circumstances, holders of outstanding Certificates that are not rated must consent to such action.

          Discount Option Receivables shall be equal to, on any date of processing, the sum of (a) the aggregate Discount Option Receivables at the end of the prior date of processing plus (b) any new Discount Option Receivables created on such date of processing minus (c) any Discount Option Receivable Collections received on such date of processing. The Discount Option Receivables created on any date of processing shall be the product of (i) the amount of Principal Receivables created on such date of processing (without giving effect to the deduction of the Discount Option Receivables) and (ii) the Discount Percentage.

         "Discount Option Receivable Collections" means, on any date of processing on and after the date on which the Transferor's exercise of its Discount Option is in effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables, in each case at the end of the prior Monthly Period, and (b) Collections of Principal Receivables (without giving effect to Discount Option Receivables) on such date of processing.

COLLECTION AND OTHER SERVICING PROCEDURES

          Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures in effect for servicing credit card account receivables comparable to the Receivables, as such policies and procedures may be modified from time to time by the Servicer. As of the date of this Prospectus, the Servicer has designated its affiliates, McRae's and CPS as Subservicers.

COLLECTION AND PRINCIPAL ACCOUNTS

          The Servicer will establish and maintain, or cause to be established and maintained, the Collection Account, which will be a segregated corporate trust account, with the Trustee or another Qualified Institution, in the Trustee's name and for the benefit of the Certificateholders of all Series then outstanding. The Servicer will also establish a Principal Account as a segregated trust account established with a Qualified Institution. A "Qualified Institution" is defined generally as a (i) depository institution or trust company, organized under the laws of the United States or any state thereof (or any domestic branch or agency of any foreign bank), the deposits of which are insured by the Federal Deposit Insurance Corporation, which at all times has a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1 by Standard & Poor's Ratings Services ("Standard & Poor's)," in the case of the certificates of deposit or short-term unsecured debt, or a rating from the applicable Rating Agency of at least Aaa or AAA or the equivalent, as applicable, in the case of its long term unsecured debt obligations, or (ii) a depository institution, otherwise acceptable to each Rating Agency rating any Series. Notwithstanding the foregoing, any institution which shall have corporate trust powers (whether or not such institution takes deposits) and which maintains the Collection Account, the Excess Funding Account, the Principal Account or any other account maintained for the benefit of Certificateholders of any Series as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long term unsecured debt rating of at least Baa3 from Moody's so long as Moody's is a Rating Agency rating any Series.

          All payments to Certificateholders will be paid solely out of the amounts in the Collection Account and Principal Account. Funds in the Collection Account and Principal Account will be invested, at the direction of the Servicer, in "Permitted Investments," which include (i) direct obligations of, and obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, incorporated under the laws of the United States of America or any state thereof (including the District of Columbia, and any domestic branch or agency of any foreign bank), and which is subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that the commercial paper, if any, and short-term unsecured debt obligations of such depository institution or trust company shall have, at the time of the Trust's investment or contractual commitment to invest therein, a credit rating from the Rating Agency in the highest investment category granted by such Rating Agency, (iii) commercial paper having, at the time of the Trustee's investment or contracted commitment to invest therein, a rating in the highest investment category granted by such Rating Agency, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by the Rating Agencies, (vi) time deposits (having maturities of not more than 30 days) or notes which are payable on demand by an entity the commercial paper of which has a rating of the highest investment category granted by the Rating Agencies, (vii) certain repurchase obligations involving Permitted Investment instruments so long as the counterparty thereto has at the time of the Trust's investment therein, a short-term debt rating of at least A-1 or P-1, or the equivalent from the applicable Rating Agencies and (viii) any other investments approved in writing by the applicable Rating Agencies prior to the Trust's investment therein. For purposes of determining the availability of funds or balances in the Collection Account, all investment earnings on such funds shall be deemed not to be available or on deposit until actually credited to such account. The Servicer, or a Subservicer on behalf of the Servicer, will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent, which unless otherwise described in a Prospectus Supplement, will be the Trustee, will have the revocable power to withdraw funds from the Principal Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

          For any Series of Certificates, the related Prospectus Supplement may specify that for a Funding Period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series the Pre-Funded Amount, which may be up to 100% of the aggregate principal amount of such Series, will be held in a Pre-Funding Account established with the Trustee for the benefit of the Certificateholders of such Series pending the transfer of additional Receivables to the Trust or the reduction of the Investor Amounts of other Series. The related Prospectus Supplement will specify the Initial Investor Amount with respect to such Series, the Full Investor Amount of such Series and the date by which the Investor Amount is expected to equal the Full Investor Amount. The Investor Amount will increase as Receivables are delivered to the Trust or as the Investor Amounts of other Series are reduced. The Investor Amount may also decrease due to Investor Charge Offs as provided in the related Prospectus Supplement.

          During the Funding Period, funds held in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Amount. In the event that the Investor Amount does not for any reason equal the Full Investor Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement See "Risk Factors -- Effect on Certain Pre-Funded Series of Ability to Generate Additional Receivables."

          If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, on each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

          The Servicer will allocate between the Investor Amount of each Series (and between each Class of or other interest in the Trust in respect of each Series) and the Transferor Amount and, in certain circumstances, the Enhancement Investor Amount, all Collections of Finance Charge Receivables, all Collections of Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage in each case. The Pooling and Servicing Agreement provides that the Servicer may estimate the amounts of Collections that are allocable to Collections of Principal Receivables and to Collections of Finance Charge Receivables. If the Servicer is able to determine the actual amount of Collections proceeds which are Collections of Finance Charge Receivables and Collections of Principal Receivables, the Servicer may at its option allocate Collections in accordance with such actual amounts. All estimates of Collections of Finance Charge Receivables will be binding for all purposes on the Certificateholders, the Trustee and the Transferor.

          The Prospectus Supplement relating to a Series will specify the Investor Percentage with respect to the allocations of Collections of Principal Receivables, Collections of Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and the Accumulation Period, as applicable. The Investor Percentage for a Series may be based on an amount other than the Investor Amount. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between Classes.

          The Transferor Percentage will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentages for all Series then outstanding (the "Aggregate Investor Percentage").

APPLICATION OF COLLECTIONS

          Unless otherwise specified in a Series Supplement and the related Prospectus Supplement, and except as otherwise provided below, the Servicer will deposit Collections into the Collection Account, no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing. As long as the Company or an affiliate of the Company is the Servicer and no Pay Out Event relating to a Servicer Default shall have occurred and be continuing, and either, (i) the Company or such affiliate has and maintains a minimum short-term debt or certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's unless otherwise specified in the related Prospectus Supplement or (ii) the Company shall have obtained a written notice from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Certificates of any Series, then the Servicer may make such deposits and payments on the business day prior to each Distribution Date. As long as Proffitt's or any affiliate is the Servicer and a Servicer Default shall not have occurred and be continuing, the Servicer may make deposits into the Collection Account and the Excess Funding Account net of amounts payable as of such date to the Transferor or the Servicer from amounts held in such accounts. Unless specified in any Series Supplement, the Servicer is not required to deposit into the Collection Account, any Collections of Finance Charge Receivables and Principal Receivables or any other amounts allocable to the Exchangeable Transferor Certificate.

          Unless otherwise specified in the related Prospectus Supplement, the Servicer will apply or cause the Trustee to apply funds deposited in the Collection Account with respect to each Distribution Date as follows:

          (a) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be allocated and distributed as described in the related Prospectus Supplement;

          (b) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid to the holder of the

Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the Minimum Transferor Amount, in which case the excess will be deposited in the Principal Account or other specified account, or to other amortizing Series, all as described in the related Prospectus Supplement;

          (c) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be allocated and distributed to Certificateholders or deposited in the Principal Account as described in the related Prospectus Supplement, provided that if Collections of Principal Receivables exceed the principal payments which are to be distributed to Certificateholders or deposited in the Principal Account, the amount of such excess will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the Minimum Transferor Amount, or to other amortizing Series, as described in the related Prospectus Supplement; and

          (d) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be deposited into the Principal Account or other specified account and allocated and distributed to Certificateholders as described in the related Prospectus Supplement.

          In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement .

SHARED PRINCIPAL COLLECTIONS

          Collections of Principal Receivables and certain other amounts for any Monthly Period allocated to any Series in a Group will first be used to cover certain amounts described in the related Series Supplements (including any required deposits into a Principal Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period (plus certain other amounts required by the related Series Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series in such Group (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Accounts for any Series in such Group which are either scheduled or permitted and which have not been covered out of Collections of Principal Receivables and certain other amounts for such Series, provided that the Series Supplement for such Series so provides ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the Series in a Group entitled to the benefits thereof based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be distributed to the holder of the Exchangeable Transferor Certificate; provided, however, that (a) such Shared Principal Collections will be distributed to the holder of the Exchangeable Transferor Certificate only to the extent the Transferor Amount is greater than the Minimum Transferor Amount and (b) in certain circumstances described below under "-- Excess Funding Account," such Shared Principal Collections will be deposited in the Excess Funding Account. Any such reallocation of Collections of Principal Receivables and other amounts will not result in a reduction in the Investor Amount of the Series to which such Collections were initially allocated.

EXCESS FUNDING ACCOUNT

          On any business day the Transferor Amount is less than the Minimum Transferor Amount (after giving effect to any addition of Principal Receivables to the Trust) (the "Shortfall Amount"), the Servicer shall not distribute to the holder of the Exchangeable Transferor Certificate any Collections of Principal Receivables that otherwise would be distributed to the holder of the Exchangeable Transferor Certificate, but shall deposit such funds in a segregated trust account (which may be a sub-account of the Collection Account) established and maintained by the Servicer in the name of the Trustee for the benefit of the Certificateholders of all outstanding

Series entitled to the benefits of such Excess Funding Account with a Qualified Institution and designating clearly that the funds deposited therein are held for the benefit of such Certificateholders (the "Excess Funding Account"). Funds held in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Transferor Certificate on any date to the extent the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if an Accumulation Period or Rapid Amortization Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is entitled to receive Shared Principal Collections, and the Servicer shall instruct the Trustee to withdraw such amount up to the amount of any funds held in the Excess Funding Account and allocate such amount among each Series as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

          Funds held in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses), if any, earned on amounts held in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as Collections of Finance Charge Receivables with respect to such Monthly Period.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

          Any Series may be included in a Group of Series. Each Series in a Group will be entitled to share Shared Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to any Series which are included in such Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Enhancement) that are payable out of Collections of Finance Charge Receivables ("Shared Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Shared Excess Finance Charge Collections among the Series in a Group. In all cases, any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Shared Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications that may be applicable if the Transferor is a bank, there can be no assurance that this will continue to be true in the future.

PAIRED SERIES

          If so provided in the Prospectus Supplement relating to a Series, such Series is subject to being paired with another Series. The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Series. The issuance of any Paired Series will be subject to among other conditions, satisfaction of the Rating Agency Condition. There can be no assurance, however, that the terms of any Paired Series might not affect the timing or amount of payments received by the Certificateholders of the other Series. In particular, the numerator of the Investor Percentage with respect to allocations of Collections of Principal Receivables may be changed upon the occurrence of a Pay Out Event with respect to a Paired Series (provided that such numerator is not less than the Adjusted Investor Amount as of the last day of the revolving period for such Paired Series).

ALLOCATION OF INVESTOR DEFAULT AMOUNT; ADJUSTMENT AMOUNTS; INVESTOR CHARGE OFFS

          "Defaulted Receivables" for any Monthly Period are Principal Receivables in Defaulted Accounts which were charged off as uncollectible in such Monthly Period. Receivables in an Account will be considered charged off for the purposes of the Pooling and Servicing Agreement on the date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer, but in any event no later than 30 days after receipt of notice by the Servicer that the related Obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of the Principal Receivables (other than Ineligible Receivables) that were charged off in such Monthly Period less (b) the amount received by the Servicer with respect to Defaulted Accounts during such Monthly Period ("Recoveries").

          Prior to each Distribution Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The "Investor Default Amount" will be allocated to the Investor Amount for each Distribution Date in an amount equal to the product of (a) the Investor Percentage applicable during the immediately preceding Monthly Period and (b) the Default Amount for such Monthly Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so described in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including Enhancement, if any, and may be applied to pay principal to Certificateholders, or if provided in the related Prospectus Supplement, the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificateholders to make up any Investor Default Amount allocable to such Senior Certificateholders.

          With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the related Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount held in the Collection Account available therefor (including Shared Excess Finance Charge Collections, if applicable), available Enhancement, if any, available reallocated Collections of Principal Receivables, if any, and amounts available from other specified sources, then the Investor Amount with respect to such Series will be reduced by the amount of such excess, but not by more than the Investor Default Amount (an "Investor Charge Off"). Investor Charge Offs will be reimbursed on any Distribution Date to the extent amounts held in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge Offs will result in an increase in the Investor Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge Offs and reimbursements thereof among the Classes thereof.

          If the Servicer makes a downward adjustment of the amount of any Principal Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or without charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit charge (each, an "Adjustment"), the Aggregate Principal Receivables and the Transferor Amount will be reduced by the amount of such Adjustments. If, as a result of an Adjustment, the Transferor Amount would be less than the Minimum Transferor Amount, the Transferor shall immediately pay to the Servicer for deposit into the Excess Funding Account, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transferor Amount (the "Adjustment Payment Obligation"). In the event the Servicer adjusts upward the principal amount of any Receivable, the Aggregate Principal Receivables and the Transferor Amount shall be increased by the amount of such upward adjustment, and any unpaid Adjustment Payment Obligation shall be reduced by the applicable amount. To the extent that such Adjustment would cause the Transferor Amount to be less than the Minimum Transferor Amount (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts in the Excess Funding Account), and the Transferor fails to make any payment required by the Pooling and Servicing

Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series based upon their respective Investor Percentages (a "Series Adjustment Amount") and a reduction in the Investor Amount of such Series may occur.

ALLOCATION OF ADJUSTMENT AMOUNTS

          The "Minimum Transferor Interest Percentage" shall be equal to the highest Minimum Transferor Interest Percentage designated for any Series outstanding. The "Minimum Transferor Amount" is equal to the product of the aggregate Adjusted Investor Amount (as defined in the Series Supplements for all Series) for all Series outstanding and the applicable Minimum Transferor Interest Percentage.

          The Series Adjustment Amount, as applicable to any Series, will be allocated as described in the related Prospectus Supplement for such Series. A Series Adjustment Amount will be reduced and the Investor Amount increased to the extent that allocations of Excess Spread (as defined in each Series Supplement) and Shared Excess Finance Charge Collections cover the Series Adjustment Amount, the amount of Principal Receivables in the Trust increases, Certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to the Series in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated as described in the related Prospectus Supplement.

DEFEASANCE

          The Pooling and Servicing Agreement permits the Transferor to terminate its substantive obligations with respect to any Series or all outstanding Series by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, monies Permitted Investments, or both, sufficient to discharge and pay all remaining scheduled interest and principal payments on such Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any Enhancement Provider with respect to the Defeased Series. To achieve that end, the Transferor has the right to use Collections to purchase Permitted Investments rather than additional Receivables. Prior to its exercise of its right to substitute monies or Permitted Investments for Receivables, the Transferor shall deliver to the Trustee an opinion of counsel that such deposit and termination of obligations will not have any material adverse effect on the Federal income tax characterization of any outstanding Series of Certificates that have been the subject of a previous opinion of tax counsel, or result in the Trust being taxable as an association under Federal and applicable state law as a sale or exchange by the holders of the Defeased Series and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not result in a withdrawal or downgrading of the rating of any outstanding Series. In addition, the Transferor must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferor deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Transferor also must deliver to the Trustee and any Enhancement Provider a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series. If the Transferor discharges its substantive obligations in respect of the Defeased Series, any Enhancement for the affected Series might no longer be available to make payments with respect thereto.

OPTIONAL REPURCHASE; FINAL PAYMENT OF PRINCIPAL; TERMINATION

          Any Series Supplement may permit Certificates of that Series to be repurchased at the option of the Transferor on any Distribution Date by the Transferor depositing into the Collection Account, an amount equal to the Investor Amount plus accrued and unpaid interest on the Certificates and any other amounts specified in the related Series Supplement. Such repurchase may or may not be conditioned by the Series Supplement to instances where the Adjusted Investor Amount held other than by the Transferor or its affiliates (and any other amount specified in the related Series Supplement) is reduced to an amount less than or equal to 10% (or such other amount specified in the related Prospectus Supplement) of the initial outstanding principal amount of the Certificates, if certain conditions set forth in the related Series Supplement are met.

          The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Stated Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Amount is greater than zero on the Stated Series Termination Date, the Trustee is required to sell or cause to be sold Receivables (in an amount up to 110% of the Adjusted Investor Amount, any Enhancement Investor Amount of such Series, and any other amount specified in the related Series Supplement) in the manner provided in the Pooling and Servicing Agreement and Series Supplement and pay the net proceeds of such sale and any Collections, in final payment of all principal of, and all accrued and unpaid interest on, the Certificates of such Series and any other amounts specified in the related Series Supplement, to the Certificateholders of such Series on such Stated Series Termination Date.

          Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (i) the day designated by the Transferor after the Distribution Date following the date on which funds shall have been deposited in the Collection Account or applicable Principal Account sufficient to pay the aggregate Investor Amount and any Enhancement Investor Amount plus applicable interest accrued through such Distribution Date in full on all Series of Certificates, and (ii) the day on which the final payment of principal is made to Certificateholders of all Series, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on August 21, 1997 (the "Final Termination Date"). Upon termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts held in the Principal Account maintained by the Trust for the final payment of principal and interest to the Certificateholders).

PAY OUT EVENTS

          Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" occurs, unless modified by any Series Supplement, upon the occurrence of either of the following events:

          (a) The Transferor or the Company shall (i) become insolvent or admit in writing its inability to pay its debts as they become due or voluntarily and generally suspend payment of its obligations, (ii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, (A) within 10 business days after the Transferor or the Company has knowledge of such proceeding or the filing thereof either (I) the petition instituting same has not been dismissed or (II) an order has not been entered by the court having jurisdiction which allows continued transfer to the Trust of Principal Receivables with no adverse effect to the Trust or the Certificateholders or (B) an order as contemplated in (A)(II) above having previously been entered, is no longer in effect other than by reason of the termination of such proceeding, or (iv) become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement; or

          (b) the Trust or the Transferor becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          In addition, a Pay Out Event may occur with respect to a Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a

Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

          If the Rapid Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

          In addition to the consequences of a Pay Out Event discussed above, if the Transferor voluntarily enters liquidation or a receiver, conservator or liquidator is appointed for the Transferor, or all or substantially all its property or another similar event (each a "Dissolution Event") occurs, on the day of such Dissolution Event, the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such appointment. Within 15 days of receipt of such notice, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and shall so notify the Certificateholders and any Enhancement Provider (if provided in the Series Supplement) requesting instruction as to the disposition of the Receivables. Unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the related Investor Amounts of each Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections allocable to the Certificateholders of the applicable Series. If the Trustee is instructed not to sell a portion of the Receivables allocable to a Series, as described above, then the Trust shall continue with respect to such Series pursuant to the terms of the Pooling and Servicing Agreement and the applicable Series Supplement. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership" and " -- Certain Matters Relating to Bankruptcy or Insolvency."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Servicer's compensation for its servicing activities and reimbursement for its expenses, will be the monthly servicing fee (the "Monthly Servicing Fee"), as specified in the related Prospectus Supplement. The Monthly Servicing Fee will be allocated among the Transferor Amount and the Investor Amount. The Investor Servicing Fee will be equal to one-twelfth (1/12th) of the product of the percentage designated in the applicable Series Supplement (the "Servicing Fee Percentage") and the sum of the allocable portion of the Transferor Amount and the Investor Amount as of the last day of the preceding Monthly Period. The Investor Servicing Fee will be funded from Collections on Finance Charge Receivables allocable to the Investor Amount, and will be paid each month from the funds held in the Collection Account for the account of the Investor Amount. See "-- Application of Collections."

          The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants and the Subservicers, if any.

CERTAIN MATTERS REGARDING THE SERVICER

          The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon determination that (i) performance of its duties is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties permissible under such applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate any of its servicing duties to any person or entity that agrees to conduct such duties in accordance with the Credit Card Guidelines and the Pooling and Servicing Agreement; however, such delegation will not relieve the Servicer of its liability and responsibility to perform such duties in accordance with the Pooling and Servicing Agreement.

          Any entity into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of or acquiring all or substantially all the properties or assets of, the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement and delivery of notice thereof to each Rating Agency and the satisfaction of the Rating Agency Condition, will be the successor to the Servicer under the Pooling and Servicing Agreement.

          "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding Series with respect to which it is a Rating Agency. The Transferor shall furnish any such notice from the Rating Agencies to the Trustee.

SERVICER DEFAULT

          In the event of any Servicer Default (as defined below) that has not been remedied, either the Trustee or the holders of Certificates of any Series then outstanding evidencing undivided interests aggregating more than 50% of the aggregate Investor Amount, by written notice to the Servicer (and to the Trustee, if given by the holders of Certificates of any Series then outstanding), may terminate all of the rights and obligations of the Servicer, in its capacity as Servicer under the Pooling and Servicing Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Pooling and Servicing Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Pooling and Servicing Agreement. If the Transferor does not nominate an entity to be successor Servicer, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Investor Servicing Fee plus the servicing fee allocable to the Transferor Interest. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will under certain circumstances offer the Transferor the right to accept the reassignment of all of the Receivables. The deposit amount of such a reassignment shall be equal to the sum of the aggregate Investor Amount (less the aggregate principal amount held in the Excess Funding Account and any principal funding account with respect to any Series) plus accrued and unpaid interest on the Certificates of all Series plus certain amounts payable to specified Enhancement Providers, if applicable.

         A "Servicer Default" means any of the following events:

               (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement (upon expiration of a five business day grace period), provided, however, that any such failure caused by circumstances beyond the Servicer's control shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof or otherwise becoming aware of such failure;

               (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement then available), which continues unremedied for a period of 60 days after written notice and which continues to material adversely affect the rights of the Certificateholders of any Series then outstanding for such period, or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

               (iii) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series outstanding (without regard to the amount of any Enhancement then available), and which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any Series (without regard to the amount of Enhancement, if any then outstanding for such period); or

               (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings related to the Servicer of all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses (ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement or any Series Supplement, and the Servicer shall provide the Trustee, the Transferor, the Certificateholders and the Enhancement Providers, if any, applicable to any Series, with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

REPORTS TO CERTIFICATEHOLDERS

          By each Distribution Date, the Paying Agent will forward to the Trustee and each Rating Agency a statement prepared by the Servicer (the "Monthly Servicer Report") setting forth certain information with respect to the Trust and Certificates of each Series, including: (a) the aggregate amount of Collections of Finance Charge Receivables and the aggregate amount of Collections of Principal Receivables processed during the immediately preceding Monthly Period; (b) the Investor Percentage for such Monthly Period; (c) for each Series and for each Class within any such Series, the total amount of such distribution allocable to principal and interest, if any, (d) the aggregate outstanding balance of the Accounts which were delinquent by 31 days, 61 days and 91 days or more as of the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (e) the Investor Default Amount for the immediately preceding Monthly Period; (f) the amount of Investor Charge Offs and the amount of reimbursements thereof for the next succeeding Distribution Date; (g) the amount of the Investor Servicing Fee for the next succeeding Distribution Date; (h) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (i) the Investor Amount and the Adjusted Investor Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; and (j) whether a Pay Out Event has occurred.

          On each Distribution Date with respect to each Series the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement"), which may be the Monthly Servicer Report, prepared by the Servicer setting forth the information with respect to the Certificates of such

Series set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (a) the total amount distributed; (b) the amount of such distribution allocable to principal; (c) the amount of such distribution allocable to interest; and (d) the amount, if any, by which the principal balance of the Certificates exceeds the Investor Amount as of the Record Date with respect to such Distribution Date.

          On or before January 31 of each calendar year beginning with 1998, the Paying Agent, on behalf of the Trustee, will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular Payment Date Statement, as set forth in clauses (a),
(b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns.

          The Pooling and Servicing Agreement further provides that on or before June 30 of each calendar year, beginning with 1998, the Servicer will cause a firm of independent public accountants to furnish a report covering the preceding annual period to the effect that such firm has applied certain procedures to certain documents and records relating to the servicing of the Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by such report with such documents and records and that, based upon such procedures, no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in all material respect in compliance with specified sections of the Pooling and Servicing Agreement, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report.

          In addition, for each calendar year, such accountants will include as part of their annual report, a comparison of the mathematical calculations of the amounts contained in the monthly certificates forwarded by the Servicer during the period covered by such report, with the Servicer's computer reports that were the source of such amounts, and deliver a report to the Trustee confirming that such amounts are consistent, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report. The Trustee will make such reports available for inspection by Certificateholders.

          The Pooling and Servicing Agreement provides for delivery to the Trustee on or before June 30 of each calendar year, beginning with 1998, of an annual statement signed by an officer of the Servicer to the effect that to such officer's knowledge the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or if there has been a default in the performance of such obligation, specifying the nature and status of the default.

          Unless Definitive Certificates are issued, all reports and statements to Certificateholders shall be provided to DTC or its nominee, Cede, as the registered holder of the Offered Certificates. All reports and statements discussed above will be delivered to the Certificate Owners by DTC and the DTC Participants in accordance with the DTC Rules and the rules and policies of the DTC Participants. In addition, the Trustee will deliver all such reports and statements to the Certificate Owners upon request. The Monthly Servicer Report will also be filed with the Commission on a Current Report on Form 8-K and will be available to Certificate Owners as provided under "Reports to Certificateholders" and "Available Information."

AMENDMENTS

          The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add other identifying code numbers or other identifying characteristics to the definition of Account, or to add any other provisions with respect to matters or questions arising under the Pooling and

Servicing Agreement which are not inconsistent with the provisions of the Pooling and Servicing Agreement. No such amendment, however, may adversely affect in any material respect the interests of the Certificateholders.

          The Pooling and Servicing Agreement and any Series Supplement also may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Certificateholders for the purpose of adding, changing or eliminating any provision thereof or any right of the Certificateholders thereunder, provided that (i) the Servicer shall have furnished the Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interest of any Certificateholder, (ii) such amendment will not cause the Trust to be characterized as a corporation for Federal income tax purposes or otherwise have a material adverse effect on the Federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency 10 business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the Rating Agency Condition shall be met as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Amount for any outstanding Series is determined, (iv) change the manner in which the Transferor Amount is determined, or (v) reduce the percentage required in the following paragraph to consent to such amendment. Notwithstanding the foregoing, the transfer of Receivables to, and the generation of new Receivables by the Bank, the appointment of the Bank as Servicer, and certain other actions related to the Bank will be deemed not to materially and adversely affect the interests of the Certificateholders.

          The Pooling and Servicing Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates of all Series then outstanding evidencing undivided interests aggregating not less than 50% of the Investor Amount of all outstanding Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of holders of Certificates of any Series then outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate of such outstanding Series without the consent of all holders of the related Certificate, (ii) change the definition of or the manner of calculating the Investor Amount, the Investor Percentage, the required amount of any Enhancement or the Investor Default Amount of such Series without the consent of each holder of Certificates adversely affected thereby or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of all Certificateholders of all Series then outstanding. Furthermore, any such amendment shall require prior written confirmation from the applicable Rating Agency that the Rating Agency Condition will be met.

          Promptly following the execution of any amendment to the Pooling and Servicing Agreement or any Series Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).

INDEMNIFICATION

          The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties regarding the activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement or any Series Supplement; provided, however, the Servicer shall not indemnify (a) the Transferor, the Trust, the Trustee or their respective officers, directors, agents or employees for liabilities opposed by reason of fraud, negligence or breach of fiduciary duty by (i) the Trustee in the performance of its duties under the Pooling and Servicing Agreement or (ii) the Transferor or any Certificateholders, (b) the Transferor, the Trust, the Trustee, the Certificate Owners or Certificateholders for liabilities arising from actions taken by the Trustee at the request of the Certificateholders, (c) the Transferor, the Trust, the Trustee, the Certificate Owners or the Certificateholders as to any losses, claims or damages incurred in their capacity as an investor, including, without limitation, losses incurred as a result of Defaulted Receivables or Receivables which are charged off as uncollectable, or (d) the Trust, the Trustee, the Certificate Owners or the Certificateholders for any liabilities costs or expenses the Trust, the Trustee, or the Certificate Owners or Certificateholders arising under any tax law, including, without limitation, any Federal, state or local income or franchise tax or other tax imposed measured by income required to be paid by the Trust, the Certificate Owners or the Certificateholders in connection with the Trust or the Pooling and Servicing Agreement to any taxing authority, except as may be required to the extent that the State of Illinois (or its taxing authority) determines that the Trust is a partnership and that the Illinois Personal Property Replacement Income Tax is applicable to the Trust under the Illinois Income Tax Act.

          The Transferor, the Servicer or any of their respective directors, officers, employees or agents will be liable under the Pooling and Servicing Agreement only to the extent of the obligation specifically undertaken by it in such capacity under the Pooling and Servicing Agreement. However, none of the Transferor, the Servicer or any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of bad faith or gross negligence by or on behalf of the Transferor or the Servicer in the performance of their respective duties under the Pooling and Servicing Agreement.

          In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which, in the Servicer's opinion, may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT RELATING TO FASIT ELECTION

          Each Certificateholder, by acquiring an interest in a Certificate, is deemed to consent to any amendment to the Pooling and Servicing Agreement or any Series Supplement necessary for the Transferor to elect financial asset securitization trust ("FASIT") status for the Trust or any portion thereof, provided that, such election may not be made unless the Transferor delivers to the Trustee an opinion of counsel to the effect that (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such Certificates would be characterized as debt, (ii) following such issuance, the Trust will not be classified for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

LIST OF CERTIFICATEHOLDERS

          Upon written request of any Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Amount of any Series, the Trustee, after having been adequately indemnified by such Certificateholders for its costs and expenses, will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series for purposes of communicating with such other Certificateholders with respect to their rights under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement generally does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

          Norwest Bank Minnesota, National Association is the Trustee and initial Paying Agent under the Pooling and Servicing Agreement. The Transferor, the Servicer, each Seller and their respective affiliates have had deposit, lock box, borrowing and similar transactions with the Trustee in the ordinary course of business, and from time to time may hereafter have further relationships and transactions with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Sixth and Marquette, Minneapolis, Minnesota 55479-0070,
Attention: Asset Backed Securities Corporate Trust Department, telephone number
(612) 667-9528.

          For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon, and exercised or performed by, the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

          The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee as provided in the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

GENERAL

          For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a letter of credit, a surety bond, insurance, a spread account, a reserve account, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

          Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of such deficiencies.

          If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions, if any, under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any third party Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, its shareholders' or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Investor Amount").

SUBORDINATION

          If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates or specified Certificates of another Series. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates of a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If Collections otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CASH COLLATERAL GUARANTY OR ACCOUNT

          If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts held in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

LETTER OF CREDIT

          If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances, and subject to such conditions, as are specified in the related Prospectus Supplement.

          The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the Initial Investor Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and described in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

          If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

          If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of a Series or one or more Classes thereof to assure distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

          If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust's assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

RESERVE ACCOUNT

          If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, and/or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

          The Initial Sellers sold all their Receivables to the Transferor pursuant to Receivables Purchase Agreements dated as of August 21, 1997. On February 2, 1998, the Company contributed all of the Initial Sellers' Accounts and the accounts of the Younkers division of Proffitt's to the Bank, and the Bank assumed all obligations of the Initial Sellers under their respective Receivables Purchase Agreements and entered into a new Receivables Purchase Agreement with the Transferor substantially similar to the Receivables Purchase Agreements with the Initial Sellers. For purposes of this Prospectus, the Bank includes its predecessors in their capacity as Initial Sellers of Receivables in Accounts.

          The Bank sells, on a daily basis, all its Receivables to the Transferor. The Transferor transfers the Receivables to the Trust. The Bank represents and warrants to the Transferor that the sale of Receivables by it constitutes a valid sale to the Transferor of all right, title and interest of the Bank in and to the Receivables, and the Transferor warrants to the Trustee that its transfer constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate. The Transferor further warrants to the Trust that if the transfer of the Receivables to the Trust does not constitute a valid transfer of the Receivables, it constitutes a grant of a security interest to the Trust in and to the Receivables. The Transferor also warrants to the Trust that, if the transfer of Receivables to the Trust is deemed to create a security interest under the UCC, there exists a valid and enforceable first priority perfected security interest in the Receivables at the time of their transfer to the Trust in favor of the Trust, and a valid and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain liens permitted under the Pooling and Servicing Agreement), in each case until termination of the Trust. For a discussion of the Trust's rights arising from a breach of these warranties. See "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

          The Bank represents and warrants to the Transferor, and the Transferor warrants to the Trust, that the Receivables are "accounts," "general intangibles" or "chattel paper" for the purposes of the UCC. Both the sale or transfer of accounts or chattel paper and the transfer of accounts or chattel paper as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and in either case the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. Financing statements covering the Receivables were therefore filed under the UCC to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no action under the UCC is required to perfect the ownership interest of the Transferor or the Trust in the Receivables.

          There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date of a transfer of Receivables to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Under each Receivables Purchase Agreement, however, the Bank warrants, and under the Pooling and Servicing Agreement the Transferor warrants, that the Bank, as Seller, or the Transferor, as the case may be, has sold or transferred the Receivables to the Transferor or the Trust, as the case may be, free and clear of the lien of any third party except for liens permitted under the Pooling and Servicing Agreement. In addition, each of the Bank and the Transferor covenants that the Bank or the Transferor, as the case may be, will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Transferor or the Trust, as the case may be.

          If any seller of Receivables (other than the Bank) or the Transferor were to become a debtor in a bankruptcy case, a receiver or conservator was appointed for the Bank, or certain other events relating to the insolvency of the Bank, any other seller of Receivables, the Bank, or the Transferor were to occur, causing a Pay Out Event pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust. If any such events occur with respect to the Transferor, the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of outstanding Certificates under all Classes of all Series instruct otherwise), thereby causing a termination of the Trust and a loss to the Certificateholders if the net proceeds from such sale is insufficient to pay the Certificateholders in full. However, in a bankruptcy proceeding affecting the Transferor, the Transferor may not be permitted to suspend transfers of Receivables to the Trust, and the Trustee's instructions to sell the Receivables may not be enforceable. If no Servicer Default other than such insolvency event exists, the debtor-in-possession may have the power to prevent either the Trustee or the Certificateholder from appointing a successor Servicer.

CERTAIN MATTERS RELATING TO BANKRUPTCY OR INSOLVENCY

          Certain restrictions have been imposed on the Transferor and certain parties to the transactions described herein which are intended to reduce the risk of a bankruptcy proceeding involving the Transferor. The Transferor's certificate of incorporation provides that it will not file a voluntary petition for relief under the Bankruptcy Code or any applicable state insolvency laws without the affirmative vote of its independent directors. Pursuant to the Pooling and Servicing Agreement, each of the Servicer and the Trustee on behalf of itself and each Certificateholder will covenant that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the payment of the Certificates in full. The Transferor has no intent to file, and the Company has no intent to cause the filing of, a voluntary application of relief under any insolvency laws with respect to the Transferor as long as the Transferor is solvent and does not reasonably foresee becoming insolvent, continues to pay its debts as they become due and does not become under capitalized. Pursuant to the Receivables Purchase Agreement, the Bank has agreed that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the date of the termination of the Trust.

          The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to reduce the risk that a bankruptcy case with respect to Proffitt's or any of its affiliates will result in consolidation of the assets and liabilities of the Transferor with those of any of such entities under the Bankruptcy Code. The Transferor will not engage in any activities except purchasing Receivables and related property from the Bank, managing and servicing such Receivables, selling and assigning Receivables and issuing evidences of ownership or assignment in respect thereof and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. In addition, the Transferor's certificate of incorporation contains restrictions requiring, among other things, that the Transferor adhere to specified operating procedures including, without limitation (i) that at all times no less than two members of the Board of Directors of the Transferor will be composed of individuals who are not affiliated with the Company or any of its affiliates, except as members of the Board of Directors of the Transferor, (ii) the Transferor will not incur any indebtedness or assume or guaranty any indebtedness of any other entity,
(iii) the Transferor will maintain its own payroll and separate books of account and corporate documents, (iv) that to the extent that the Transferor's office is located in the offices of any affiliate, it will pay fair market rent and a fair share of the overheads associated with such office space, (v) the Transferor will act solely in its corporate name and through its own authorized officers and agents, (vi) the Transferor will manage its liabilities separately from those of any of its affiliates and will pay its own liabilities, and (vii) the Transferor will not impermissibly commingle any of its assets with those of any of its affiliates or any other entity and will not hold itself out as being liable for the debts of another. Such separate business restrictions may be waived with the unanimous consent of the Board of Directors of the Transferor.

          Counsel has advised the Transferor that (i) a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor may not lawfully be filed without the prior consent of all directors of the Transferor, including its independent directors, (ii) subject to certain assumptions (including the assumption that separateness and corporate formalities are observed by the Company and the Transferor), the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of the Company in the event of an application for relief under the Bankruptcy Code with respect to the Company, and (iii) the sale and transfer of Receivables by the sellers of Receivables (other than the Bank) to the Transferor constitutes a valid sale and transfer and, therefore, such Receivables and the proceeds thereof should not be a part of the Company's bankruptcy estate under Section 541 of the Bankruptcy Code, as currently enacted, if any of the other sellers of Receivables should become a debtor thereunder. Such opinion is based on the law as it exists at the date hereof and is not binding on any court. Accordingly, there can be no assurance that a court will not reach a different conclusion.

          If the Company or any of the Initial Sellers were to become a debtor in a bankruptcy case and a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to take the position that the sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing by such debtor or if the court were to rule in favor of such recharacterization, then delays and reductions in payment of Collections to the Transferor and consequently to the Trust and delays and reductions in payments on the Offered Certificates could occur and Certificateholders could experience losses in their investment in the Offered Certificates.

          If, notwithstanding the structure described above, (i) the Transferor became a debtor in a bankruptcy proceeding, or (ii) a court concluded that the assets and liabilities of the Transferor should be consolidated with the assets and liabilities of the Company, or (iii) a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to litigate the consolidation issue, then delays in distributions on the Offered Certificates and possible reductions in the amounts of such distributions could occur.

          Payments made by the Initial Sellers (other than the Bank) pursuant to the Receivables Purchase Agreements in respect of purchases of Receivables or reductions in the amount thereof as described in the preceding paragraph may be recoverable by the Initial Sellers as debtor-in-possession or by a trustee-in-bankruptcy of any of the Initial Sellers from the Transferor or the Certificateholders as an avoidable transfer, if such payments were made within one year or other applicable period under state law prior to the commencement of a bankruptcy case in respect of any of the Initial Sellers.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

          The FDIA, as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator for the Bank.

          To the extent that (i) the Bank has granted a security interest in the Receivables to the Trust, (ii) that interest is validly perfected before the Transferor's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, (iii) the Receivables Purchase Agreement is continuously maintained as a record of the Transferor and (iv) the Receivables Purchase Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and the Trustee is not an insider or affiliate of the Bank, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Bank and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of the Bank. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the Resolution Trust Corporation (the "RTC"), which administered the resolution of failed savings associations under the FDIA and which is no longer in existence, adopted a statement of policy with respect to the payment of interest on collateralized borrowings. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

          The Pooling and Servicing Agreement provides that, upon the insolvency of the Bank or the appointment of a receiver of conservator for the Bank, the Bank will promptly give notice thereof to the Trustee and a Pay Out Event with respect to all Series will occur. Under the Pooling and Servicing Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of an interest in the Trust as described under "Description of the Certificates and the Pooling and Servicing Agreement -- Pay Out Events," or unless otherwise required by the receiver or conservator for the Bank, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections and would be distributed to the Certificateholders as described in the Pooling and Servicing Agreement. If the only Pay Out Event to occur is either the insolvency of the Bank or the appointment of a receiver or conservator for the Bank, such receiver or conservator may have the power to require the Transferor to continue to purchase new Receivables and transfer such Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period.

CONSUMER AND DEBTOR PROTECTION LAWS, RECENT AND PROPOSED LEGISLATION

          The relationship between a cardholder and a credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to the Bank's credit cards, the most significant Federal laws are those included in the Federal Truth-in-Lending, Equal Credit Opportunity and Fair Credit Reporting Act, as amended. These laws require, among other things, extension of credit without unlawful discrimination, disclosure of credit costs both before credit is extended and thereafter in each monthly account statement, timely response to claimed billing errors, and prompt application of payments. The Trustee may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Bank and the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against the obligations to pay the amount of Receivables owing. The Transferor agrees to accept from the Trust, and the Bank agrees to accept from the Transferor, the retransfer of all Receivables that have been charged off and that were not created in compliance in all material respects with the requirements of such laws. The Transferor makes to the Trust, and the Initial Sellers have made, and the Bank makes to the Transferor, certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached, and such breach continues beyond the applicable cure period, is that the Transferor will be obligated to accept the retransfer of such Receivables and each of the Bank (as successor to the obligations of the Initial Sellers under the Receivables

Purchase Agreements) and any other seller of Receivables, if any, will be obligated to repurchase such Receivables from the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement -- Representations and Warranties."

          The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

          Application of Federal and state bankruptcy and Debtor Relief Laws would affect the interests of the Certificateholders if such laws result in Receivables being charged off as uncollectible when there is insufficient credit enhancement to cover such charged off amounts. See "Description of the Certificates and the Pooling and Servicing Agreement -- Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

          During recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving credit loan providers which could result in public pressure on Federal and state legislators to impose limitations on finance charges or other fees. For example, legislation has been introduced in the United States Congress which would limit the finance charges that may be charged on credit card balances. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. If a federal or state law imposing a ceiling on finance charge rates were enacted, the Bank could be required to lower the finance charges that it assesses on the Receivables to a level which might result in a Pay Out Event, thus causing commencement of the Rapid Amortization Period and other adverse consequences to Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          The following discussion, summarizing the material anticipated Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively, and such changes could modify or adversely affect the tax consequences summarized below. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example and without limitation, banks and insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

          Unless otherwise indicated, this summary deals only with U.S. Certificate Owners who hold such Certificates as capital assets. The discussion assumes that the Certificates will be issued in registered form, will have all payments denominated in U.S. Dollars and will have a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of the principal amount multiplied by the number or full years until maturity), all within the meaning of the OID Regulations. If any of those assumptions are not met with regard to a particular Series of Certificates, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

          For purposes of this discussion, a "U.S. Certificate Owner" means a Certificate Owner that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to Federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. For purposes of this discussion, the term "non-U.S. Certificate Owner" means a Certificate Owner other than a U.S. Certificate Owner.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

          Unless otherwise specified in the related Prospectus Supplement, Alston & Bird LLP, Atlanta, Georgia, special tax counsel to the Transferor ("Special Tax Counsel") will, upon issuance of a Series of Certificates, render an opinion that the Offered Certificates of such Series will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

          The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income and franchise tax purposes, the Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in a Certificate of a Series, will be deemed to agree to treat the Certificates of such Series as indebtedness of PCC for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation of the Transferor.

          In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factors in making this determination are whether the Transferor has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that Special Tax Counsel will express the opinion that although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Certificates will be properly characterized as indebtedness for Federal income tax purposes. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates are properly treated as debt obligations of the Transferor for Federal income tax purposes. See "-- Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation".

TREATMENT OF THE TRUST

          Unless otherwise specified in the related Prospectus Supplement, Special Tax Counsel will render an opinion that the Trust will not be subject to Federal income tax, and that (i) if the Trust is viewed as a collateral arrangement for debt issued directly by the Transferor and any other holders of equity interests in the Trust, then the Trust will be disregarded for Federal income tax purposes, and (ii) if the Trust is viewed as a separate entity issuing its own debt and owned by the Transferor and any other holders of equity interests in the Trust, then the Trust would be a partnership for Federal income tax purposes rather than an association (or publicly traded partnership) taxable as a corporation.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

          It is possible that the IRS could assert that, for purposes of the Code, some or all of the Certificates of a Series are not debt obligations for Federal income tax purposes and that the proper classification of the legal relationship between the Transferor, any other holders of equity interests in the Trust, and the Certificate Owners of such Series resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.

          If some or all of the Certificates were treated as equity interests in a partnership (other than a "publicly traded partnership"), the partnership itself would not be subject to Federal income tax; rather, the partners of such partnership, including the Certificate Owners of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Certificates of such Series were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Furthermore, if any Certificates were treated as equity interests in a partnership, all or a portion of such income in subsequent years allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) might constitute "unrelated business taxable income" generally taxable to such investor under the Code. Finally, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity would be treated under the Code as unrelated debt-financed income taxable to the investor.

          If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury Regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

          If it were determined that a transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables and other investments, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would further reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

          Since Special Tax Counsel, unless otherwise specified in the related Prospectus Supplement, will advise that the Certificates of a Series will be treated as indebtedness in the hands of the Certificate Owners of a Series for Federal income tax purposes, the Transferor generally will not attempt to comply with the Federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS


          As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. Except as discussed below or in a Prospectus Supplement, the Certificates will not be issued with OID and, accordingly, interest thereon will be includable in income by U.S. Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Under the OID Regulations, a holder of a Certificate issued with a de minimis amount of OID must include any such OID in income, on a pro rata basis, as principal payments are made on the Certificate. Interest received on the Certificates of a Series may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

          A subsequent U.S. Certificate Owner who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of certain interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

          A holder who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

SALE OF A CERTIFICATE BY A U.S. CERTIFICATE OWNER

          In general, a U.S. Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the U.S. Certificate Owner's adjusted tax basis in the Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and provided that the Certificate was held as a capital asset, any such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. In addition, capital losses generally may be used only to offset capital gains.

FASIT CONSIDERATIONS

          Unless otherwise set forth in a Prospectus Supplement, it is expected that the Series Supplement pursuant to which any Certificates are issued will provide for an amendment to the Pooling and Servicing Agreement to permit an election to treat the Trust as a "financial asset securitization investment trust" (a "FASIT"). Prior to any such amendment, the Transferor will be required to deliver to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificate Owner or the Trust. See "Description of the Certificates and the Pooling and Servicing Agreement -- Amendments to the Pooling and Servicing Agreement Relating to FASIT Election."

NON-U.S. CERTIFICATE OWNERS

          As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for

Federal income tax purposes. The following information describes the Federal income tax treatment of non-U.S. Certificate Owners if the Certificates are treated as indebtedness.

          Interest, including OID, paid to a non-U.S. Certificate Owner will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such non-U.S. Certificate Owner of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form 4224 or (ii) the non-U.S. Certificate Owner and each securities clearing organization, bank, or other financial institution that holds the Certificates on behalf of such non-U.S. Certificate Owner in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Transferor (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest) and is not a controlled foreign corporation with respect to the Transferor (or the holder of such an interest) and is not a bank whose receipt of interest on a Certificate is described in section 881(c)(3)(A) of the Code. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. Certificate Owner and providing such Certificate Owner's name and address or (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. Certificate Owner.

          Recently finalized Treasury regulations (the "Final Regulations") could affect the procedures to be followed by a non-U.S. Certificate Owner in complying with United States Federal withholding, backup withholding and information reporting rules. The Final Regulations are not effective as of the date of this Prospectus but generally will be effective for payments made after December 31, 1998. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Final Regulations on the purchase, ownership, and disposition of the Certificates.

          If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the Certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such holder is a foreign corporation it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest will be included in such foreign corporation's earnings and profits.

          A non-U.S. Certificate Owner will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a non-U.S. Certificate Owner that is an individual, such non-U.S. Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described with respect to interest and OID above.

          If the interests of the non-U.S. Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In such event the non-U.S. Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a non-U.S. Certificate Owner that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

          If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

          Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates of a Series if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner of a Series setting forth the amount of interest paid on the Certificates of such Series and the amount of tax withheld thereon.

                        STATE AND LOCAL TAX CONSEQUENCES

          An investment in the Certificates will have state and local tax consequences. The state and local tax consequences will depend in part upon the tax laws of jurisdictions where the Certificateholders reside or are doing business. Certain state tax implications of an investment in the Certificates are described in the Prospectus Supplement. The tax consequences arising to the Certificateholders under the laws of other jurisdictions are not discussed herein or in the Prospectus Supplement. Potential investors should consult their own tax advisers as to the state and local tax consequences of an investment in the Certificates with respect to their particular circumstances.

                              ERISA CONSIDERATIONS

          ERISA and the Code impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities and (iv) person who have certain specified relationships to such plans. Section 406 of ERISA prohibits plans described in
Section 401 of ERISA from engaging in certain transactions with person who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e)(1) of the Code from engaging in certain transactions with persons who are "disqualified persons" unless a statutory or administrative exemption applies. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the employee benefit plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party in interest with respect to a plan by virtue of such investment.

          ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, a person who exercises discretionary authority or control respecting the management or disposition of the assets of a plan, renders investment advice or has the authority to render investment advice to a plan for a fee or other compensation, or has any discretionary authority or responsibility with respect to the administration of a plan is generally considered to be a fiduciary of such plan. Fiduciaries, parties in interest and disqualified persons with respect to employee benefit plans described in Section 401 of ERISA and Section 4975(e)(1) of the Code (collectively, "Benefit Plans"), may be subject to excise taxes, civil fines and other liabilities for violating the fiduciary responsibility and prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code.

          Benefit Plan fiduciaries should determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the fiduciary responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

          Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Certificates of a Series and the Trust.

          The Final Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests for purposes of the Final Regulation, the final Regulation contains an exception that may apply to the purchase of Certificates by a Benefit Plan. Under this exception, the issuer of a security is not deemed to hold plan assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly offered security" for purposes of the Final Regulation. A publicly offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered with the Commission under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

          In addition, the Final Regulation generally provides that if equity participation by "benefit plan investors" in the Certificates is not significant, the assets of a Benefit Plan holding Certificates of a Series will not include any of the underlying assets of the Trust. Equity participation by benefit plan investors is considered significant if immediately after the most recent acquisition of any equity interest in the Trust, 25% or more of the value of any class of equity interests in the Trust is held by benefit plan investors. In performing the percentage calculation, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the Trust or any person that provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of such persons (as defined in the Final Regulations) is disregarded. Thus, if such persons purchase Certificates, the 25% threshold will decrease. For purposes of the Final Regulation, a "benefit plan investor" includes any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not it is subject to ERISA), a plan described in Section 4975(e)(1) of the Code, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

          If interests in the Offered Certificates fail to meet the criteria of publicly offered securities and the equity participation by benefit plan investors is significant, the Trust's assets will be deemed to include assets of Benefit Plans that are Certificateholders. Consequently, transactions involving the Trust and parties in interest or disqualified persons with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of the Certificates may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interest in Certificates by such Benefit Plan could constitute a prohibited transaction.

          There are five class exemptions issued by the DOL that could apply in such event: (i) DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), (ii) 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), (iii) 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), (iv) 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and, (v) 96-23 (Class Exemption for Certain Transactions Determined by In-House Asset Managers).

There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

          If any Certificates are treated as equity interests in a partnership, a Benefit Plan could have its share of income from the partnership treated as "unrelated business taxable income" under the Code and thus taxable to the Benefit Plan. Furthermore, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity probably would be treated under the Code as unrelated debt-financed income taxable to the investor as unrelated business taxable income.

          In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Certificates should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

          In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL was required to issue final regulations not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. On December 22, 1997, the DOL issued proposed regulations, which have not been finalized at the date of this Prospectus but are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

                              PLAN OF DISTRIBUTION

          The Transferor may sell Certificates (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

          If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligation of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. After the initial public offering, the public offering price and other selling terms, including discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a "best efforts" basis for the period of its appointment.

          Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commission received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor and the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.


                                 LEGAL MATTERS

          It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series and the federal income tax consequences of such issuance will be passed upon for the Company and the Transferor by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters relating to the issuance of the Certificates of a Series will be passed upon for the underwriters by the counsel named in the Prospectus Supplement.

                         INDEX OF TERMS FOR PROSPECTUS
TERM                                                                        PAGE
----                                                                        ----

Accounts..............................................................  cover, 1
Accumulation Period...................................................        11
Additional Account Closing Date.......................................        39
Additional Account Cut Off Date.......................................        38
Additional Accounts...................................................         2
Adjustment............................................................        47
Adjustment Payment Obligation.........................................        47
Aggregate Automatic Addition Limit....................................        41
Aggregate Investor Amount.............................................        38
Aggregate Investor Percentage.........................................        44
Amortization Period...................................................         3
Automatic Additional Accounts.........................................         2
Bank..................................................................         1
Bankruptcy Code.......................................................        18
Base Rate.............................................................        25
Benefit Plans.........................................................        67
Cash Collateral Account...............................................        57
Cash Collateral Guaranty..............................................        57
Cede..................................................................         i
Cedel.................................................................         7
Cedel Participants....................................................        33
Certificate Owners....................................................         i
Certificate Rate......................................................         2
Certificateholders....................................................         i
Certificates..........................................................  cover, 1
Class.................................................................  cover, 1
Closing Date..........................................................         9
Code..................................................................        62
Collection Account....................................................         8
Collections...........................................................         1
Commission............................................................         i
Company...............................................................        ii
Controlled Accumulation Amount........................................        11
Controlled Amortization Amount........................................        10
Controlled Amortization Period........................................        10
Controlled Deposit Amount.............................................        11
Controlled Distribution Amount........................................        10
Cooperative...........................................................        33
CPS...................................................................     cover
Creation Date.........................................................        38
Credit Card Guidelines................................................        21
Default Amount........................................................        47
Defaulted Accounts....................................................         3
Defaulted Receivables.................................................        47
Defeased Series.......................................................        14
Definitive Certificates...............................................        34
Department Stores.....................................................         2
Depositaries..........................................................        31
Depositary............................................................        31
Depository............................................................        31

Disclosure Document...................................................         6
Discount Option.......................................................        25
Discount Option Receivable Collections................................        42
Discount Option Receivables...........................................        41
Discount Percentage...................................................        41
Dissolution Event.....................................................        50
Distribution Date.....................................................         8
DOL...................................................................        68
DTC...................................................................         i
DTC Rules.............................................................        32
Eligible Account......................................................        27
Eligible Originator...................................................        27
Eligible Receivable...................................................        27
Enhancement...........................................................         2
Enhancement Investor Amount...........................................        56
Enhancement Provider..................................................        41
ERISA.................................................................        15
Euroclear.............................................................        33
Euroclear Operator....................................................        33
Euroclear Participants................................................        33
Euroclear System......................................................        33
Excess Funding Account................................................     8, 46
Exchange..............................................................         6
Exchange Act..........................................................         i
Exchange Date.........................................................        37
Exchange Notice.......................................................        37
Exchangeable Transferor Certificate...................................         6
FASIT.................................................................    55, 65
FDIA..................................................................        19
FDIC..................................................................         4
Final Regulation......................................................        68
Final Regulations.....................................................        66
Final Termination Date................................................        49
Finance Charge Receivables............................................         4
Finance Charges.......................................................         4
FIRREA................................................................        19
Full Investor Amount..................................................        13
Funding Period........................................................        13
Global Securities.....................................................       I-1
Group.................................................................        12
Indirect Participants.................................................        32
Ineligible Receivable.................................................        38
Initial Cut-Off Date..................................................         2
Initial Investor Amount...............................................        14
Initial Seller, Initial Sellers.......................................        17
Interchange...........................................................         4
Interest Funding Account..............................................        35
Interest Period.......................................................         8
Investor Amount.......................................................         3
Investor Charge Off...................................................        47
Investor Default Amount...............................................        47
Investor Percentage...................................................         3
Investor Servicing Fee................................................         7
IRS...................................................................        63

L/C Bank..............................................................        57
McRae's...............................................................     cover
Minimum Aggregate Principal Receivables...............................        40
Minimum Transferor Amount.............................................        48
Minimum Transferor Interest Percentage................................        48
Monthly Period........................................................         9
Monthly Servicer Report...............................................        52
Monthly Servicing Fee.................................................        50
Moody's...............................................................        42
non-U.S. Certificate Owner............................................        63
Obligor...............................................................        20
OCC...................................................................        19
Offered Certificate...................................................         8
OID...................................................................        62
OID Regulations.......................................................        62
Paired Series.........................................................        14
Participants..........................................................        25
Participation Agreement...............................................        40
Participations........................................................        40
Pay Out Event.........................................................        49
Payment Date Statement................................................        52
PCC...................................................................     cover
Permitted Investments.................................................         1
Pooling and Servicing Agreement.......................................         1
Portfolio Yield.......................................................        21
Pre-Funded Amount.....................................................        13
Pre-Funding Account...................................................        13
Principal Account.....................................................        11
Principal Amortization Period.........................................        10
Principal Commencement Date...........................................         9
Principal Receivables.................................................         4
Principal Shortfalls..................................................        45
Principal Terms.......................................................         6
Proffitt's............................................................         7
Prospectus Supplement.................................................     cover
Qualified Institution.................................................        42
Rapid Amortization Period.............................................        12
Rating Agency.........................................................        15
Rating Agency Condition...............................................    37, 51
Receivables...........................................................     cover
Receivables Purchase Agreement, Receivables Purchase Agreements.......        17
Record Date...........................................................         5
Recoveries............................................................        47
Removed Accounts......................................................         5
Reserve Account.......................................................        58
Revolving Period......................................................         9
RTC...................................................................        61
Scheduled Payment Date................................................         9
Securities Act........................................................         i
Senior Certificates...................................................         3
Series................................................................     cover
Series Adjustment Amount..............................................        48
Series Supplement.....................................................         1
Service Transfer......................................................        51

Servicer.............................................................cover, 1, 7
Servicer Default.....................................................      51
Servicing Fee Percentage.............................................      50
Shared Excess Finance Charge Collections.............................      46
Shared Principal Collections.........................................      45
Shortfall Amount.....................................................      45
Special Tax Counsel..................................................      63
Spread Account.......................................................      58
Standard & Poor's....................................................      42
Stated Series Termination Date.......................................      49
Subordinated Certificates............................................       3
Subservicers.........................................................   cover
Terms and Conditions.................................................      33
Transfer Agent and Registrar.........................................      34
Transferor...........................................................cover, 1
Transferor Amount....................................................       3
Transferor Percentage................................................      30
Trust................................................................cover, 1
Trust Portfolio......................................................   cover
Trustee..............................................................cover, 1
U.S. Certificate Owner...............................................      63
U.S. Person..........................................................     I-3
UCC..................................................................      17

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered Proffitt's Credit Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

          Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

          Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow the credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date.
The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel

Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate of non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source.

          This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR INCORPORATED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, PCC, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED
HEREBY IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, PCC, THE TRUST OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPO-RATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Series Terms....................................................  S-5
Risk Factors .............................................................. S-10
Credit Card Program........................................................ S-12
Composition of the Trust Portfolio......................................... S-21
The Accounts............................................................... S-25
Use of Proceeds ........................................................... S-25
Maturity Assumptions....................................................... S-25
Receivables Yield Considerations........................................... S-27
Pool Factors .............................................................. S-28
Series Provisions.......................................................... S-29
Certain Federal Income Tax Consequences.................................... S-51
State and Local Tax Consequences........................................... S-53
Underwriting............................................................... S-54
Legal Matters.............................................................. S-56
Index of Key Terms......................................................... S-57
Annex I....................................................................  A-1

                                   PROSPECTUS

                                                                           PAGE
                                                                           ----
Prospectus Supplement.....................................................   i
Reports to Certificateholders.............................................   i
Available Information.....................................................   i
Incorporation of Certain Documents by Reference...........................   i
Cautionary Notice Regarding Forward-Looking Statements....................  ii
Prospectus Summary........................................................   1
Risk Factors..............................................................  17
Credit Card Program.......................................................  27
The Accounts..............................................................  27
The Trust.................................................................  28
Maturity Assumptions......................................................  28
Use of Proceeds...........................................................  29
The Company...............................................................  29
PCC.......................................................................  30
Description of the Certificates and the Pooling and Servicing Agreement...  30
Enhancement...............................................................  56
Certain Legal Aspects of the Receivables..................................  58
Certain Federal Income Tax Consequences...................................  62
State and Local Tax Consequences..........................................  67
ERISA Considerations......................................................  67
Plan of Distribution......................................................  69
Legal Matters.............................................................  70
Index of Terms for Prospectus.............................................  71
Annex I................................................................... I-1

                                  -----------

UNTIL JUNE 23, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                   PROFFITT'S
                            CREDIT CARD MASTER TRUST

                              $200,000,000 CLASS A
                        6.00% ASSET BACKED CERTIFICATES,
                                 SERIES 1998-2

                              $21,500,000 CLASS B
                        6.15% ASSET BACKED CERTIFICATES,
                                 SERIES 1998-2

                         PROFFITT'S CREDIT CORPORATION
                                   Transferor

                                PROFFITT'S, INC.
                                    Servicer

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                             PROSPECTUS SUPPLEMENT

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                    Underwriters of the Class A Certificates
                    ----------------------------------------
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                         BANCAMERICA ROBERTSON STEPHENS
                               J.P. MORGAN & CO.

                    Underwriter of the Class B Certificates
                    ---------------------------------------
                     NATIONSBANC MONTGOMERY SECURITIES LLC


                               DATED MAY 14, 1998

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